Filed Pursuant To Rule 424(b)(5)
Registration Nos. 333-126628, 333-126628-01, 333-126628-02
Prospectus Supplement to Prospectus Dated August 16, 2005
National City Credit Card Master Note Trust
Issuing Entity
National City Bank
Sponsor, Depositor, Seller and Servicer
Series 2005-1 Asset Backed Notes

	Class A Notes	Class B Notes	Class C Notes

Principal amount	$525,000,000	$36,000,000	$39,000,000
Interest rate	One-Month LIBOR plus 0.05% per year	One-Month LIBOR plus 0.19% per year	One-Month LIBOR plus 0.34% per year
Interest paid	Monthly on the 15th, beginning October 17, 2005	Monthly on the 15th, beginning October 17, 2005	Monthly on the 15th, beginning October 17, 2005
Scheduled principal payment date	August 16, 2010	August 16, 2010	August 16, 2010
Legal maturity date	August 15, 2012	August 15, 2012	August 15, 2012
Expected issuance date	August 23, 2005	August 23, 2005	August 23, 2005
Price to public	$525,000,000 (or 100%)	$36,000,000 (or 100%)	$39,000,000 (or 100%)
Underwriting discount	$1,312,500 (or 0.250%)	$117,000 (or 0.325%)	$146,250 (or 0.375%)
Proceeds to seller	$523,687,500 (or 99.750%)	$35,883,000 (or 99.675%)	$38,853,750 (or 99.625%)
You should consider carefully the risk factors beginning on page S-10 in this prospectus supplement and page 7 in the prospectus before you purchase any notes.
The notes are obligations of the National City Credit Card Master Note Trust only and do not represent interests in or obligations of National City Bank, its affiliates or any other person.
The primary asset of the issuing entity is the collateral certificate, Series 2005-CC, representing an undivided interest in the National City Credit Card Master Trust, whose assets include the receivables arising in a portfolio of revolving credit card accounts.
The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
Credit Enhancement:
The Class B notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A notes and the Class B notes. The Class C notes will have the benefit of a spread account.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
Underwriters of the Class A notes
JPMorgan

Credit Suisse First Boston

Morgan Stanley
NatCity Investments, Inc.
Underwriter of the Class B notes
JPMorgan
Underwriter of the Class C notes
JPMorgan
August 16, 2005

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus
       We provide information to you about the notes in two separate documents: (a) this prospectus supplement, which describes the specific terms of your series of notes and (b) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes.
      If the terms of your series of notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
      You should rely on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.
      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.
      Parts of this prospectus supplement and the accompanying prospectus use defined terms. You can find these terms and their definitions under the caption “Glossary of Defined Terms” beginning on page S-28 in this document and on page 85 in the accompanying prospectus.

i

Page

The Bank Portfolio	A-I-1
General	A-I-1
Delinquency and Loss Experience	A-I-1
Revenue Experience	A-I-2
Payment Rates	A-I-3
The Receivables	A-I-4
Master Trust Portfolio	A-I-4
Recent Addition to the Master Trust Portfolio	A-I-6
“Pro Forma” Master Trust Portfolio	A-I-8
Outstanding Series of Master Trust Investor Certificates	A-II-1

ii

Transaction Summary

Issuing Entity of the Notes:	National City Credit Card Master Note Trust
Seller, Servicer, Depositor, Sponsor:	National City Bank
Issuing Entity of the Collateral Certificate:	National City Credit Card Master Trust
Master Trust Trustee:	The Bank of New York (Delaware)
Indenture Trustee:	The Bank of New York
Owner Trustee:	Wilmington Trust Company
Expected Issuance Date:	August 23, 2005
Servicing Fee Rate:	2.00%
Clearance and Settlement:	DTC/Clearstream/Euroclear
Note Trust Assets:	Collateral Certificate
Collateral Certificate:	Undivided Beneficial Interest in the Master Trust Assets
Master Trust Assets:	Credit Card Receivables

	Class A Notes	Class B Notes	Class C Notes

Principal Amount:	$525,000,000	$36,000,000	$39,000,000
Anticipated Ratings: [1]
Moody’s/ S&P/ Fitch	Aaa/AAA/AAA	A2/A/A	Baa2/BBB/BBB
Credit Enhancement:	subordination of Class B and Class C notes	subordination of Class C notes	spread account
Interest Rate:	One-Month LIBOR plus 0.05% per year	One-Month LIBOR plus 0.19% per year	One-Month LIBOR plus 0.34% per year
Interest Accrual Method:	actual/ 360	actual/ 360	actual/ 360
Interest Payment Dates:	monthly (15th)	monthly (15th)	monthly (15th)
Interest Rate Index Determination Date:	2 London business days before each interest payment date	2 London business days before each interest payment date	2 London business days before each interest payment date
Scheduled Principal Payment Date:	August 16, 2010	August 16, 2010	August 16, 2010
Legal Maturity Date:	August 15, 2012	August 15, 2012	August 15, 2012
ERISA Eligibility (investors are cautioned to consult with their counsel):	Yes, subject to important considerations described under “Benefit Plan Investors” in the accompanying prospectus
Debt for United States Federal Income Tax Purposes (investors are cautioned to consult with their tax counsel):	Yes, subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus

[1]	It is a condition to issuance for each class of notes that one of these ratings be obtained.

Prospectus Supplement Summary
This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus supplement and the accompanying prospectus before you purchase any notes.
The Issuing Entity
The notes will be issued by the National City Credit Card Master Note Trust, a Delaware statutory trust, pursuant to an indenture supplement to an indenture, each between the issuing entity and the indenture trustee. The National City Credit Card Master Note Trust is referenced in this prospectus supplement and the accompanying prospectus as the issuing entity or the note trust.
The indenture trustee is The Bank of New York.
Securities Offered
National City Credit Card Master Note Trust is offering the Class A notes, the Class B notes and the Class C notes as part of Series 2005-1. These Series 2005-1 notes represent obligations of the note trust. Series 2005-1 will be the first series outstanding in a group of series issued by the note trust called group A.
The Class B notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A and Class B notes.
The note trust may issue other series of notes which may have different interest rates, interest payment dates, scheduled principal payment dates, legal maturity dates and other characteristics. See “The Notes — Issuances of New Series of Notes” in this prospectus supplement and “Description of the Notes — Issuances of New Series of Notes” in the prospectus.

Interest Payments
The Class A notes will accrue interest for each interest period at an annual note interest rate equal to LIBOR plus 0.05%.

The Class B notes will accrue interest for each interest period at an annual note interest rate equal to LIBOR plus 0.19%.
The Class C notes will accrue interest for each interest period at an annual note interest rate equal to LIBOR plus 0.34%.
For each class of the Series 2005-1 notes, interest will be calculated as follows:

Outstanding Dollar Principal Amount as of record date	×	Number of days in interest period 360	×	Note Interest Rate
Interest on the Series 2005-1 notes will begin to accrue on August 23, 2005 and will be calculated on the basis of a 360-day year and the actual number of days in the related interest period. Each interest period will begin on and include an interest payment date and end on but exclude the next interest payment date. However, the first interest period will begin on and include August 23, 2005, which is the issuance date, and end on but exclude October 17, 2005, which is the first interest payment date for the Series 2005-1 notes.
The note trust will make interest payments on the Series 2005-1 notes on a distribution date, which is the 15th day of each calendar month, beginning in October 2005. Interest payments due on a day that is not a business day in New York, New York will be made on the following business day.
The payment of interest on a senior class of notes on any interest payment date is senior to the payment of interest on subordinated classes of notes of Series 2005-1 on such date. Generally, no payment of interest will be made on any Class B note in Series 2005-1 until the required payment of interest has been made to the Class A notes in Series 2005-1. Similarly, generally, no payment of interest will be made on any Class C note in Series 2005-1 until the required payment of interest has been made to the Class A notes and the Class B notes in Series 2005-1. However, funds on deposit in the spread account will be available only to holders of Class C notes to cover shortfalls of interest on the Class C notes on any interest payment date.
You may obtain the note interest rates for the current and immediately preceding interest periods by telephoning The Bank of New York, the indenture trustee, at (212) 815-3247.

Principal Payments
You are expected to receive payment of the stated principal amount of your notes in full in one payment on August 16, 2010, or, if that date is not a business day, the next business day, which is called the scheduled principal payment date. However, principal could be paid earlier or later, or in reduced amounts. No principal will be paid to the Class B noteholders until the Class A noteholders are paid in full. No principal will be paid to the Class C noteholders until the Class A noteholders and Class B noteholders are paid in full. For a discussion of how principal is allocated, see “Deposit and Application of Funds — Application of Series 2005-1 Available Principal Amounts” in this prospectus supplement and “Description of the Notes — Principal” in the accompanying prospectus.
If the stated principal amount of your notes is not paid in full on the scheduled principal payment date due to insufficient funds or insufficient credit enhancement, noteholders will generally not have any remedies against the note trust until August 15, 2012, the legal maturity date for the Series 2005-1 notes.
If the stated principal amount of your notes is not paid in full on the scheduled principal payment date, then an early redemption event will occur with respect to Series 2005-1 and, subject to the principal payment rules described below under “— Credit Enhancement — Subordination,” principal and interest payments on the notes will be made monthly until they are paid in full or until the legal maturity date occurs, whichever is earlier.
Principal of the Series 2005-1 notes will be paid earlier than the scheduled principal payment date if any other early redemption event or an event of default and acceleration occurs with respect to the Series 2005-1 notes. See “The Indenture — Early Redemption Events” and “ — Events of Default” in the prospectus and “The Notes — Early Redemption of the Notes” in this prospectus supplement.
Risk Factors
Investment in the Series 2005-1 notes involves risks. You should consider carefully the risk factors beginning on page S-10 in this prospectus supplement and beginning on page 7 in the accompanying prospectus.
The Master Trust

Collateral for the Notes
The collateral certificate, which is the note trust’s primary source of funds for the payment of principal of and interest on the Series 2005-1 notes, is an investor certificate issued by the master trust. The collateral certificate represents an undivided beneficial interest in the assets of the master trust. The master trust’s assets primarily include credit card receivables from selected MasterCard® and Visa® revolving credit card accounts that meet the eligibility criteria for inclusion in the master trust. These eligibility criteria are discussed in the accompanying prospectus under “The Master Trust — Addition of Master Trust Assets.”
The credit card receivables in the master trust consist primarily of principal receivables and finance charge receivables. Principal receivables include amounts charged by cardholders for merchandise and services and amounts advanced to cardholders as cash advances. Finance charge receivables include periodic finance charges, cash advance fees, late fees and certain other fees billed to cardholders.
In addition, the bank is permitted to add to the master trust participations representing interests in a pool of assets primarily consisting of receivables arising under revolving credit card accounts owned by the bank and collections thereon.
See “Annex I” for financial information on the receivables and the accounts.

Other Master Trust Series
In addition to the collateral certificate, there may be other series of investor certificates issued by the master trust. Each series of investor certificates represents a beneficial interest in the receivables and the other master trust assets. See “Annex II: Outstanding Series of Master Trust Investor Certificates” for information on the outstanding investor certificates issued by the master trust.
Other series of certificates of the master trust and other series of notes of the note trust may be issued without the consent of any noteholders or investor certificateholders. See “New Issuances of Investor Certificates” and “Issuances of New Series of Notes” in the prospectus.
Nominal Liquidation Amount
The initial nominal liquidation amount of the Class A notes is $525,000,000. The initial nominal liquidation amount of the Class B notes is $36,000,000. The initial nominal liquidation amount of the Class C notes is $39,000,000. The nominal liquidation amount of Series 2005-1 is equal to the sum of the nominal liquidation amounts of the Class A notes, the Class B notes and the Class C notes.
The nominal liquidation amount of a class of notes corresponds to the portion of the invested amount of the collateral certificate that is allocable to support that class of notes. If the nominal liquidation amount of a class of notes is reduced by charge-offs resulting from uncovered defaults on the principal receivables in the master trust allocable to Series 2005-1, the principal of and interest on the Series 2005-1 notes may not be paid in full. If the nominal liquidation amount of the notes has been reduced, available principal amounts and finance charge amounts allocated to pay principal of and interest on the Series 2005-1 notes will be reduced.
For a more detailed discussion of nominal liquidation amount, see “Description of the Notes — Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount” in the prospectus.
Credit Enhancement

Subordination
Credit enhancement for the Class A notes and Class B notes will be provided through subordination.
The Class B notes generally will not receive interest payments on any payment date until the Class A notes have received their full interest payment on such date. The Class C notes generally will not receive interest payments on any payment date until the Class A notes and the Class B notes have received their full interest payment on such date.
Available principal amounts allocable to the Class B and Class C notes may be applied to make interest payments on the Class A notes or to pay a portion of the master trust servicing fee allocable to the Series 2005-1 notes. Available principal amounts allocable to the Class C notes may be applied to make interest payments on the Class A and Class B notes or to pay a portion of the master trust servicing fee allocable to the Series 2005-1 notes. Available principal amounts remaining on any payment date after any applications of such available principal amounts to pay interest on the senior classes of Series 2005-1 notes or for a portion of the master trust servicing fee allocable to Series 2005-1 will be first applied to make targeted deposits to the principal funding account for the senior classes of Series 2005-1 notes on such date before being applied to make required deposits to the principal funding account for the subordinated notes on such date.

Spread Account
The note trust will establish a spread account to provide credit enhancement solely for the Class C noteholders. Funds on deposit in the spread account will be available to the Class C noteholders to cover shortfalls of interest payable on interest payment dates. Funds on deposit in the spread account will also be available to Class C noteholders to cover certain shortfalls in principal. See “Deposit and Application of Funds — Withdrawals from the Spread Account.”
The spread account will initially not be funded. The spread account will not be funded unless and until the required spread account amount for a month exceeds the amount on deposit in the spread account for that month.
The following table indicates the spread account percentage applicable to the calculation of the required spread account amount to be on deposit in the spread account. For any month the amount required to be on deposit is equal to the spread account percentage (which corresponds to the applicable quarterly excess finance charge percentage as indicated in the following table) times the initial dollar principal amount of the Series 2005-1 notes.

Spread Account
Quarterly Excess Finance Charge Percentage	Percentage

4.75% or greater	0.00%
4.50% to 4.75%	1.25%
4.00% to 4.50%	1.75%
3.50% to 4.00%	2.75%
3.00% to 3.50%	4.00%
2.00% to 3.00%	5.00%
Less than 2.00%	6.00%
The quarterly excess finance charge percentage is the percentage equivalent of the sum of the excess finance charge percentage for an interest payment date and the immediately preceding two interest payment dates divided by three. However, for the first interest payment date, the quarterly excess finance charge percentage is the excess finance charge percentage for that interest payment date, and, for the November 2005 interest payment date, the quarterly excess finance charge percentage is the percentage equivalent of the sum of the excess finance charge percentage for that interest payment date and the October 2005 interest payment date divided by two.
The excess finance charge percentage for a month is determined by subtracting the base rate from the portfolio yield for that month. See “Glossary of Defined Terms” for a description of base rate and portfolio yield.
The amount targeted to be in the spread account will be adjusted monthly to the percentages specified in the table as the quarterly excess finance charge percentage rises or falls. If an early redemption event or event of default occurs with respect to the Class C notes, the required spread account amount will be the aggregate adjusted outstanding dollar principal amount of the Class C notes. See “Deposit and Application of Funds — Targeted Deposits to the Spread Account.”
Application of Finance Charge Collections
Finance charge collections and other amounts allocated to the Series 2005-1 notes, called Series 2005-1 finance charge amounts, will generally be applied each month to make the following payments or deposits in the following priority:

•	Class A monthly interest;

•	Class B monthly interest;

•	payment of master trust servicing fees;

•	treat as available principal amounts to cover defaults;

•	treat as available principal amounts to cover nominal liquidation amount deficits;

•	Class C monthly interest;

•	deposits, if necessary, to the reserve account;

•	deposits, if necessary, to the spread account;

•	if an event of default and acceleration occurs, treat as available principal amounts, if necessary;

•	shared excess finance charge amounts for other series of notes; and

•	excess finance charge collections for other series of master trust investor certificates.
For a detailed description of the application of Series 2005-1 finance charge amounts see “Deposit and Application of Funds.”
Application of Principal Collections
Principal collections and other amounts allocated to the Series 2005-1 notes, called Series 2005-1 available principal amounts, will generally be applied each month to make the following payments or deposits in the following priority:

•	interest shortfalls on the Class A notes;

•	interest shortfalls on the Class B notes;

•	shortfalls on the payment of master trust servicing fees;

•	principal payments or deposits on the Class A notes;

•	principal payments or deposits on the Class B notes;

•	principal payments or deposits on the Class C notes;

•	shared excess available principal amounts for other series of notes; and

•	shared principal collections for other series of master trust investor certificates.
For a detailed description of the application of Series 2005-1 available principal amounts see “Deposit and Application of Funds.”
Revolving Period
Until principal amounts are needed to be accumulated to pay the Series 2005-1 notes, principal amounts allocable to the Series 2005-1 notes will be applied to other series of notes issued by the note trust or other series of investor certificates issued by the master trust which are amortizing or accumulating principal or paid to the bank as holder of the master trust seller interest. This period is commonly referred to as the revolving period. Unless an early redemption event or event of default for the Series 2005-1 notes occurs, the revolving period is expected to end twelve calendar months prior to the scheduled principal payment date. However, if the servicer reasonably expects to need less than twelve months to fully accumulate the outstanding dollar principal amount of the Series 2005-1 notes by the scheduled principal payment date, the end of the revolving period may be delayed.
Reserve Account
The note trust will establish a reserve account to assist with the distribution of interest on the Series 2005-1 notes.
The reserve account will initially not be funded. The reserve account will begin to be funded no later than 3 months prior to the end of the revolving period or the first distribution date after an early redemption event or event of default and acceleration for Series 2005-1 occurs. The amount targeted to be deposited in the reserve account will be equal to 0.5% of the aggregate outstanding dollar principal amount of the Series 2005-1 notes, or such other amount designated by the note trust. See “Deposit and Application of Funds — Targeted Deposits to the Reserve Account.”
Early Redemption of Notes
The early redemption events applicable to all series of notes, including the Series 2005-1 notes, are described in the accompanying prospectus. In addition, if for any date the average portfolio yield for any 3 consecutive monthly periods is reduced to a rate which is less than the average base rate for such 3 consecutive monthly periods, an early redemption event for the Series 2005-1 notes will occur. See “Description of the Notes — Early Redemption of Notes” and “The Indenture — Early Redemption Events” in the prospectus.
Optional Redemption by the Note Trust
The servicer has the right, but not the obligation, to direct the note trust to redeem the Series 2005-1 notes in whole but not in part on any day on or after the day on which the aggregate nominal liquidation amount of the Series 2005-1 notes is reduced to less than 5% of the initial outstanding dollar principal amount of the Series 2005-1 notes. This repurchase option is referred to as a clean-up call.
If the note trust is directed to redeem the Series 2005-1 notes, it will notify the registered holders at least thirty days prior to the redemption date. The redemption price of a note will equal 100% of the outstanding principal amount of that note, plus accrued but unpaid interest on the note up to but excluding the date of redemption.
If the note trust is unable to pay the redemption price in full on the redemption date, monthly payments on the Series 2005-1 notes will thereafter be made, subject to the principal payment rules described above under “— Credit Enhancement — Subordination,” until either the principal of and accrued interest on the Series 2005-1 notes are paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the principal funding account or the spread account for the Series 2005-1 notes will be applied to make the principal and interest payments on the notes on the redemption date.
Events of Default
The Series 2005-1 notes are subject to certain events of default described in “The Indenture — Events of Default” in the prospectus. For a description of the remedies upon an event of default, see “The Indenture — Events of Default Remedies” in the prospectus and “Deposit and Application of Funds — Sale of Credit Card Receivables” in this prospectus supplement.
Note Trust Accounts
The note trust has established a principal funding account, a reserve account and a spread account for the benefit of the Series 2005-1 notes.
Each month, distributions on the collateral certificate will be allocated to each series of notes, including the Series 2005-1 notes. The amounts allocated to the Series 2005-1 notes plus any other amounts to be treated as finance charge amounts and available principal amounts for the Series 2005-1 notes will then be allocated to:
      — the principal funding account;
      — the reserve account;
      — the spread account;
      — any other note trust account; and

—	the other purposes as specified in this prospectus supplement.
Security for the Notes
The Series 2005-1 notes are secured by a shared security interest in:

•	the collateral certificate;

•	the principal funding account;

•	the reserve account; and

•	the spread account.
However, the Series 2005-1 notes are entitled to the benefits of only that portion of those assets allocated to them under the indenture and the Series 2005-1 indenture supplement.
See “The Notes — Sources of Funds to Pay the Notes — The Collateral Certificate” and “— The Note Trust Accounts” in this prospectus supplement and “Sources of Funds to Pay the Notes — The Collateral Certificate” in the prospectus.
Limited Recourse to the Note Trust
The sole sources of payment for principal of or interest on these Series 2005-1 notes are provided by:

•	the portion of the available principal amounts and finance charge amounts allocated to the Series 2005-1 notes and available to the Series 2005-1 notes after giving effect to any reallocations, payments and deposits for senior notes; and

•	funds in the applicable note trust accounts for the Series 2005-1 notes.
Series 2005-1 noteholders will have no recourse to any other assets of the note trust or any other person or entity for the payment of principal of or interest on these Series 2005-1 notes.
However, following a sale of credit card receivables due to an event of default and acceleration with respect to the Series 2005-1 notes or on the legal maturity date for the Series 2005-1 notes, as described in “Deposit and Application of Funds — Sale of Credit Card Receivables” in this prospectus supplement and “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables” in the prospectus, the Series 2005-1 noteholders have recourse only to the proceeds of that sale and funds in the applicable note trust accounts for Series 2005-1.
Shared Excess Finance Charge Amounts
The Series 2005-1 notes will be included in “Group A.” In addition to Series 2005-1, the note trust may issue other series of notes that are included in Group A. As of the date of this prospectus supplement, Series 2005-1 is the only series of notes issued by the note trust.
To the extent that finance charge amounts allocated to Series 2005-1 are available after the required applications of such amounts as described in “Deposit and Application of Funds — Application of Series 2005-1 Finance Charge Amounts” in this prospectus supplement, these unused finance charge amounts, called shared excess finance charge amounts, will be applied to cover shortfalls in finance charge amounts for other series of notes in Group A. In addition, Series 2005-1 may receive the benefits of shared excess finance charge amounts from other series in Group A, and other series of investor certificates issued by the master trust, to the extent finance charge amounts for such other series are not needed for such series.
See “Deposit and Application of Funds — Shared Excess Finance Charge Amounts” in this prospectus supplement and “Sources of Funds to Pay the Notes — The Collateral Certificate” and “— Deposit and Application of Funds” in the prospectus.
Shared Excess Available Principal Amounts
To the extent that Series 2005-1 available principal amounts are available after the required applications of such amounts as described in the first four clauses of “Deposit and Application of Funds — Application of Series 2005-1 Available Principal Amounts” in this prospectus supplement, these excess available principal amounts will be applied to cover shortfalls in principal amounts for other series of notes in Group A. In addition, the Series 2005-1 notes may receive the benefits of excess available principal amounts from other series of notes in Group A, and other series of investor certificates issued by the master trust, to the extent the available principal amounts for such other series are not needed for such series.
See “Deposit and Application of Funds — Shared Excess Available Principal Amounts” in this prospectus supplement and “Sources of Funds to Pay the Notes — General” and “— Deposit and Application of Funds” in the accompanying prospectus.
Ratings
It is a condition to the issuance of your notes that one of the ratings set forth under “Transaction Summary” above be obtained for each of the Class A notes, Class B notes and the Class C notes.
A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date. A rating does not address the likelihood of payment of principal of a note on its scheduled principal payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early redemption event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.
See “Risk Factors — Credit Ratings Assigned to Your Notes are Limited in Nature” in the prospectus.
Federal Income Tax Consequences
Subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the note trust, is of the opinion that under existing law your Series 2005-1 notes will be characterized as debt for federal income tax purposes, and that the note trust will not be classified as an association or publicly traded partnership taxable as a corporation and accordingly will not be subject to federal income tax. By your acceptance of a Series 2005-1 note, you will agree to treat your Series 2005-1 note as debt for federal, state and local income and franchise tax purposes. See “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws.
ERISA Considerations
Subject to important considerations described under “Benefit Plan Investors” in the accompanying prospectus, the Series 2005-1 notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. By purchasing the notes, each investor purchasing on behalf of employee benefit plans or individual retirement accounts will be deemed to certify that the purchase and subsequent holding of the notes by the investor would be exempt from the prohibited transaction rules of ERISA and/or Section 4975 of the Internal Revenue Code. A fiduciary or other person contemplating purchasing a Series 2005-1 note on behalf of someone with “plan assets” of any plan or account should consult with its counsel regarding whether the purchase or holding of such Series 2005-1 note could give rise to a transaction prohibited or not otherwise permissible under ERISA and/or Section 4975 of the Internal Revenue Code.

Risk Factors
       The risk factors disclosed in this section and in “Risk Factors” in the accompanying prospectus describe the principal risk factors of an investment in the Series 2005-1 notes.

Only Some of the Assets of the Note Trust Are Available for Payments on Any Series of Notes

The sole sources of payment of principal of and interest on your series of notes are provided by:

•	the portion of the available principal amounts and finance charge amounts allocated to your series of notes; and

•	funds in the applicable note trust accounts for your series of notes.

As a result, you must rely only on the particular allocated assets as security for your series of notes for repayment of the principal of and interest on your notes. You will not have recourse to any other assets of the note trust or any other person for payment of your notes. See “The Notes — Sources of Funds to Pay the Notes” in this prospectus supplement and “Sources of Funds to Pay the Notes” in the accompanying prospectus.

In addition, if there is a sale of credit card receivables due to an event of default and acceleration or on the legal maturity date, as described in “Deposit and Application of Funds — Sale of Credit Card Receivables” in this prospectus supplement and “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables” in the accompanying prospectus, your series of notes has recourse only to the proceeds of that sale and any amounts then on deposit in the note trust accounts allocated to and held for the benefit of your series of notes.

Ability to Resell Your Series of Notes Not Assured

If you purchase Series 2005-1 notes, you may not be able to sell them. There is currently no secondary market for the notes. A secondary market for your notes may not develop. If a secondary market does develop, it may not continue or it may not provide sufficient liquidity to allow you to resell all or part of your notes if you want to do so.

Class B Notes and Class C Notes Are Subordinated and Bear Losses before Class A Notes

Class B notes of your series are subordinated in right of payment of principal and interest to Class A notes, and Class C notes of your series are subordinated in right of payment of principal and interest to Class A notes and Class B notes.

In your series of notes, finance charge amounts are first used to pay interest due to Class A noteholders, then to pay interest due to Class B noteholders, then to pay the master trust servicing fee, then to cover defaults on principal receivables in the master trust, then to reimburse previous reductions to the nominal liquidation amount and then to pay interest due to Class C noteholders. If finance charge amounts are not sufficient to pay interest on all classes of notes and the other amounts described above, the notes may not receive full payment of interest if, in the case of Class A and Class B notes, reallocated available principal amounts, and in the case of Class C notes, amounts on deposit in the spread account, are insufficient to cover the shortfall.

In your series of notes, available principal amounts may be reallocated to pay interest on senior classes of notes of your series and to pay a portion of the master trust servicing fee allocable to your series to the extent that finance charge amounts are insufficient to make such payments. In addition, charge-offs due to defaulted principal receivables in the master trust allocable to your series generally are reallocated from the senior classes to the subordinated classes of your series. If these reallocations of available principal amounts and charge-offs are not reimbursed from finance charge amounts, the full stated principal amount of the subordinated classes of notes will not be repaid. See “Description of the Notes — Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount — Nominal Liquidation Amount” in the prospectus and “Deposit and Application of Funds — Application of Series 2005-1 Available Principal Amounts” in this prospectus supplement.

In addition, after application to pay interest on senior classes of notes or to pay a portion of the master trust servicing fee allocable to your series of notes, available principal amounts are first used to pay principal due to Class A noteholders, next to pay principal due to Class B noteholders, and lastly to pay principal due to Class C noteholders.

If there is a sale of the credit card receivables owned by the master trust due to an event of default and acceleration with respect to your series of notes, the net proceeds of the sale allocable to principal payments with respect to the collateral certificate will generally be used first to pay amounts due to Class A noteholders, next to pay amounts due to Class B noteholders, and lastly, to pay amounts due to Class C noteholders. This could cause a loss to Class A, Class B or Class C noteholders if the amount available to them is not enough to pay the Class A, Class B or Class C notes in full.

Yield and Payments on the Receivables could Decrease Resulting in the Receipt of Principal Payment Earlier than the Scheduled Principal Payment Date

There is no assurance that the stated principal amount of your notes will be paid on its scheduled principal payment date.

A significant decrease in the amount of credit card receivables in the master trust for any reason could result in an early redemption event and in early payment of your notes, as well as decreased protection to you against defaults on the credit card receivables. In addition, the effective yield on the credit card receivables owned by the master trust could decrease due to, among other things, a change in periodic finance charges on the credit card accounts, an increase in the level of delinquencies or increased convenience use of the card whereby cardholders pay their credit card balance in full each month and incur no finance charges. This could reduce the amount of finance charge amounts. If the average portfolio yield for any 3 consecutive monthly periods is less than the average base rate for such 3 consecutive monthly periods, an early redemption event will occur and could result in an early payment of your notes. See “Prospectus Supplement Summary — Early Redemption of Notes” and “The Notes — Early Redemption of the Notes.”

See “Risk Factors” in the prospectus for a discussion of other circumstances under which you may receive principal payments earlier or later than the scheduled principal payment date.

Glossary
       This prospectus supplement and the accompanying prospectus use defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page S-28 in this prospectus supplement and beginning on page 85 in the accompanying prospectus.
National City Bank
       At its June 30, 2005 Call Report, the bank had total deposits of approximately $38 billion, total assets of approximately $70 billion and total equity of approximately $7 billion. A call report is required to be prepared in accordance with regulatory accounting principles, which differ in some respects from generally accepted accounting principles. See “The Bank’s Credit Card Activities” in the accompanying prospectus.
The Notes
       The Series 2005-1 notes will be issued pursuant to the indenture and an indenture supplement. The following discussion and the discussion under “Description of the Notes” and “The Indenture” in the prospectus summarize the material terms of the notes, the indenture and the Series 2005-1 indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the Series 2005-1 indenture supplement.
      The Series 2005-1 notes will be issued in denomination of $5,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. See “Description of the Notes — Book-Entry Notes” and “— Definitive Notes” in the prospectus. Payments of interest and principal will be made on each distribution date on which those amounts are due to the noteholders in whose names the Series 2005-1 notes are registered on the related record date, which will be the last day of the calendar month preceding that distribution date.
      Series 2005-1 will be included in Group A for the purpose of Shared Excess Finance Charge Amounts and Shared Excess Available Principal Amounts. The Series 2005-1 notes will be issued in classes comprised of Class A notes, Class B notes and Class C notes.
      The note trust will pay principal of and interest on the Series 2005-1 notes solely from the portion of Series 2005-1 Finance Charge Amounts and Series 2005-1 Available Principal Amounts and from other amounts which are available to the Series 2005-1 notes under the indenture and the Series 2005-1 indenture supplement after giving effect to all allocations and reallocations. If those sources are not sufficient to pay the Series 2005-1 notes, Series 2005-1 noteholders will have no recourse to any other assets of the note trust or any other person or entity for the payment of principal of or interest on those notes.
Subordination of Interest and Principal
      Principal and interest payments on Class B notes and Class C notes of Series 2005-1 are subordinated to payments on Class A notes of Series 2005-1. Subordination of Class B notes and Class C notes of Series 2005-1 provides credit enhancement for Class A notes of Series 2005-1.
      Principal and interest payments on Class C notes of Series 2005-1 are subordinated to payments on Class A notes and Class B notes of Series 2005-1. Subordination of Class C notes of Series 2005-1 provides credit enhancement for Class A notes and Class B notes of Series 2005-1.
      Series 2005-1 Available Principal Amounts may be reallocated to pay interest on senior classes of notes or to pay a portion of the master trust servicing fee allocable to Series 2005-1, subject to certain limitations. In addition, charge-offs due to uncovered defaults on principal receivables in the master trust allocable to Series 2005-1 generally are reallocated from the senior classes to the subordinated classes of Series 2005-1. See “Description of the Notes — Stated Principal Amount, Outstanding Dollar Principal

Amount and Nominal Liquidation Amount — Nominal Liquidation Amount” and “The Master Trust — Defaulted Receivables; Rebates and Fraudulent Charges” in the prospectus.
Issuances of New Series of Notes
      The note trust may issue new series of notes so long as the conditions to issuance listed in “Description of the Notes — Issuances of New Series of Notes” in the prospectus are satisfied. The note trust and the indenture trustee are not required to obtain the consent of any noteholder of any outstanding series, class or tranche to issue any new series of notes.
      If the note trust obtains confirmation from each rating agency that has rated any outstanding notes that the issuance of a new series of notes will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes rated by that rating agency, then some of the conditions to issuance described under “Description of the Notes — Issuances of New Series of Notes” in the prospectus may be eliminated or modified.
Sources of Funds to Pay the Notes
     The Collateral Certificate
      The primary source of funds for the payment of principal of and interest on the notes is the collateral certificate issued by the master trust to the note trust. For a description of the collateral certificate, the master trust and its assets, see “Sources of Funds to Pay the Notes — The Collateral Certificate” and “The Master Trust” in the prospectus.
     The Note Trust Accounts
      The note trust will establish a principal funding account and a reserve account for the benefit of Series 2005-1, and a spread account for the benefit of the Class C notes of Series 2005-1.
      Each month, distributions on the collateral certificate will be allocated to each series of notes (including Series 2005-1) as described in the accompanying prospectus, and then paid to the noteholders or allocated to the principal funding account, the reserve account or the spread account to make payments as further specified in “Deposit and Application of Funds.”
      Funds on deposit in the principal funding account will be used to make payments of principal of the Series 2005-1 notes when such payments are due. Payments of interest and principal will be due in the month when the funds are available to be distributed, deposited into the accounts, or in later months.
      If the note trust anticipates that Series 2005-1 Available Principal Amounts will not be enough to pay the stated principal amount of a note on its scheduled principal payment date, the note trust may begin to apply Series 2005-1 Available Principal Amounts in months before the scheduled principal payment date and deposit those funds into the principal funding account.
      On each distribution date when amounts are targeted to be deposited into the principal funding account as described under “— Targeted Deposits of Available Principal Amounts to the Principal Funding Account — Accumulation Deposits” or on the first distribution date after an early redemption event or event of default and acceleration occurs, withdrawals, if any, will be made from the reserve account and applied as described under “Deposit and Application of Funds — Withdrawals from the Reserve Account” in this prospectus supplement.
     Limited Recourse to the Note Trust; Security for the Notes
      The collateral certificate is allocated a portion of collections of Finance Charge Receivables, collections of Principal Receivables, its share of the payment obligation on the master trust servicing fee and its share of defaults on Principal Receivables in the master trust based on the investor percentage. Series 2005-1 and the other series of notes are secured by a shared security interest in the collateral certificate and the collection account of the note trust, but each series of notes (including Series 2005-1) is entitled to the benefits of only that portion of those assets allocable to it under the indenture and the applicable indenture supplement. Therefore, only a portion of the collections allocated to the collateral certificate are available to Series 2005-1. Similarly, Series 2005-1 notes are entitled only to their allocable share of Series 2005-1 Finance Charge Amounts, Series 2005-1 Available Principal Amounts, amounts on deposit in the applicable note trust accounts, and proceeds of the sale of credit card receivables by the master trust. Noteholders will have no recourse to any other assets of the note trust or any other person or entity for the payment of principal of or interest on the notes.
Early Redemption of the Notes
      The early redemption events applicable to all notes are described in “The Indenture — Early Redemption Events” in the prospectus. In addition, if for any date the average Portfolio Yield for any three consecutive monthly periods is less than the average Base Rate for such three consecutive monthly periods, an early redemption event for the Series 2005-1 notes will occur.
Deposit and Application of Funds
       The indenture specifies how Finance Charge Amounts (primarily consisting of collections of Finance Charge Receivables allocated and paid to the collateral certificateholder) and Available Principal Amounts (primarily consisting of collections of Principal Receivables allocated and paid to the collateral certificateholder) will be allocated among the multiple series of notes issued by the note trust and secured by the collateral certificate. The Series 2005-1 indenture supplement specifies how Series 2005-1 Finance Charge Amounts (which are Series 2005-1’s share of Finance Charge Amounts plus other amounts treated as Series 2005-1 Finance Charge Amounts) and Series 2005-1 Available Principal Amounts (which are the Series 2005-1’s share of Available Principal Amounts plus other amounts treated as Series 2005-1 Available Principal Amounts) will be distributed or deposited into the note trust accounts established for Series 2005-1 to provide for the payment of interest on and principal of the Series 2005-1 notes as payments become due. In addition, the Series 2005-1 indenture supplement specifies how defaults on Principal Receivables in the master trust and the master trust servicing fee will be allocated to the collateral certificate and Series 2005-1. The following sections summarize those provisions.
Series 2005-1 Finance Charge Amounts
      Series 2005-1 Finance Charge Amounts will consist of the following amounts:

•	Series 2005-1’s share of collections of Finance Charge Receivables allocated and paid to the collateral certificateholder. See “Sources of Funds to Pay the Notes — The Collateral Certificate” and “— Deposit and Application of Funds” in the prospectus.

•	Withdrawals from the reserve account.

On each distribution date from and after no later than 3 months prior to August 1, 2009, the indenture trustee, acting pursuant to the servicer’s instructions, will deposit Series 2005-1 Finance Charge Amounts remaining after giving effect to the first six applications described under “— Application of Series 2005-1 Finance Charge Amounts” below up to 0.5% of the aggregate outstanding dollar principal amount of Series 2005-1 into the reserve account.

On each distribution date when amounts are targeted to be deposited into the principal funding account as described under “— Targeted Deposits of Available Principal Amounts to the Principal Funding Account — Accumulation Deposits” or on or before the first distribution date after an early redemption event or an event of default and acceleration occurs, a withdrawal will be made from the reserve account to assist in the payment of interest on the Series 2005-1 notes, and the amount of this withdrawal will be included as Series 2005-1 Finance Charge Amounts.

•	Any Shared Excess Finance Charge Amounts allocable to Series 2005-1.
      See “— Shared Excess Finance Charge Amounts” in this prospectus supplement.

Application of Series 2005-1 Finance Charge Amounts
      On each distribution date, the indenture trustee will apply Series 2005-1 Finance Charge Amounts as follows:

•	first, an amount equal to Class A Monthly Interest for that distribution date, plus the amount of any Class A Monthly Interest previously due but not distributed to the Class A noteholders on a prior distribution date, plus the amount of any Class A Additional Interest for that distribution date and any Class A Additional Interest previously due but not distributed to the Class A noteholders on a prior distribution date, to the paying agent for payment to the Class A noteholders;

•	second, an amount equal to Class B Monthly Interest for that distribution date, plus the amount of any Class B Monthly Interest previously due but not distributed to the Class B noteholders on a prior distribution date, plus the amount of any Class B Additional Interest for that distribution date and any Class B Additional Interest previously due but not distributed to the Class B noteholders on a prior distribution date, to the paying agent for payment to the Class B noteholders;

•	third, to pay Series 2005-1’s share of the master trust servicing fee, plus any previously due and unpaid master trust servicing fee allocable to Series 2005-1, to the servicer (unless this amount of the servicing fee or a portion of it is netted against deposits in the collection account as described in “The Master Trust — Application of Collections” in the prospectus);

•	fourth, to be treated as Series 2005-1 Available Principal Amounts in an amount equal to the Series 2005-1 Investor Default Amount for the preceding month;

•	fifth, to be treated as Series 2005-1 Available Principal Amounts in an amount equal to the Nominal Liquidation Amount Deficits, if any, of the Series 2005-1 notes;

•	sixth, an amount equal to Class C Monthly Interest for that distribution date, plus the amount of any Class C Monthly Interest previously due but not distributed to the Class C noteholders on a prior distribution date, plus the amount of any Class C Additional Interest for that distribution date and any Class C Additional Interest previously due but not distributed to the Class C noteholders on a prior distribution date, to the paying agent for payment to the Class C noteholders;

•	seventh, to make the targeted deposit to the reserve account, if any;

•	eighth, to make the targeted deposit to the spread account, if any;

•	ninth, if an event of default and acceleration occurs, to be treated as Series 2005-1 Available Principal Amounts in an amount up to the outstanding dollar principal amount of the notes minus the amount of Series 2005-1 Available Principal Amounts (not taking into account amounts available pursuant to this clause) and any amounts on deposit in the principal funding account, if any;

•	tenth, to be treated as Shared Excess Finance Charge Amounts for other series of notes issued by the note trust; and

•	eleventh, to be treated as excess finance charge collections to cover shortfalls, if any, in finance charge collections for series of investor certificates (other than the collateral certificate) issued by the master trust.
Determination of Monthly Interest
      Class A Monthly Interest. The amount of Class A Monthly Interest distributable for the Class A notes on any distribution date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (B) the Class A note rate and (ii) the outstanding dollar principal amount of the Class A notes as of the close of business on the last day of the prior monthly period.

      On the determination date prior to each distribution date, the servicer shall determine the Class A Interest Shortfall. If the Class A Interest Shortfall for any distribution date is greater than zero, the Class A Additional Interest shall be payable as described under “—Application of Series 2005-1 Finance Charge Amounts” to the Class A notes on each distribution date following that distribution date to and including the distribution date on which that Class A Interest Shortfall is paid to the Class A noteholders.
      Class B Monthly Interest. The amount of Class B Monthly Interest distributable for the Class B notes on any distribution date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (B) the Class B note rate and (ii) the outstanding dollar principal amount of the Class B notes as of the close of business on the last day of the prior monthly period.
      On the determination date prior to each distribution date, the servicer shall determine the Class B Interest Shortfall. If the Class B Interest Shortfall for any distribution date is greater than zero, the Class B Additional Interest shall be payable as described under “—Application of Series 2005-1 Finance Charge Amounts” to the Class B notes on each distribution date following that distribution date to and including the distribution date on which that Class B Interest Shortfall is paid to the Class B noteholders.
      Class C Monthly Interest. The amount of Class C Monthly Interest distributable for the Class C notes on any distribution date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (B) the Class C note rate and (ii) the outstanding dollar principal amount of the Class C notes as of the close of business on the last day of the prior monthly period.
      On the determination date prior to each distribution date, the servicer shall determine the Class C Interest Shortfall. If the Class C Interest Shortfall for any distribution date is greater than zero, the Class C Additional Interest shall be payable as described under “—Application of Series 2005-1 Finance Charge Amounts” to the Class C notes on each distribution date following that distribution date to and including the distribution date on which that Class C Interest Shortfall is paid to the Class C noteholders.
Allocations of Reductions from Charge-Offs
      On each distribution date if and when the Series 2005-1 Investor Default Amount exceeds the remaining Series 2005-1 Finance Charge Amounts available after giving effect to the first three clauses described under “—Application of Series 2005-1 Finance Charge Amounts” above for the prior month, the amount of such excess will be allocated on that date to each class of the Series 2005-1 notes as set forth below.
      Such amount will first be allocated to the Class C notes, however no such allocation of charge-offs will reduce the nominal liquidation amount of any Class C notes below zero. Second, any remaining amounts not allocated to the Class C notes will be allocated to the Class B notes, however no such allocation will reduce the nominal liquidation amount of any Class B notes below zero. Finally, any remaining amounts not allocated to the Class C notes or the Class B notes as described in the preceding sentences will be allocated to the Class A notes until the nominal liquidation amount of the Class A notes is zero.
      For each class of notes, the nominal liquidation amount of that class will be reduced by an amount equal to the amount that is allocated to that class of notes as described above.
Allocations of Reimbursements of Nominal Liquidation Amount Deficits
      If there are Series 2005-1 Finance Charge Amounts available after the first four applications described under “— Application of Series 2005-1 Finance Charge Amounts” above to reimburse any

Nominal Liquidation Amount Deficits on any distribution date, such funds will be allocated to a class of notes as follows:

•	first, to the Class A notes,

•	second, to the Class B notes, and

•	third, to the Class C notes.
      In no event will the nominal liquidation amount of a class of notes be increased above the Adjusted Outstanding Dollar Principal Amount of such class.
Series 2005-1 Available Principal Amounts
      Series 2005-1 Available Principal Amounts will consist of the following items:

•	Series 2005-1’s share of collections of Principal Receivables allocated and paid to the collateral certificateholder.

•	Any Shared Excess Available Principal Amounts from other series of notes available to Series 2005-1.

•	The amount of Series 2005-1 Finance Charge Amounts to be treated as Series 2005-1 Available Principal Amounts as described in “— Application of Series 2005-1 Finance Charge Amounts.”
Application of Series 2005-1 Available Principal Amounts
      On each distribution date, the indenture trustee will apply Series 2005-1 Available Principal Amounts as follows:

•	first, for each month, if Series 2005-1 Finance Charge Amounts are insufficient to pay Class A Monthly Interest, then Series 2005-1 Available Principal Amounts (in an amount not to exceed the nominal liquidation amount of the Class B notes and the Class C notes as of that distribution date after giving effect to any reductions described under “—Allocations of Reductions from Charge-Offs”) shall be distributed to the paying agent for payment to the Class A noteholders equal to the amount of the deficiency of the targeted amount to be deposited into the collection account for the Class A notes;

•	second, for each month, if Series 2005-1 Finance Charge Amounts are insufficient to pay Class B Monthly Interest, then Series 2005-1 Available Principal Amounts (in an amount not to exceed the nominal liquidation amount of the Class C notes as of that distribution date after giving effect to any reductions described under “—Allocations of Reductions from Charge-Offs” minus the aggregate amount of Series 2005-1 Available Principal Amounts reallocated as described in the first clause above) shall be distributed to the paying agent for payment to the Class B noteholders equal to the amount of the deficiency of the targeted amount to be deposited into the collection account for the Class B notes;

•	third, for each month, if Series 2005-1 Finance Charge Amounts are insufficient to pay the portion of the master trust servicing fee allocable to Series 2005-1, then Series 2005-1 Available Principal Amounts (in an amount not to exceed the aggregate nominal liquidation amount of the Class B notes and the Class C notes as of that distribution date after giving effect to any reductions described under “—Allocations of Reductions from Charge-Offs” minus the aggregate amount of Series 2005-1 Available Principal Amounts reallocated as described in the first and second clauses above) will be paid to the servicer in an amount equal to the deficiency;

•	fourth, to make the targeted deposits to the principal funding account as described below under “— Targeted Deposits of Available Principal Amounts to the Principal Funding Account;”

•	fifth, to be treated, to the extent needed, as Shared Excess Available Principal Amounts for the benefit of other series of notes in Group A; and

•	sixth, to be treated as shared principal collections to cover shortfalls, if any, in principal collections for the benefit of series of investor certificates (other than the collateral certificate) issued by the master trust.
      A series of notes for which credit card receivables have been sold by the master trust as described in “— Sale of Credit Card Receivables” will not be entitled to receive any further allocations of Finance Charge Amounts or Available Principal Amounts.
      The Invested Amount of the collateral certificate is the sum of the nominal liquidation amounts of each series of notes issued by the note trust and outstanding and, therefore, will be reduced by the amount of Available Principal Amounts used to make deposits into any note trust account for a series, payments to the servicer and deposits into the principal funding account for a series. If the Invested Amount of the collateral certificate is reduced because Available Principal Amounts have been used to make deposits into any note trust account or payments to the servicer or because of charge-offs due to uncovered defaults on principal receivables in the master trust, the amount of Finance Charge Amounts and Available Principal Amounts allocated to the collateral certificate and the amount of Series 2005-1 Finance Charge Amounts and Series 2005-1 Available Principal Amounts will be reduced unless the reduction in the Invested Amount is reimbursed from amounts described above in the fifth item in “ — Application of Series 2005-1 Finance Charge Amounts.”
Reductions to the Nominal Liquidation Amount of Subordinated Classes from Reallocations of Series 2005-1 Available Principal Amounts
      Each reallocation of Series 2005-1 Available Principal Amounts to cover shortfalls in interest for the Class A notes as described in the first clause of “— Application of Series 2005-1 Available Principal Amounts” will reduce the nominal liquidation amount of the Class C notes (after giving effect to any reductions described under “—Allocations of Reductions from Charge-Offs”).
      Each reallocation of Series 2005-1 Available Principal Amounts to cover shortfalls in interest for the Class A notes as described in the first clause of “— Application of Series 2005-1 Available Principal Amounts” which does not reduce the nominal liquidation amount of Class C notes pursuant to the preceding paragraph will reduce the nominal liquidation amount of the Class B notes (after giving effect to any reductions described under “—Allocations of Reductions from Charge-Offs”).
      Each reallocation of Series 2005-1 Available Principal Amounts to cover shortfalls in interest for the Class B notes as described in the second clause of “— Application of Series 2005-1 Available Principal Amounts” will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs) of the Class C notes.
      Each reallocation of Series 2005-1 Available Principal Amounts paid to the servicer as described in the third clause of “— Application of Series 2005-1 Available Principal Amounts” will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs and any reductions described under “—Allocations of Reductions from Charge-Offs”) of the Class C notes.
      Each reallocation of Series 2005-1 Available Principal Amounts paid to the servicer as described in the third clause of “— Application of Series 2005-1 Available Principal Amounts” which does not reduce the nominal liquidation amount of Class C notes as described above will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs and any reductions described under “—Allocations of Reductions from Charge-Offs”) of the Class B notes.
      None of such reallocations will reduce the nominal liquidation amount of the Class B notes or the Class C notes below zero.

Limit on Allocations of Series 2005-1 Available Principal Amounts and Series 2005-1 Finance Charge Amounts
      Each class of notes will be allocated Series 2005-1 Available Principal Amounts and Series 2005-1 Finance Charge Amounts solely to the extent of its nominal liquidation amount. Therefore, if the nominal liquidation amount of any class of notes has been reduced due to reallocations of Series 2005-1 Available Principal Amounts to cover payments of interest or the master trust servicing fee or due to charge-offs for uncovered defaults on Principal Receivables in the master trust, such class of notes will not be allocated Series 2005-1 Available Principal Amounts or Series 2005-1 Finance Charge Amounts to the extent of such reductions. However, any other amounts allocated to Series 2005-1, any funds in the principal funding account, and in the case of Class C notes, any funds in the spread account, will still be available to pay principal of and interest on that class of notes. If the nominal liquidation amount of a class of notes has been reduced due to reallocation of Series 2005-1 Available Principal Amounts to pay interest on senior classes of notes or the master trust servicing fee, or due to charge-offs for uncovered defaults on Principal Receivables in the master trust, it is possible for that class’s nominal liquidation amount to be increased by allocations of Series 2005-1 Finance Charge Amounts. However, there are no assurances that there will be any Series 2005-1 Finance Charge Amounts for such allocations.
Targeted Deposits of Available Principal Amounts to the Principal Funding Account
      The amount targeted to be deposited into the principal funding account in any month will be the highest of the following amounts. For any month in which the full targeted deposit was not made, the related amount targeted below for the following month will include the amount of the shortfall. Amounts deposited into the principal funding account will be applied first to pay the principal of the Class A notes, until paid in full, then to pay principal on the Class B notes, until paid in full, and then to pay principal on the Class C notes, until paid in full.

•	Scheduled Principal Payment Date. For the month before the scheduled principal payment date of the Series 2005-1 notes, the deposit targeted for that month is equal to the nominal liquidation amount of Series 2005-1 as of the close of business on the last day of such month, determined after giving effect to any charge-offs for uncovered defaults on Principal Receivables in the master trust and any reallocations, payments or deposits allocated to that series occurring on the distribution date with respect to that month.

•	Accumulation Deposits. Each month beginning with August 1, 2009, the deposit targeted to be made into the principal funding account for Series 2005-1 will be $50,000,000. The note trust may postpone the date of the targeted deposits under the previous sentence. If the note trust and the servicer determine that less than twelve months would be required to accumulate Series 2005-1 Available Principal Amounts necessary to pay the Series 2005-1 notes on its scheduled principal payment date, using conservative historical information about payment rates of Principal Receivables under the master trust and after taking into account all of the other expected payments of principal of the master trust investor certificates and notes to be made in the next twelve months, then the start of the targeted deposits may be postponed each month by one month, with proportionately larger targeted deposits for each month of postponement.

•	Event of Default, Early Redemption Event or Other Optional or Mandatory Redemption. If the Series 2005-1 notes have been accelerated after the occurrence of an event of default during a month, or an early redemption event or other optional or mandatory redemption has occurred with respect to the Series 2005-1 notes, the deposit targeted for the Series 2005-1 notes with respect to that month and each following month will equal the nominal liquidation amount of the Series 2005-1 notes as of the close of business on the last day of the preceding month, determined after giving effect to reallocations, payments or deposits occurring on the distribution date with respect to that month.

Withdrawals from the Principal Funding Account
      On each principal payment date, with respect to the Series 2005-1 notes, an amount equal to the principal due on the Series 2005-1 notes will be withdrawn from the principal funding account and paid to the paying agent; provided, however, that the aggregate amount remitted to the paying agent will not exceed the outstanding dollar principal amount of the Series 2005-1 notes. Payments made by the paying agent on each principal payment date shall be made first to the Class A noteholders, until payment in full of the outstanding principal amount of the Class A notes, second to the Class B noteholders, until payment in full of the outstanding principal amount of the Class B notes, and third to the Class C noteholders, until payment in full of the outstanding principal amount of the Class C notes.
Calculation of Nominal Liquidation Amounts
      On or before each distribution date, the note trust shall calculate the nominal liquidation amount of the Class A notes which shall be the following amount:

(i) the initial dollar principal amount of the Class A notes, plus

(ii) the aggregate amount of all reimbursements of the Nominal Liquidation Amount Deficit for the Class A notes as described in the fifth clause of “— Application of Series 2005-1 Finance Charge Amounts” above on or before that date determined as described in “— Allocation of Reimbursements of Nominal Liquidation Amount Deficits” above; minus

(iii) the aggregate amount of the reduction of the nominal liquidation amount of Class A notes resulting from an allocation of charge-offs on or before that date, as described in “— Allocations of Reductions from Charge-Offs” above for the Class A notes; minus

(iv) an amount equal to the lesser of (x) the aggregate amount on deposit in the principal funding account (after giving effect to any deposits, allocations, reallocations or withdrawals to be made on such date) and (y) the outstanding dollar principal amount of the Class A notes; minus

(v) the aggregate amount of principal payments made to the Class A noteholders on or before that date;
provided, however, that (1) the nominal liquidation amount of the Class A notes may never be less than zero, (2) the nominal liquidation amount of the Class A notes may never be greater than the outstanding dollar principal amount of the Class A notes and (3) the nominal liquidation amount of the Class A notes following a sale of receivables as described under “— Sale of Credit Card Receivables” below will be zero.
      On or before each distribution date, the note trust shall calculate the nominal liquidation amount of the Class B notes which shall be the following amount:

(i) the initial dollar principal amount of the Class B notes, plus

(ii) the aggregate amount of all reimbursements of the Nominal Liquidation Amount Deficit for the Class B notes as described in the fifth clause of “— Application of Series 2005-1 Finance Charge Amounts” above determined as described in “— Allocation of Reimbursements of Nominal Liquidation Amount Deficits” above; minus

(iii) the amount of the reduction of the nominal liquidation amount of Class B notes resulting from any reallocations of Series 2005-1 Available Principal Amounts as described in the first and third clauses of “— Application of Series 2005-1 Available Principal Amounts” above on or before such date; minus

(iv) the aggregate amount of the reduction of the nominal liquidation amount of Class B notes resulting from an allocation of charge-offs on or before that date, as described in “— Allocations of Reductions from Charge-Offs” above for the Class B notes; minus

(v) an amount equal to the lesser of (x) the aggregate amount on deposit in the principal funding account (after giving effect to any deposits, allocations, reallocations or withdrawals to be made on such date) minus the Adjusted Outstanding Dollar Principal Amount of the Class A notes and (y) the outstanding dollar principal amount of the Class B notes; minus

(vi) the aggregate amount of principal payments made to the Class B noteholders on or before that date;

provided, however, that (1) the nominal liquidation amount of the Class B notes may never be less than zero, (2) the nominal liquidation amount of the Class B notes may never be greater than the outstanding dollar principal amount of the Class B notes and (3) the nominal liquidation amount of the Class B notes following a sale of receivables as described under “— Sale of Credit Card Receivables” below will be zero.
      On or before each distribution date, the note trust shall calculate the nominal liquidation amount of the Class C notes which shall be the following amount:

(i) the initial dollar principal amount of the Class C notes, plus

(ii) the aggregate amount of all reimbursements of the Nominal Liquidation Amount Deficit for the Class C notes as described in the fifth clause of “— Application of Series 2005-1 Finance Charge Amounts” above, determined as described in “— Allocation of Reimbursements of Nominal Liquidation Amount Deficits” above; minus

(iii) the amount of the reduction of the nominal liquidation amount of Class C notes resulting from any reallocations of Series 2005-1 Available Principal Amounts as described in the first, second and third clauses of “— Application of Series 2005-1 Available Principal Amounts” above on or before such date; minus

(iv) the aggregate amount of the reduction of the nominal liquidation amount of Class C notes resulting from an allocation of charge-offs on or before that date, as described in “— Allocations of Reductions from Charge-Offs” above for the Class C notes; minus

(v) an amount equal to the lesser of (x) the aggregate amount on deposit in the principal funding account (after giving effect to any deposits, allocations, reallocations or withdrawals to be made on such date) minus the aggregate of the Adjusted Outstanding Dollar Principal Amounts of the Class A notes and the Class B notes and (y) the outstanding dollar principal amount of the Class C notes; minus

(vi) the aggregate amount of principal payments made to the Class C noteholders on or prior to such date;
provided, however, that (1) the nominal liquidation Amount of the Class C notes may never be less than zero, (2) the nominal liquidation amount of the Class C notes may never be greater than the outstanding dollar principal amount of the Class C notes and (3) the nominal liquidation amount of the Class C notes following a sale of receivables as described under “— Sale of Credit Card Receivables” below will be zero.
      The nominal liquidation amount for Series 2005-1 will be the sum of the nominal liquidation amounts of the Class A notes, the Class B notes and the Class C notes.
Sale of Credit Card Receivables
      Credit card receivables may be sold upon an event of default and acceleration with respect to the Series 2005-1 notes and on the legal maturity date of those notes. See “The Indenture — Events of Default” and “The Master Trust — Pay Out Events” in the prospectus.
      If the Series 2005-1 notes have an event of default and are accelerated before their legal maturity date, the master trust may sell credit card receivables in an amount up to the nominal liquidation amount of Series 2005-1 plus any accrued, past due or additional interest on Series 2005-1 if the conditions described in “The Indenture — Events of Default” in the prospectus are satisfied. This sale will take place at the option of the indenture trustee or at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of Series 2005-1. However, a sale will only be permitted if at least one of the following conditions is met:

•	the holders of 90% of the aggregate outstanding dollar principal amount of the Series 2005-1 notes consent;

•	the net proceeds of such sale (plus amounts on deposit in the applicable note trust accounts) would be sufficient to pay all amounts due on the Series 2005-1 notes; or

•	if the indenture trustee determines that the funds to be allocated to the Series 2005-1 notes, including the Series 2005-1 Finance Charge Amounts and Series 2005-1 Available Principal Amounts, and amounts on deposit in the applicable accounts, may not be sufficient on an ongoing basis to make all payments on the Series 2005-1 notes as such payments would have become due if such obligations had not been declared due and payable, and 66 2/3% of the Series 2005-1 noteholders consent to the sale.
      If principal of or interest on the Series 2005-1 notes has not been paid in full on its legal maturity date (after giving effect to any allocations, deposits and distributions to be made on such date), the sale will automatically take place and the proceeds from such a sale will be immediately paid to the Series 2005-1 noteholders.
      The amount of credit card receivables sold will be up to the nominal liquidation amount of, plus any accrued, past due and additional interest on, the Series 2005-1 notes that directed the sale to be made. The nominal liquidation amount of the Series 2005-1 notes that directed the sale to be made will be automatically reduced to zero upon such sale. After such sale, no more Series 2005-1 Available Principal Amounts or Series 2005-1 Finance Charge Amounts will be allocated to Series 2005-1.
      A series of notes that has directed sales of credit card receivables is not outstanding under the indenture.
      After giving effect to a sale of receivables for the Series 2005-1 notes, the amount of proceeds may be less than the outstanding dollar principal amount of Series 2005-1. This deficiency can arise because of a Nominal Liquidation Amount Deficit or if the sale price for the receivables was less than the outstanding dollar principal amount. These types of deficiencies will not be reimbursed unless, in the case of Class C notes only, there are sufficient amounts in the spread account.
      Any amount remaining on deposit in any note trust account for the Series 2005-1 notes that has received final payment as described in “— Final Payment of the Notes” and that has caused a sale of receivables will be treated as Series 2005-1 Finance Charge Amounts and be allocated as described in “— Application of Series 2005-1 Finance Charge Amounts.”
Targeted Deposits to the Spread Account
      The spread account will initially not be funded. The spread account will not be funded unless and until the quarterly Excess Finance Charge Percentage falls below a level set forth in “Prospectus Supplement Summary — Spread Account.” The spread account will be funded on each distribution date, as necessary, from Series 2005-1 Finance Charge Amounts as described under “— Application of Series 2005-1 Finance Charge Amounts.”
Withdrawals from the Spread Account
      Withdrawals will be made from the spread account, but in no event more than the amount on deposit in the spread account, in the following order:

•	Payments of Interest. If the amount available to pay Class C Monthly Interest is insufficient to pay in full the amounts which are required, the amount of the deficiency will be withdrawn from the spread account and paid to the Class C noteholders in respect of interest on the Class C notes.

•	Payments of Principal. If, on and after the earliest to occur of (i) the date on which Series 2005-1 is accelerated pursuant to the indenture following an event of default with respect to Series 2005-1, (ii) any date on or after the scheduled principal payment date on which the Class A notes and the Class B notes have been paid in full and the amount on deposit in the principal funding account available to pay principal of the Class C notes plus the aggregate amount on deposit in the spread account for the Class C notes equals or exceeds the outstanding dollar principal amount of such Class C notes and (iii) the legal maturity date, the amount on deposit in the principal funding account is insufficient to pay in full the amounts for which withdrawals are required, the amount of the deficiency in the principal funding account for the payment of principal of the Class C notes will be withdrawn from the spread account and deposited into the principal funding account for the Class C notes on the distribution date before the date of the applicable withdrawal required as described in “—Withdrawals from the Principal Funding Account” above.

•	Withdrawal of Excess Amounts. If the aggregate amount on deposit in the spread account exceeds the amount required to be on deposit in the spread account, the amount of such excess will be withdrawn from the spread account and paid to the note trust. Upon payment in full of the Class C notes, any amount on deposit in the spread account will be paid to the note trust.

Targeted Deposits to the Reserve Account
      If more than one accumulation deposit is targeted for a series of notes, the reserve account will be funded for such series no later than three months prior to the date on which an accumulation deposit is first targeted for such series as described under “— Targeted Deposits of Available Principal Amounts to the Principal Funding Account.” The reserve account for a series of notes will be funded on each distribution date, as necessary, from Series 2005-1 Finance Charge Amounts as described under “— Application of Series 2005-1 Finance Charge Amounts.”
Withdrawals from the Reserve Account
      Withdrawals will be made from the reserve account, but in no event more than the amount on deposit in the reserve account, in the following order:

•	Interest. On each distribution date when amounts are targeted to be deposited into the principal funding account as described under “— Targeted Deposits of Available Principal Amounts to the Principal Funding Account — Accumulation Deposits” or on or before the first distribution date after an early redemption event or an event of default and acceleration occurs, the note trust will calculate for each class of notes the amount of any shortfall of net investment earnings for amounts on deposit in the principal funding account for Series 2005-1 over the amount of interest that would have accrued on such deposit if such investments had borne interest at the applicable note interest rate (or other rate specified in the Series 2005-1 indenture supplement) for the prior month. If there is any such shortfall for that distribution date, or any unpaid shortfall from any earlier distribution date, the note trust will withdraw the sum of those amounts from the reserve account, to the extent available, and treat such amounts as Series 2005-1 Finance Charge Amounts for such month.

•	Payment to Note Trust. Upon the earlier to occur of (i) the payment in full of the Series 2005-1 notes and (ii) the first distribution date on or following an early redemption event for the Series 2005-1 notes, after any withdrawals described above on such date, any remaining amount on deposit in the reserve account will be paid to the note trust.
Final Payment of the Notes
      Noteholders are entitled to payment of principal in an amount equal to the outstanding dollar principal amount of their respective notes. However, Available Principal Amounts will be allocated to pay principal on the notes only up to their nominal liquidation amount, which will be reduced for charge-offs due to uncovered defaults of Principal Receivables in the master trust and reallocations of Available Principal Amounts to pay interest on senior classes of notes or a portion of the master trust servicing fee allocable to such notes. In addition, if a sale of receivables occurs, as described in “— Sale of Credit Card Receivables,” the amount of receivables sold will be limited to the nominal liquidation amount of, plus any accrued, past due or additional interest on, Series 2005-1. If the nominal liquidation amount of Series 2005-1 has been reduced, Series 2005-1 noteholders will receive full payment of principal only to the extent proceeds from the sale of receivables or amounts previously deposited in a note trust account for the Series 2005-1 notes are sufficient to pay the full principal amount.

      On the date of a sale of receivables, the proceeds of such sale will be available to pay the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, Series 2005-1.
      The Series 2005-1 notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the note trust will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the stated principal amount of and all accrued, past due and additional interest on the Series 2005-1 notes;

•	the date on which the outstanding dollar principal amount of the Series 2005-1 notes is reduced to zero, and all accrued, past due or additional interest on the Series 2005-1 notes is paid in full;

•	the legal maturity date of the Series 2005-1 notes, after giving effect to all deposits, allocations, reallocations, sales of credit card receivables and payments to be made on that date; or

•	the date on which a sale of receivables has taken place with respect to Series 2005-1, as described in “— Sale of Credit Card Receivables.”
Shared Excess Finance Charge Amounts
      Series 2005-1 Finance Charge Amounts for any month remaining after making the ninth application described under “— Application of Series 2005-1 Finance Charge Amounts” will be available for allocation to other series of notes in Group A. Such excess including excesses, if any, from other series of notes in Group A, called Shared Excess Finance Charge Amounts, will be allocated to cover certain shortfalls in Finance Charge Amounts for series of notes in Group A, if any, which have not been covered out of Finance Charge Amounts allocable to such series. If these shortfalls exceed Shared Excess Finance Charge Amounts for any month, Shared Excess Finance Charge Amounts will be allocated pro rata among the applicable series in Group A based on the relative amounts of those shortfalls in Finance Charge Amounts. To the extent that Shared Excess Finance Charge Amounts exceed those shortfalls, the balance will, first, be treated as excess finance charge collections to cover similar shortfalls, if any, in finance charge collections for series of investor certificates (other than the collateral certificate) issued by the master trust. For Series 2005-1, Shared Excess Finance Charge Amounts, to the extent available and allocated to Series 2005-1, will cover shortfalls in the first six applications described in “— Application of Series 2005-1 Finance Charge Amounts.”
Shared Excess Available Principal Amounts
      For any month, Series 2005-1 Available Principal Amounts that are not needed to make targeted deposits to the principal funding account as described in “— Application of Series 2005-1 Available Principal Amounts” above will be available for allocation to other series of notes in Group A. Such amounts, including excesses, if any, from other series of notes in Group A, called Shared Excess Available Principal Amounts, will be allocated to cover shortfalls in Available Principal Amounts for other series of notes in Group A, if any, which have not been covered out of Available Principal Amounts allocable to such series. If these shortfalls exceed Shared Excess Available Principal Amounts for any month, Shared Excess Available Principal Amounts will be allocated pro rata among the applicable series of notes in Group A based on the relative amounts of those shortfalls. To the extent that Shared Excess Available Principal Amounts exceed those shortfalls, the balance will be treated as Shared Principal Collections to cover shortfalls, if any, in principal collections for series of investor certificates (other than the collateral certificate) issued by the master trust. For the Series 2005-1 notes, Shared Excess Available Principal Amounts, to the extent available and allocated to the Series 2005-1 notes, will cover shortfalls in the first four applications described in “— Application of Series 2005-1 Available Principal Amounts” above.

Underwriting
       Subject to the terms and conditions of the underwriting agreement for the Series 2005-1 notes, the note trust has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Series 2005-1 notes set forth opposite its name:

Class A Underwriters	Principal Amount

J.P. Morgan Securities Inc.	$131,250,000
Credit Suisse First Boston LLC	131,250,000
Morgan Stanley & Co. Incorporated	131,250,000
NatCity Investments, Inc.	131,250,000

Total	$525,000,000

Class B Underwriter	Principal Amount

J.P. Morgan Securities Inc.	$36,000,000

Total	$36,000,000

Class C Underwriter	Principal Amount

J.P. Morgan Securities Inc.	$39,000,000

Total	$39,000,000

      In the underwriting agreement, the underwriters of the Class A notes (the “Class A underwriters”) have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class A notes offered hereby if any of the Class A notes are purchased, the underwriter of the Class B notes (the “Class B underwriter”) has agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class B notes offered hereby if any of the Class B notes are purchased, and the underwriter of the Class C notes (the “Class C underwriter”) has agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class C notes offered hereby if any of the Class C notes are purchased.
      The Class A underwriters propose initially to offer the Class A notes to the public at 99.750% of their principal amount and to certain dealers at that price less concessions not in excess of 0.150% of the principal amount of the Class A notes. The Class A underwriters may allow, and the dealers may reallow, concessions not in excess of 0.075% of the principal amount of the Class A notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A underwriters.
      The Class B underwriter proposes initially to offer the Class B notes to the public at 99.675% of their principal amount and to certain dealers at that price less concessions not in excess of 0.195% of the principal amount of the Class B notes. The Class B underwriter may allow, and the dealers may reallow, concessions not in excess of 0.0975% of the principal amount of the Class B notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B underwriter.
      The Class C underwriter proposes initially to offer the Class C notes to the public at 99.625% of their principal amount and to certain dealers at that price less concessions not in excess of 0.225% of the principal amount of the Class C notes. The Class C underwriter may allow, and the dealers may reallow, concessions not in excess of 0.1125% of the principal amount of the Class C notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class C underwriter.
      After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.

      Each underwriter of the Series 2005-1 notes has agreed that:

•	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 the “FSMA”) with respect to anything done by it in relation to the Series 2005-1 notes in, from or otherwise involving the United Kingdom; and

•	it has only and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Series 2005-1 notes in circumstances in which Section 21(1) of the FSMA does not apply to the note trust.
      In connection with the sale of the Series 2005-1 notes, the underwriters may engage in:

•	over-allotments, in which members of the syndicate selling the Series 2005-1 notes sell more notes than the note trust actually sold to the syndicate, creating a syndicate short position;

•	stabilizing transactions, in which purchases and sales of the Series 2005-1 notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•	syndicate covering transactions, in which members of the selling syndicate purchase the Series 2005-1 notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•	penalty bids, by which the underwriters reclaim a selling concession from a syndicate member when any of the Series 2005-1 notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.
      These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Series 2005-1 notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.
      The note trust and the bank will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities.
      NatCity Investments, Inc., one of the Class A underwriters, is an affiliate of the bank.
      The note trust will receive proceeds of approximately $598,424,250 from the sale of the notes (representing 99.750% of the principal amount of each Class A note, 99.675% of the principal amount of each Class B note, and 99.625% of the principal amount of each Class C note) after paying the underwriting discount of $1,575,750 (representing 0.250% of the principal amount of each Class A note, 0.325% of the principal amount of each Class B note, and 0.375% of the principal amount of each Class C note). Proceeds to the note trust will be paid to the bank. See “Use of Proceeds” in the prospectus. Additional offering expenses, which will be paid by the bank, are estimated to be $685,000.

Glossary of Defined Terms
       “Base Rate” means, for any monthly period, the annualized percentage equivalent of a fraction:

•	the numerator of which is equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest and the Series 2005-1 monthly servicing fee for the related distribution date; and

•	the denominator of which is the nominal liquidation amount as of the last day of the preceding monthly period.
      “Class A Additional Interest” means, for any distribution date, an amount equal to the product of:

(1)(a) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (b) the Class A note interest rate, and

(2) the Class A Interest Shortfall.
      “Class A Interest Shortfall” means, for any distribution date, the excess, if any, of:

(1) the Class A Monthly Interest for that distribution date, over

(2) the aggregate amount of funds allocated and available to pay Class A Monthly Interest on that distribution date.
      “Class A Monthly Interest” means, for any distribution date, an amount equal to the product of:

(1)(a) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (b) the Class A note interest rate, and

(2) the outstanding dollar principal amount of the Class A notes as of the close of business on the last day of the prior monthly period.
      “Class B Additional Interest” means, for any distribution date, an amount equal to the product of:

(1)(a) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (b) the Class B note interest rate, and

(2) the Class B Interest Shortfall.
      “Class B Interest Shortfall” means, for any distribution date, the excess, if any, of:

(1) the Class B Monthly Interest for that distribution date, over

(2) the aggregate amount of funds allocated and available to pay Class B Monthly Interest on that distribution date.
      “Class B Monthly Interest” means, for any distribution date, an amount equal to the product of:

(1)(a) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (b) the Class B note interest rate, and

(2) the outstanding dollar principal amount of the Class B notes as of the close of business on the last day of the prior monthly period.
      “Class C Additional Interest” means, for any distribution date, an amount equal to the product of:

(1)(a) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (b) the Class C note interest rate, and

(2) the Class C Interest Shortfall.

      “Class C Interest Shortfall” means, for any distribution date, the excess, if any, of:

(1) the Class C Monthly Interest for that distribution date, over

(2) the aggregate amount of funds allocated and available to pay Class C Monthly Interest on that distribution date.
      “Class C Monthly Interest” means, for any distribution date, an amount equal to the product of:

(1)(a) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (b) the Class C note interest rate, and

(2) the outstanding dollar principal amount of the Class C notes as of the close of business on the last day of the prior monthly period.
      “Excess Finance Charge Percentage” shall mean, with respect to any distribution date, the amount, if any, by which the Portfolio Yield for the preceding month exceeds the Base Rate for such month.
      “LIBOR” means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks selected by the beneficiary of the note trust at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by four major banks in New York City, selected by the beneficiary of the note trust, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.
      “LIBOR Determination Date” means (i) August 19, 2005 for the period from and including the issuance date to but excluding October 17, 2005 and (ii) for each interest period thereafter, the second London Business Day prior to the interest payment date on which such interest period commences.
      “London Business Day” means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.
      “Nominal Liquidation Amount Deficit” means, for any class or series of notes, the excess, if any, of the Adjusted Outstanding Dollar Principal Amount of that class or series over the nominal liquidation amount of that class or series.
      “Portfolio Yield” means, for any month, the annualized percentage equivalent of a fraction:

•	the numerator of which is equal to:

—	the Series 2005-1 Finance Charge Amounts for the related distribution date; plus

—	the net investment earnings, if any, in the principal funding account for the Series 2005-1 notes on such distribution date; plus

—	the amount withdrawn from the reserve account for such monthly period as described under “Deposit and Application of Funds — Withdrawals from the Reserve Account” in this prospectus supplement; minus

—	the Investor Default Amount allocated to Series 2005-1 for such monthly period; and

•	the denominator of which is the Weighted Average Finance Charge Allocation Amount of Series 2005-1 for such month.

      “Series 2005-1 Finance Charge Amounts” means, for any month, the amounts to be treated as Series 2005-1 Finance Charge Amounts as described in “Deposit and Application of Funds — Series 2005-1 Finance Charge Amounts.”
      “Series 2005-1 Available Principal Amounts” means, for any month, the sum of (i) the Available Principal Amounts allocated to Series 2005-1, (ii) any amounts of Series 2005-1 Finance Charge Amounts available to cover defaults on Principal Receivables in the master trust allocable to Series 2005-1 or any deficits in the nominal liquidation amount of the Series 2005-1 notes, (iii) any amounts of Series 2005-1 Finance Charge Amounts applied as described in the ninth clause under “Deposit and Application of Funds — Application of Series 2005-1 Finance Charge Amounts” in this prospectus supplement and (iv) any Shared Excess Available Principal Amounts allocated to Series 2005-1 as described in “Deposit and Application of Funds — Shared Excess Available Principal Amounts” in this prospectus supplement.
      “Series 2005-1 Investor Default Amount” means, for any month, the sum, for each day during such month, of:

•	the Investor Default Amounts for each day during such month, times

•	the Finance Charge Allocation Amount for Series 2005-1 for such day, divided by the Finance Charge Allocation Amount for all series of notes for such day.
      “Shared Excess Available Principal Amounts” has the meaning described in “Deposit and Application of Funds — Shared Excess Available Principal Amounts” in this prospectus supplement.
      “Shared Excess Finance Charge Amounts” has the meaning described in “Deposit and Application of Funds — Shared Excess Finance Charge Amounts” in this prospectus supplement.
      “Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

Annex I
The Bank Portfolio
       The information provided in this Annex I is an integral part of the prospectus supplement.
General
      Set forth below is certain information with respect to the Bank Portfolio. See “The Bank’s Credit Card Activities” in the prospectus. The accounts have been selected from Eligible Accounts, determined as of the Master Trust Cut-off Date, in the designated portfolio. The designated portfolio is a portion of the Bank Portfolio that consists of accounts owned by the bank and originated by the bank or institutions acquired by the bank. As of the end of the day on June 30, 2005, the receivables in the Master Trust Portfolio represented approximately 80% of the Bank Portfolio. Because the Master Trust Portfolio is only a portion of the Bank Portfolio, actual delinquency, loss, yield and payment rate characteristics of the receivables in the master trust may be different from that set forth below for the Bank Portfolio. We cannot assure you that the delinquency, loss, yield and payment rate characteristics for the receivables in the future will be similar to the historical experience of the Bank Portfolio as set forth below.
Delinquency and Loss Experience
      The following tables set forth the delinquency experience for the Bank Portfolio at the dates shown and loss experience for the Bank Portfolio for each of the periods shown. Any particular segment of the Bank Portfolio may have delinquency and loss characteristics that differ from those of the overall Bank Portfolio.
Delinquency Experience
The Bank Portfolio
(Dollars in Thousands)

			December 31,

	June 30, 2005		2004		2003

		Percentage		Percentage		Percentage
		of Total		of Total		of Total
	Receivables	Receivables	Receivables	Receivables	Receivables	Receivables

Receivables Outstanding(1)	$2,340,756	100.00%	$2,517,795	100.00%	$2,557,885	100.00%
Receivables Delinquent:
30-59 Days	$36,186	1.55%	$34,948	1.39%	$38,355	1.50%
60-89 Days	21,693	0.93	23,203	0.92	24,562	0.96
90 or More Days	28,296	1.21	32,293	1.28	31,952	1.25
Total	$86,175	3.68%	$90,444	3.59%	$94,869	3.71%

	December 31,

	2002		2001		2000

		Percentage		Percentage		Percentage
		of Total		of Total		of Total
	Receivables	Receivables	Receivables	Receivables	Receivables	Receivables

Receivables Outstanding(1)	$2,307,403	100.00%	$2,203,056	100.00%	$2,281,235	100.00%
Receivables Delinquent:
30-59 Days	$41,378	1.79%	$40,572	1.84%	$40,618	1.78%
60-89 Days	25,593	1.11	24,082	1.09	25,545	1.12
90 or More Days	19,901	0.86	21,152	0.96	15,255	0.67
Total	$86,872	3.76%	$85,806	3.89%	$81,418	3.57%

(1)	“Receivables Outstanding” on the accounts consist of all amounts due from cardholders as posted to the accounts at the dates shown.

A-I-1

Loss Experience
The Bank Portfolio
(Dollars in Thousands)

			Year Ended December 31,
	Six Months Ended
	June 30, 2005		2004	2003

Average Receivables Outstanding(1)	$2,384,196		$2,456,037	$2,425,236
Gross Charge-Offs(2)	$81,560		$157,659	$147,120
Recoveries(3)	7,615		10,670	10,529
Net Charge-Offs	73,945		146,989	136,591
Net Charge-Offs as a percentage of Average Receivables Outstanding	6.20	%(4)	5.98%	5.63%

	Year Ended December 31,

	2002	2001	2000

Average Receivables Outstanding(1)	$2,172,462	$2,138,498	$2,078,853
Gross Charge-Offs(2)	$138,356	$127,592	$106,072
Recoveries(3)	11,612	24,157	21,211
Net Charge-Offs	126,744	103,435	84,861
Net Charge-Offs as a percentage of Average Receivables Outstanding	5.83%	4.84%	4.08%

(1)	“Average Receivables Outstanding” is the average of the daily receivable balance during the period indicated.

(2)	“Gross Charge-Offs” are total principal and interest charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

(3)	“Recoveries” are total recoveries with respect to charged-off accounts owned by the bank.

(4)	Annualized.
      The bank’s delinquency and loss rates at any time reflect, among other factors, the credit quality of the credit card accounts, the average seasoning of the bank’s accounts, the success of the bank’s collection efforts and general economic conditions. The industry continues to experience intense competition, which results in increased account turnover and higher costs per account. The bank’s focus continues to be to optimize the profitability of each account within the context of acceptable risk characteristics. As the bank increases market penetration, it will continue to focus on segments of the credit market which have been highly profitable, and the bank believes its delinquency and loss rates will generally follow industry trends.
Revenue Experience
      The following table sets forth the revenues from finance charges and fees billed with respect to the Bank Portfolio for each of the periods shown.
      The historical yield figures in the following table are calculated on an accrual basis. Collections of receivables included in the trust will be on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts collected from cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods.
      However, the bank believes that during the periods contained in the following table, the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the

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receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. See “Risk Factors” in the accompanying prospectus.
Yield Experience
The Bank Portfolio
(Dollars in Thousands)

		Year Ended
	Six Months	December 31,
	Ended
	June 30, 2005	2004	2003

Average Account Monthly Accrued Finance Charges and Fees	$19	$17	$16
Average Account Balance(1)	$1,393	$1,319	$1,349
Yield from Finance Charges and Fees(2)	12.50%	11.37%	11.10%
Yield from Interchange(3)	4.09%	3.86%	3.51%
Yield from Finance Charges, Fees and Interchange(4)	16.59%	15.23%	14.61%

	Year Ended December 31,

	2002	2001	2000

Average Account Monthly Accrued Finance Charges and Fees	$17	$17	$16
Average Account Balance(1)	$1,299	$1,163	$1,011
Yield from Finance Charges and Fees(2)	12.19%	14.43%	15.87%
Yield from Interchange(3)	3.05%	2.97%	3.10%
Yield from Finance Charges, Fees and Interchange(4)	15.24%	17.40%	18.97%

(1)	“Average Account Balances” includes purchases, cash advances and accrued and unpaid monthly periodic finance and other charges and are calculated based on the average of the account balances during the periods shown for accounts with charging privileges.

(2)	“Yield from Finance Charges and Fees” is the result of dividing the annualized Average Account Monthly Accrued Finance Charges and Fees by the Average Account Balance for the period.

(3)	“Yield from Interchange” is the result of dividing annualized revenue attributable to Interchange received during the period by the Average Account Balance for the period.

(4)	The percentage reflected for the six months ended June 30, 2005 is an annualized figure.
      The revenue for the Bank Portfolio shown in the above table is comprised of monthly periodic finance charges, credit card fees and interchange. These revenues vary for each account based on the type and volume of activity for each account. Because the Master Trust Portfolio is only a portion of the Bank Portfolio, actual yield with respect to receivables in the trust may be different from that set forth above for the Bank Portfolio. See “Risk Factors” and “The Bank’s Credit Card Activities” in the accompanying prospectus.
Payment Rates
      The following table sets forth the highest, lowest and average cardholder monthly payment rates for the Bank Portfolio during the periods shown, in each case calculated as a percentage of total opening

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monthly account balances during the periods shown. Payment rates shown in the table are based on payments of Principal Receivables and Finance Charge Receivables with respect to the accounts.
Payment Rates
The Bank Portfolio

	Six Months	Year Ended December 31,
	Ended
	June 30, 2005	2004	2003	2002	2001	2000

Lowest Month	19.02%	18.31%	15.48%	16.73%	16.98%	17.56%
Highest Month	21.66%	21.13%	19.85%	19.47%	20.67%	20.84%
Monthly Average	21.05%	19.91%	18.76%	18.05%	18.49%	19.09%
      The amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.
The Receivables
Master Trust Portfolio
      The following tables summarize the Master Trust Portfolio by various criteria as of June 30, 2005. References to “Receivables Outstanding” in the following tables include both Finance Charge Receivables and Principal Receivables. Because the future composition of the Master Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Master Trust Portfolio at any subsequent time.
Composition by Account Balance
Master Trust Portfolio

		Percentage
		of Total
		Number		Percentage
	Number of	of		of Total
Account Balance Range	Accounts	Accounts	Receivables	Receivables

Credit Balance	9,333	1.0%	$(1,427,123)	(0.1)%
Zero Balance	352,209	36.8	—	0.0
0.01 to $500	192,920	20.1	35,424,068	2.2
$500.01 to $1,000	70,231	7.3	51,125,850	3.2
$1,000.01 to $1,500	44,549	4.6	55,089,411	3.4
$1,500.01 to $5,000	167,469	17.5	508,435,623	31.4
$5,000.01 to $10,000	101,070	10.5	710,191,208	43.9
$10,000.01 or More	20,486	2.1	258,205,718	16.0

Total	958,267	100.0%	$1,617,044,755	100.0%

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Composition by Credit Limit
Master Trust Portfolio

		Percentage
		of Total
		Number		Percentage
	Number of	of		of Total
Credit Limit Range	Accounts	Accounts	Receivables	Receivables

$0 to $500	4,197	0.4%	$1,010,493	0.1%
$500.01 to $1,000	9,402	1.0	4,010,106	0.2
$1,000.01 to $1,500	6,287	0.7	4,622,292	0.3
$1,500.01 to $5,000	117,081	12.2	171,591,530	10.6
$5,000.01 to $10,000	350,049	36.5	687,766,907	42.5
$10,000.01 or More	471,251	49.2	748,043,427	46.3

Total	958,267	100.0%	$1,617,044,755	100.0%

Composition by Period of Delinquency
Master Trust Portfolio

		Percentage
		of Total
		Number		Percentage
	Number of	of		of Total
Period of Delinquency (Days Contractually Delinquent)	Accounts	Accounts	Receivables	Receivables

Not Delinquent	935,485	97.6%	$1,504,948,907	93.1%
30 to 59 Days	13,522	1.4	59,775,698	3.7
60 to 89 Days	4,313	0.5	22,652,546	1.4
90 or More Days	4,947	0.5	29,667,603	1.8

Total	958,267	100.0%	$1,617,044,755	100.0%

Composition by Account Age
Master Trust Portfolio

		Percentage
		of Total
		Number		Percentage
	Number of	of		of Total
Account Age	Accounts	Accounts	Receivables	Receivables

12 Months or Less	—	0.0%	$—	0.0%
Over 12 to 24 Months	9	0.0	31,999	0.0
Over 24 to 36 Months	—	0.0	—	0.0
Over 36 to 48 Months	27,860	2.9	43,250,818	2.7
Over 48 to 60 Months	83,763	8.7	157,130,091	9.7
Over 60 to 72 Months	86,607	9.0	171,547,439	10.6
Over 72 Months	760,028	79.3	1,245,084,408	77.0

Total	958,267	100.0%	$1,617,044,755	100.0%

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Geographic Distribution of Accounts
Master Trust Portfolio

		Percentage
		of Total
		Number		Percentage
	Number of	of		of Total
State or Territory	Accounts	Accounts	Receivables	Receivables

Michigan	189,868	19.8%	$311,999,837	19.3%
Ohio	192,073	20.0	345,317,015	21.4
Illinois	80,641	8.4	120,588,242	7.5
Pennsylvania	87,896	9.2	157,898,687	9.8
Indiana	77,873	8.1	146,759,023	9.1
Kentucky	57,899	6.0	82,091,106	5.1
Massachusetts	33,874	3.5	50,889,444	3.1
California	22,926	2.4	33,137,154	2.0
Minnesota	23,423	2.4	33,650,740	2.1
Florida	22,101	2.3	35,231,986	2.2
Other	169,693	17.7	299,481,522	18.5

Total	958,267	100.0%	$1,617,044,755	100.0%

Recent Addition to the Master Trust Portfolio
      The following tables summarize by various criteria the receivables and related accounts that were selected on June 30, 2005 and added to the master trust on August 1, 2005. However, a small portion of those receivables may not have been added to the master trust on August 1, 2005 because they did not meet the eligibility criteria as of the applicable addition cut-off date. Therefore, the actual amount of receivables and related accounts added to the master trust may vary. Additionally, because the characteristics of the receivables and related accounts selected on June 30, 2005 may change over time, these tables do not describe the composition of those receivables and related accounts at anytime before or after June 30, 2005. Additionally, the characteristics of the receivables and related accounts selected on June 30, 2005 and added to the master trust on August 1, 2005 may be materially different from the characteristics of receivables and related accounts added before or after June 30, 2005.
Composition by Account Balance
Addition to Master Trust Portfolio

		Percentage
		of Total
		Number		Percentage
	Number of	of		of Total
Account Balance Range	Accounts	Accounts	Receivables	Receivables

Credit Balance	1,561	0.8%	$(232,734)	(0.1)%
Zero Balance	72,484	38.8	0	0.0
0.01 to $500	30,008	16.1	6,154,251	2.4
$500.01 to $1,000	14,521	7.8	10,770,878	4.1
$1,000.01 to $1,500	10,017	5.4	12,448,403	4.8
$1,500.01 to $5,000	44,541	23.9	130,212,220	49.8
$5,000.01 to $10,000	11,888	6.4	80,146,786	30.6
$10,000.01 or More	1,686	0.9	22,015,820	8.4

Total	186,706	100.0%	$261,515,624	100.0%

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Composition by Credit Limit
Addition to Master Trust Portfolio

		Percentage
		of Total
		Number		Percentage
	Number of	of		of Total
Credit Limit Range	Accounts	Accounts	Receivables	Receivables

$0 to $500	4,631	2.5%	$837,763	0.3%
$500.01 to $1,000	5,718	3.1	2,281,821	0.9
$1,000.01 to $1,500	2,221	1.2	1,489,402	0.6
$1,500.01 to $5,000	72,729	39.0	88,541,589	33.9
$5,000.01 to $10,000	68,905	36.9	109,079,023	41.7
$10,000.01 or More	32,502	17.4	59,286,027	22.7

Total	186,706	100.0%	$261,515,624	100.0%

Composition by Period of Delinquency
Addition to Master Trust Portfolio

		Percentage
		of Total
		Number		Percentage
	Number of	of		of Total
Period of Delinquency (Days Contractually Delinquent)	Accounts	Accounts	Receivables	Receivables

Not Delinquent	186,706	100.0%	$261,515,624	100.0%
30 to 59 Days	—	0.0	—	0.0
60 to 89 Days	—	0.0	—	0.0
90 or More Days	—	0.0	—	0.0

Total	186,706	100.0%	$261,515,624	100.0%

Composition by Account Age
Addition to Master Trust Portfolio

		Percentage
		of Total
		Number		Percentage
	Number of	of		of Total
Account Age	Accounts	Accounts	Receivables	Receivables

12 Months or Less	—	0.0%		0.0%
Over 12 to 24 Months	—	0.0		0.0
Over 24 to 36 Months	123,796	66.3	167,655,019	64.1
Over 36 to 48 Months	61,878	33.1	92,011,293	35.2
Over 48 to 60 Months	589	0.3	1,384,907	0.5
Over 60 to 72 Months	125	0.1	107,499	0.0
Over 72 Months	318	0.2	356,905	0.1

Total	186,706	100.0%	$261,515,624	100.0%

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Geographic Distribution of Accounts
Addition to Master Trust Portfolio

		Percentage
		of Total
		Number		Percentage
	Number of	of		of Total
State or Territory	Accounts	Accounts	Receivables	Receivables

Michigan	30,106	16.1%	$41,881,587	16.0%
Ohio	34,537	18.5	47,005,525	18.0
Illinois	13,515	7.2	17,676,257	6.8
Pennsylvania	28,185	15.1	38,681,207	14.8
Indiana	16,433	8.8	23,444,772	9.0
Kentucky	8,407	4.5	11,268,715	4.3
Massachusetts	2,375	1.3	3,449,452	1.3
California	2,967	1.6	4,544,488	1.7
Minnesota	1,827	1.0	1,967,539	0.8
Florida	3,409	1.8	4,745,543	1.8
Other	44,945	24.1	66,850,538	25.6

Total	186,706	100.0%	$261,515,624	100.0%

“Pro Forma” Master Trust Portfolio
      The information provided in this section below relating to the receivables in the master trust is provided as of June 30, 2005 on a pro forma basis as if all of the accounts described under “— Recent Addition to the Master Trust Portfolio” above were selected and added to the master trust on June 30, 2005:

•	the Master Trust Portfolio included $1,850,443,648 of Principal Receivables and $28,116,731 of Finance Charge Receivables;

•	the accounts had an average receivable balance of $1,641 and an average credit limit of $9,813;

•	the percentage of the aggregate total receivables balance to the aggregate total credit limit was 16.72%;

•	the average age of the accounts was approximately 139 months;

•	76.0% of the accounts were premium accounts and 24.0% of the accounts were standard accounts; and

•	the aggregate Principal Receivable balances of premium accounts and standard accounts, as a percentage of the total aggregate Principal Receivables, were 77.2% and 22.8%, respectively.
      The following tables summarize by various criteria the aggregate amount of receivables in the Master Trust Portfolio as of June 30, 2005 pro forma as if all of the accounts described under “ — Recent Addition to the Master Trust Portfolio” above which were selected as of June 30, 2005 were also added to the master trust on June 30, 2005. Because the future composition of the Master Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Master Trust Portfolio at any subsequent time.

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Composition by Account Balance
Pro Forma Master Trust Portfolio

		Percentage
		of Total
		Number		Percentage
	Number of	of		of Total
Account Balance Range	Accounts	Accounts	Receivables	Receivables

Credit Balance	10,894	1.0%	$(1,659,858)	(0.1)%
Zero Balance	424,693	37.1	0	0.0
0.01 to $500	222,928	19.5	41,578,319	2.2
$500.01 to $1,000	84,752	7.4	61,896,728	3.3
$1,000.01 to $1,500	54,566	4.8	67,537,814	3.6
$1,500.01 to $5,000	212,010	18.5	638,647,843	34.0
$5,000.01 to $10,000	112,958	9.9	790,337,993	42.1
$10,000.01 or More	22,172	1.9	280,221,538	14.9

Total	1,144,973	100.0%	$1,878,560,378	100.0%

Composition by Credit Limit
Pro Forma Master Trust Portfolio

		Percentage
		of Total
		Number		Percentage
	Number of	of		of Total
Credit Limit Range	Accounts	Accounts	Receivables	Receivables

$0 to $500	8,828	0.8%	1,848,256	0.1%
$500.01 to $1,000	15,120	1.3	6,291,927	0.3
$1,000.01 to $1,500	8,508	0.7	6,111,694	0.3
$1,500.01 to $5,000	189,810	16.6	260,133,119	13.8
$5,000.01 to $10,000	418,954	36.6	796,845,929	42.4
$10,000.01 or More	503,753	44.0	807,329,453	43.0

Total	1,144,973	100.0%	$1,878,560,378	100.0%

Composition by Period of Delinquency
Pro Forma Master Trust Portfolio

		Percentage
		of Total
		Number		Percentage
	Number of	of		of Total
Period of Delinquency (Days Contractually Delinquent)	Accounts	Accounts	Receivables	Receivables

Not Delinquent	1,122,191	98.0%	1,766,464,531	94.0%
30 to 59 Days	13,522	1.2	59,775,698	3.2
60 to 89 Days	4,313	0.4	22,652,546	1.2
90 or More Days	4,947	0.4	29,667,603	1.6

Total	1,144,973	100.0%	$1,878,560,378	100.0%

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Composition by Account Age
Pro Forma Master Trust Portfolio

		Percentage
		of Total
		Number		Percentage
	Number of	of		of Total
Account Age	Accounts	Accounts	Receivables	Receivables

12 Months or Less	—	0.0%	—	0.0%
Over 12 to 24 Months	9	0.0	31,999	0.0
Over 24 to 36 Months	123,796	10.8	167,655,019	8.9
Over 36 to 48 Months	89,738	7.8	135,262,112	7.2
Over 48 to 60 Months	84,352	7.4	158,514,998	8.4
Over 60 to 72 Months	86,732	7.6	171,654,938	9.1
Over 72 Months	760,346	66.4	1,245,441,313	66.3

Total	1,144,973	100.0%	$1,878,560,378	100.0%

Geographic Distribution of Accounts
Pro Forma Master Trust Portfolio

		Percentage
		of Total
		Number		Percentage
	Number of	of		of Total
State or Territory	Accounts	Accounts	Receivables	Receivables

Michigan	219,974	19.2%	353,881,423	18.8%
Ohio	226,610	19.8	392,322,540	20.9
Illinois	94,156	8.2	138,264,499	7.4
Pennsylvania	116,081	10.1	196,579,894	10.5
Indiana	94,306	8.2	170,203,795	9.1
Kentucky	66,306	5.8	93,359,822	5.0
Massachusetts	36,249	3.2	54,338,896	2.9
California	25,893	2.3	37,681,642	2.0
Minnesota	25,250	2.2	35,618,279	1.9
Florida	25,510	2.2	39,977,529	2.1
Other	214,638	18.7	366,332,060	19.5

Total	1,144,973	100.0%	$1,878,560,378	100.0%

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Annex II
Outstanding Series of Master Trust Investor Certificates
       The table below sets forth the principal characteristics of the other series previously issued by the master trust that are currently outstanding. The information provided in this Annex II is an integral part of the prospectus supplement.
1. Series 2001-1

Initial Class A Invested Amount	$371,875,000
Class A Certificate Rate	One-Month LIBOR plus 0.16% per annum
Initial Class B Invested Amount	$25,500,000
Class B Certificate Rate	One-Month LIBOR plus 0.45% per annum
Scheduled Principal Payment Date	January 2006 Distribution Date
Initial Collateral Invested Amount	$27,625,000
Other Enhancement for the Class A Certificates	Subordination of Class B Certificates
Series 2001-1 Termination Date	January 2008 Distribution Date
Series Issuance Date	January 31, 2001
2. Series 2002-1

Initial Class A Invested Amount	$371,875,000
Class A Certificate Rate	One-Month LIBOR plus 0.14% per annum
Initial Class B Invested Amount	$25,500,000
Class B Certificate Rate	One-Month LIBOR plus 0.50% per annum
Scheduled Principal Payment Date	January 2007 Distribution Date
Initial Collateral Invested Amount	$27,625,000
Other Enhancement for the Class A Certificates	Subordination of Class B Certificates
Series 2002-1 Termination Date	January 2009 Distribution Date
Series Issuance Date	January 31, 2002

A-II-1

Prospectus
National City Credit Card Master Note Trust
Issuing Entity
National City Bank
Sponsor, Depositor, Seller and Servicer
Asset Backed Notes
The note trust —

•	may periodically issue asset backed notes in one or more series with one or more classes; and

•	will own —

•	the collateral certificate, Series 2005-CC, representing an undivided interest in the master trust, whose assets include a portfolio of revolving credit card accounts; and

•	other property described in this prospectus and in the accompanying prospectus supplement.
The notes —

•	will be secured by the note trust assets and will be paid only from proceeds of the note trust’s assets;

•	offered with this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

•	may have one or more forms of enhancement; and

•	will be issued as part of a designated series which may include one or more classes of notes.
You should consider carefully the risk factors beginning on page 7 in this prospectus and any risk factors in the accompanying prospectus supplement before you purchase any notes.
The notes will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
The notes are obligations of National City Credit Card Master Note Trust only and are not obligations of National City Bank, its affiliates or any other person.
This prospectus may be used to offer and sell notes of a series only if accompanied by the prospectus supplement for that series.
Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus or the prospectus supplement is truthful, accurate or complete. Any representation to the contrary is a criminal offense.
August 16, 2005

Important Notice about Information Presented in this
Prospectus and the Accompanying Prospectus Supplement
       We provide information to you about the notes in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of notes, including:

•	the timing of interest and principal payments;

•	financial and other information about the note trust’s assets;

•	information about enhancement for each series and class;

•	the ratings for each class; and

•	the method for selling the notes.
      This prospectus may be used to offer and sell any series or class of notes only if accompanied by the prospectus supplement for that series or class of notes.
      If the terms of a particular series or class of notes vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.
      You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.
      We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.
      Parts of this prospectus use defined terms. You can find these terms and their definitions under the caption “Glossary of Defined Terms” on page 85 in this prospectus.

Prospectus Summary
This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, read carefully this entire document and the accompanying prospectus supplement.
This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.
Securities Offered
The issuing entity will be offering notes. The notes will be issued pursuant to an indenture between the issuing entity and The Bank of New York, as indenture trustee.
Risk Factors
Investment in notes involves risks. You should consider carefully the risk factors beginning on page 7 in this prospectus and any risk factors disclosed in the accompanying prospectus supplement.
National City Credit Card Master Note Trust
National City Credit Card Master Note Trust, a Delaware statutory trust, will be the issuer of the notes and is referred to in this prospectus and in the accompanying prospectus supplement as the issuing entity or the note trust. The address of the note trust is National City Credit Card Master Note Trust, c/o Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-0001. Its telephone number is (302) 636-6196.
National City Credit Card Master Trust
The note trust’s primary asset will be the collateral certificate issued by the National City Credit Card Master Trust, a Delaware trust, which is referred to in this prospectus and in the accompanying prospectus supplement as the master trust.
National City Credit Card Master Trust (formerly the First of America Credit Card Master Trust) was formed on June 1, 1995 under a pooling and servicing agreement between The Bank of New York, as master trust trustee, and certain predecessors of National City Bank (First of America Bank — Michigan, N.A., as seller and as servicer, and First of America Bank — Illinois, N.A., as seller of the receivables).
The bank and its predecessors have transferred to the master trust the receivables from certain MasterCard® and VISA®* revolving credit card accounts. The total amount of receivables in the master trust will fluctuate daily as new receivables are generated and payments are received on existing accounts. Additional similar assets may be transferred by the bank to the master trust. See “The Master Trust — The Receivables,” “— Addition of Master Trust Assets” and “— Automatic Account Additions” in this prospectus.
The master trust assets will change as receivables in revolving credit card accounts are included and others are charged-off or removed. See “The Master Trust — Addition of Master Trust Assets” and “ — Removal of Accounts” in this prospectus.
National City Bank
National City Bank (referred to in this prospectus and the accompanying prospectus supplement as the bank), a national banking association, owns credit card accounts from which receivables are transferred to the master trust. The bank will be responsible for sponsoring, servicing, managing and making collections on the credit card receivables in the master trust. The bank is also the holder of the seller interest in the master trust.
The bank will be the originator and beneficiary of the note trust.

*	MasterCard® and VISA® are federally registered servicemarks of MasterCard International Inc. and VISA U.S.A., Inc., respectively.

See “Transaction Parties — National City Bank and National City Corporation” in this prospectus.
Indenture Trustee
The Bank of New York will be the indenture trustee under the indenture for the notes.
For a description of the indenture trustee’s role under the indenture, see “The Indenture — Indenture Trustee.”
Owner Trustee
Wilmington Trust Company will be the owner trustee under the trust agreement for the note trust.
Under the terms of the trust agreement, the role of the owner trustee is limited. See “Transaction Parties — National City Credit Card Master Note Trust” and “— Wilmington Trust Company.”
Master Trust Trustee
The Bank of New York (Delaware) is the master trust trustee under the pooling and servicing agreement for the master trust.
For a description of the master trust trustee’s role under the pooling and servicing agreement, see “The Master Trust — Master Trust Trustee.”
Series, Classes and Tranches of Notes
The notes will be issued in series. Each series is entitled to its allocable share of collections on, and other amounts included in, the note trust’s assets. It is expected that most series will consist of multiple classes. A class designation determines the relative seniority for receipt of cash flows and funding of uncovered defaults on principal receivables in the master trust allocated to the related series of notes. For example, subordinated classes of notes provide credit enhancement for senior classes of notes in the same series. See “— Subordination” below.
Some series of notes may be multiple tranche series, meaning that they may have classes consisting of multiple tranches. Tranches of notes within a class may be issued on different dates and have different stated principal amounts, rates of interest, interest payment dates, scheduled principal payment dates, legal maturity dates and other material terms as described in the related prospectus supplement.
In a multiple tranche series, the scheduled principal payment dates and the legal maturity dates of the senior and subordinated classes of such series may be different. As such, certain subordinated tranches of notes may have scheduled principal payment dates and legal maturity dates earlier than some or all of the senior notes of such series. However, subordinated notes will not be repaid before their legal maturity dates, unless, after payment, the remaining subordinated notes provide the required credit enhancement for the senior notes. In addition, senior notes will not be issued unless, after issuance, there are enough outstanding subordinated notes to provide the required subordinated amount for the senior notes. For a multiple tranche series, such credit enhancement for senior tranches of a series of notes will be further described in the related prospectus supplement.
Interest Payments on the Notes
Each note of a series will represent the right to receive payments of interest as described in the accompanying prospectus supplement. If a series of notes consists of one or more classes, each class may differ in, among other things, priority of payments, interest rates, method for computing interest, and rights to enhancement.
Each class of notes may have fixed or floating interest rates. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the notes.
If interest is paid less frequently than monthly, collections of finance charge receivables may be deposited monthly in one or more note trust accounts and invested under guidelines established by the rating agencies until paid to noteholders. See “Description of the Notes — Interest” in this prospectus.
Scheduled Principal Payment Date and Legal Maturity Date
Unless otherwise specified in the accompanying prospectus supplement, it is expected that the note trust will pay the stated principal amount of each note in one payment on that note’s scheduled principal payment date. The scheduled principal payment date of a note is generally 24 months before its legal maturity date. The legal maturity date is the date on which a note is legally required to be fully paid in accordance with its terms. The scheduled principal payment date and legal maturity date for a note will be specified in the accompanying prospectus supplement.

The note trust will be obligated to pay the stated principal amount of a note on its scheduled principal payment date, or upon the occurrence of an early redemption event or event of default and acceleration or other optional or mandatory redemption, only to the extent that funds are available for that purpose.
The remedies a noteholder may exercise following an event of default and acceleration or on the legal maturity date are described in “The Indenture — Events of Default Remedies” and “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables.”
Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount
Each note has a stated principal amount, an outstanding dollar principal amount and a nominal liquidation amount.

•	Stated Principal Amount. The stated principal amount of a note is the amount that is stated on the face of the note to be payable to the holder. It will be denominated in U.S. dollars.

•	Outstanding Dollar Principal Amount. The outstanding dollar principal amount is the same as the initial dollar principal amount of the notes (as set forth in the accompanying prospectus supplement), less principal payments to noteholders.

In addition, a note may have an adjusted outstanding dollar principal amount. The adjusted outstanding dollar principal amount is the same as the outstanding dollar principal amount, less any funds on deposit in the principal funding account for that note.

•	Nominal Liquidation Amount. The nominal liquidation amount of a note is a U.S. dollar amount based on the outstanding dollar principal amount of the note, but after deducting:

—	that note’s share of reallocations of available principal amounts used to pay interest on senior classes of notes or a portion of the master trust servicing fee allocated to its series;

—	that note’s share of charge-offs resulting from uncovered defaults on principal receivables in the master trust; and

—	amounts on deposit in the principal funding account for that note; and
adding back all reimbursements from excess finance charge amounts, allocated to that note of (i) reallocations of available principal amounts used to pay interest on senior classes of notes or the master trust servicing fee or (ii) charge-offs resulting from uncovered defaults on principal receivables in the master trust. Excess finance charge amounts are finance charge amounts that remain after the payment of interest and other required payments with respect to the notes.
The nominal liquidation amount of a note corresponds to the portion of the invested amount of the collateral certificate that is allocated to support that note.
The aggregate nominal liquidation amount of all of the notes is equal to the invested amount of the collateral certificate. The invested amount of the collateral certificate corresponds to the amount of principal receivables in the master trust that is allocated to support the collateral certificate. For a more detailed discussion, see the definition of invested amount in the “Glossary of Defined Terms.” Anything that increases or decreases the aggregate nominal liquidation amount of the notes will also increase or decrease the invested amount of the collateral certificate.
Upon a sale of credit card receivables held by the master trust following an event of default and acceleration for a note or on a note’s legal maturity date, each as described in “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables,” the nominal liquidation amount of a note will be reduced to zero.
For a detailed discussion of nominal liquidation amount, see “Description of the Notes — Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”
Subordination
Unless otherwise specified in the accompanying prospectus supplement, payment of principal of and interest on subordinated classes of notes will be subordinated to the payment of principal of and interest on senior classes of notes.
Unless otherwise specified in the accompanying prospectus supplement, available principal amounts allocable to the notes of a series may be reallocated to pay interest on senior classes of notes in that series or a portion of the master trust servicing fee allocable to that series. In addition, the nominal liquidation amount of a subordinated class of notes will generally be reduced for charge-offs resulting from uncovered defaults on principal receivables in the master trust prior to any reductions in the nominal liquidation amount of the senior classes of notes of the same series.
In addition, available principal amounts are first utilized to fund targeted deposits to the principal funding account for senior classes before being applied to the subordinated classes.
Limit on Repayment of All Notes
You may not receive full repayment of your notes if:

•	the nominal liquidation amount of your notes has been reduced by charge-offs due to uncovered defaults on principal receivables in the master trust or as a result of reallocations of available principal amounts to pay interest on senior classes of notes or a portion of the master trust servicing fee, and those amounts have not been reimbursed from finance charge amounts; or

•	receivables are sold following an event of default and acceleration or on the legal maturity date, and the proceeds from the sale of receivables, plus any available amounts on deposit in the applicable accounts allocable to your notes are insufficient.
Sources of Funds to Pay the Notes
The note trust will have the following sources of funds to pay principal of and interest on the notes:

•	Collateral Certificate. The collateral certificate is an investor certificate issued as “Series 2005-CC” by the master trust to the bank and the bank will then transfer it to the note trust. It represents an undivided interest in the assets of the master trust. The master trust owns primarily receivables arising in selected MasterCard and Visa revolving credit card accounts. The bank has transferred, and may continue to transfer, credit card receivables to the master trust in accordance with the terms of the pooling and servicing agreement. Both collections of principal receivables and finance charge receivables will be allocated among holders of interests in the master trust — including the collateral certificate — based generally on the investment in principal receivables of each interest in the master trust. If collections of receivables allocable to the collateral certificate are less than expected, payments of principal of and interest on the notes could be delayed or remain unpaid.

•	The Note Trust Accounts. If so specified in the prospectus supplement, the note trust may establish note trust accounts for any series or class of notes.

Distributions on the collateral certificate will be deposited into the note trust accounts as described in the accompanying prospectus supplement.
Early Redemption of the Notes
The note trust will be required to redeem any note upon the occurrence of an early redemption event with respect to that note, but only to the extent funds are available for such redemption after giving effect to all allocations and reallocations.
Early redemption events include, unless otherwise provided in the accompanying prospectus supplement, the following:

•	the occurrence of a note’s scheduled principal payment date;

•	each of the pay out events applicable to the collateral certificate, as described under “The Master Trust — Pay Out Events”;

•	the note trust becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended; or

•	any additional early redemption events specified in the accompanying prospectus supplement.
It is not an event of default if the note trust fails to redeem a note because it does not have sufficient funds available.
If so specified in the accompanying prospectus supplement, under certain circumstances the servicer may direct the note trust to redeem the notes of any series before the applicable scheduled principal payment date on the terms described in such prospectus supplement. See “Description of the Notes — Early Redemption of the Notes” in this prospectus.

Events of Default
The documents that govern the terms and conditions of the notes include a list of adverse events known as events of default.
Some events of default result in an automatic acceleration of the notes, and others result in the right of the holders of the affected series of notes to demand acceleration after an affirmative vote by holders of more than a designated percentage of the outstanding dollar principal amount of the affected series of notes. See “The Indenture — Events of Default Remedies.”
Events of default for any series of notes include the following:

•	the note trust’s failure, for a period of 35 days, to pay interest upon such series of notes when such interest becomes due and payable;

•	the note trust’s failure to pay the principal amount of such series of notes on the applicable legal maturity date;

•	the note trust’s default in the performance, or breach, of any other of its covenants or warranties in the indenture for a period of 60 days after either the indenture trustee or the holders of 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected series has provided written notice requesting remedy of such breach, and, as a result of such default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 60-day period;

•	the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the note trust; and

•	any additional events of default specified in the accompanying prospectus supplement.
An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.
Events of Default Remedies
After an event of default and acceleration of a series or class of notes, funds on deposit in the applicable note trust accounts for the affected notes will be applied to pay principal of and interest on those notes. Then, in each following month, available principal amounts and finance charge amounts allocated to those notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full or the legal maturity date of those notes.
If an event of default of a series or class of notes occurs and that series or class of notes is accelerated, the indenture trustee may, and at the direction of the majority of the noteholders of the affected series will, direct the master trust to sell credit card receivables. However, this sale of receivables may occur only:

•	if the conditions specified in “The Indenture — Events of Default” are satisfied; or

•	on the legal maturity date of those notes.
The holders of the accelerated notes will be paid their allocable share of the proceeds of a sale of credit card receivables. Upon the sale of the receivables, the nominal liquidation amount of those accelerated notes will be reduced to zero. See “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables.”
Security for the Notes
The notes of all series are secured by a shared security interest in the collateral certificate and the collection account.
Limited Recourse to the Note Trust
The sole source of payment for principal of or interest on a series of notes is provided by:

•	the portion of collections of principal receivables and finance charge receivables received by the note trust under the collateral certificate and available to that series of notes after giving effect to all allocations and reallocations; and

•	funds in the applicable note trust accounts for that series of notes.
Noteholders will have no recourse to any other assets of the note trust or any other person or entity for the payment of principal of or interest on the notes.
If there is a sale of credit card receivables following an event of default and acceleration, or on the applicable legal maturity date, each as described in “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables,” following such sale those noteholders have recourse only to the proceeds of that sale, investment earnings on those proceeds and any funds previously deposited in any applicable note trust account for such noteholders.
Registration, Clearance and Settlement
The notes offered by this prospectus will be registered in the name of The Depository Trust Company or its nominee, and purchasers of notes will only be entitled to receive a definitive note under limited circumstances. Owners of notes may elect to hold their notes through The Depository Trust Company in the United States or through Clearstream, Luxembourg or the Euroclear System in Europe. Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See “Description of the Notes — Book-Entry Notes.”
Credit Enhancement
Each class of a series may be entitled to credit enhancement. Credit enhancement provides additional payment protection to investors in each class of notes that has credit enhancement.
Credit enhancement for the notes of any class may take the form of one or more of the following:

• subordination • insurance policy • derivative agreement • cash collateral guaranty or account	• letter of credit • surety bond • spread account • reserve account
The type, characteristics and amount of any credit enhancement will be:

•	based on several factors, including the characteristics of the receivables and accounts at the time a series of notes is issued, and

•	established based on the requirements of each rating agency rating one or more classes of the notes of that series.
See “Credit Enhancement” in this prospectus.
Tax Status
Subject to important considerations described under “Federal Income Tax Consequences” in this prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the note trust, is of the opinion that, for United States federal income tax purposes (1) the notes will be treated as indebtedness and (2) the note trust will not be an association or a publicly traded partnership taxable as a corporation. In addition, noteholders will agree, by acquiring notes, to treat the notes as debt for federal, state and local income and franchise tax purposes.
Note Ratings
Any note offered by this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.
A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. See “Risk Factors — Credit Ratings Assigned to Your Notes are Limited in Nature” in this prospectus.
ERISA Eligibility
The indenture permits benefit plans to purchase notes of every class offered pursuant to this prospectus and a related prospectus supplement. A fiduciary of a benefit plan should consult its counsel as to whether a purchase of notes by the plan is permitted by ERISA and the Internal Revenue Code. See “Benefit Plan Investors.”
Denominations
Unless otherwise indicated in the accompanying prospectus supplement, the notes offered by this prospectus will be issued in denominations of $5,000 and multiples of $1,000 in excess of that amount.
Record Date
The record date for payment of the notes will be the last day of the month before the related payment date.

Risk Factors
       The risk factors disclosed in this section and in the accompanying prospectus supplement describe the principal risk factors of an investment in the notes. You should consider the following risk factors before you decide whether or not to purchase the notes.
It May Not Be Possible to Find an Investor to Purchase Your Notes
The underwriters may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.
In addition, some notes have a more limited trading market and experience more price volatility. There may be a limited number of buyers when you decide to sell those notes. This may affect the price you receive for the notes or your ability to sell the notes. You should not purchase notes unless you understand and know you can bear the investment risks.
Issuance of Additional Notes or Master Trust Investor Certificates May Affect the Timing of Payments
The note trust expects to issue notes from time to time, and the master trust may issue new investor certificates from time to time. New notes and master trust investor certificates may be issued without notice to existing noteholders, and without their consent, and may have different terms from outstanding notes and investor certificates. For a description of the conditions that must be met before the master trust can issue new investor certificates or the note trust can issue new notes, see “The Master Trust — New Issuances of Investor Certificates” and “Description of the Notes — Issuances of New Series of Notes.”
The issuance of new notes or master trust investor certificates could adversely affect the timing and amount of payments on outstanding notes. For example, when new notes or investor certificates are issued, the voting rights of your notes will be diluted. See “— You May Have Limited or No Ability to Control Actions Under the Indenture and the Pooling and Servicing Agreement” below.
Addition of Credit Card Accounts to the Master Trust and Attrition of Credit Card Accounts and Receivables from the Master Trust May Decrease the Credit Quality of the Assets Securing the Repayment of Your Notes
The assets of the master trust, and therefore the assets allocable to the collateral certificate held by the note trust, change every day. The bank may choose, or may be required, to transfer additional receivables to the master trust. The accounts from which those additional receivables arise may have different terms and conditions than accounts whose receivables are already included in the master trust. There are many reasons which could cause these differences, including the fact that the additional accounts were originated at a different date, may be acquired from an institution which used different underwriting standards or procedures, or may have higher or lower fees or interest rates, or different payment patterns. Consequently, there is no assurance that future additional accounts will have the same credit quality as those currently designated to the master trust. If the credit quality or the performance of the receivables transferred to the master trust were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated.
In addition, the pooling and servicing agreement allows the depositor to add participation interests in other assets to the master trust. The addition of these participation interests and of additional accounts will be subject to the satisfaction of conditions described in this prospectus under “The Master Trust — Addition of Master Trust Assets.”
The Bank May Not Be Able to Generate New Receivables or Designate New Credit Card Accounts to the Master Trust When Required by the Pooling and Servicing Agreement, Which Could Cause an Acceleration of or Reduction in Payments on Your Notes
The note trust’s ability to make payments on the notes will be impaired if sufficient new credit card receivables are not generated by the bank. The bank may be prevented from generating sufficient new receivables or designating new credit card accounts to add to the master trust, due to regulatory restrictions or for other reasons. We do not guarantee that new credit card accounts or receivables will be created, that any credit card account or receivable created will be eligible for inclusion in the master trust, that they will be added to the master trust, or that credit card receivables will be repaid at a particular time or with a particular pattern.
The pooling and servicing agreement provides that the bank must add additional credit card receivables to the master trust if the total amount of principal receivables in the master trust falls below specified percentages of the total invested amounts of investor certificates in the master trust. There is no guarantee that the bank will have enough receivables to add to the master trust. If the bank does not make an addition of receivables within five business days after the date it is required to do so, a pay out event will occur with respect to the collateral certificate. This would constitute an early redemption event and could result in an early payment of your notes. See “The Master Trust — Addition of Master Trust Assets,” “— Pay Out Events” and “The Indenture — Early Redemption Events.”
If the Bank Breaches Representations and Warranties Relating to the Receivables, Payments on Your Notes May Be Reduced
The bank, as seller of the receivables, makes representations and warranties relating to the validity and enforceability of the receivables arising under the credit card accounts in the master trust portfolio, and as to the perfection and priority of the master trust trustee’s interests in the receivables. However, the master trust trustee will not make any examination of the receivables or the related assets for the purpose of determining the presence of defects, compliance with the representations and warranties or for any other purpose.
If a representation or warranty relating to the receivables is violated, the related obligors may have defenses to payment or offset rights, or creditors of the bank may claim rights to the master trust assets. If a representation or warranty is violated, the bank may have an opportunity to cure the violation. If it is unable to cure the violation, subject to certain conditions described under “The Master Trust — Representations and Warranties” in this prospectus, the bank must accept reassignment of each receivable affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price.
See “The Master Trust — Representations and Warranties” in this prospectus.
Some Interests Could Have Priority over the Master Trust Trustee’s Interest in the Receivables or the Indenture Trustee’s Interest in the Collateral Certificate, Which Could Cause Delayed or Reduced Payments to You
Representations and warranties are made that the master trust trustee has a perfected interest in the receivables and that the indenture trustee has a perfected interest in the collateral certificate. If any of these representations and warranties were found not to be true, however, payments to you could be delayed or reduced.
In addition, the transaction documents permit certain tax liens to have priority over the master trust trustee’s perfected interest in the receivables. If any of these tax liens were to arise, you could suffer a loss on your investment.
Furthermore, if a conservator or receiver for the bank were to argue that any of the bank’s administrative expenses relate to the receivables, the collateral certificate, or the transaction documents, those expenses could be paid from collections on the receivables before the master trust trustee or the indenture trustee receives any payments, which could result in losses on your investment.
The Master Trust Trustee and the Indenture Trustee May Not Have a Perfected Interest in Collections Commingled by the Servicer with Its Own Funds and Interchange Commingled by the Seller with Its Own Funds, Which Could Cause Delayed or Reduced Payments to You
The servicer is obligated to deposit collections into the master trust collection account no later than the second business day after the date of processing for those collections. If certain conditions are met, however, the servicer is permitted to hold all collections received during a monthly period and to make only a single deposit of those collections on the following transfer date. In addition, the seller always is permitted to make only a single transfer of all interchange received during a monthly period on the following transfer date. See “The Master Trust — Deposits in Master Trust Collection Account” and “The Bank’s Credit Card Activities — Interchange.”
All collections that the servicer is permitted to hold are commingled with its other funds and used for its own benefit. Similarly, all interchange that the seller receives prior to the related transfer date is commingled with its other funds and used for its own benefit. The master trust trustee and the indenture trustee may not have a perfected interest in these amounts, and thus payments to you could be delayed or reduced if the servicer or the seller were to enter conservatorship or receivership or were to become insolvent.
The Conservatorship, Receivership, Bankruptcy, or Insolvency of the Bank, the Master Trust, the Note Trust, or Any of Their Affiliates Could Result in Accelerated, Delayed, or Reduced Payments to You
The bank is a national banking association, and its deposits are insured by the Federal Deposit Insurance Corporation (FDIC). If certain events were to occur relating to the bank’s financial condition or the propriety of its actions, the FDIC may be appointed as conservator or receiver for the bank.
The bank treats both its transfer of the receivables to the master trust trustee and its transfer of the collateral certificate to the note trust as sales for accounting purposes. Arguments may be made, however, that any of these transfers constitutes only the grant of a security interest under applicable law.
Nevertheless, the FDIC has issued a regulation surrendering certain rights to reclaim, recover, or recharacterize a financial institution’s transfer of financial assets such as the receivables and the collateral certificate if

•	the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles;

•	the financial institution received adequate consideration for the transfer;

•	the parties intended that the transfer constitute a sale for accounting purposes; and

•	the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors.
The transfers by the bank of the receivables and the collateral certificate are intended to satisfy all of these conditions.

If a condition required under the FDIC’s regulation were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize the bank’s transfer of the receivables or the collateral certificate. The FDIC may not be subject to an express time limit in deciding whether to take these actions, and a delay by the FDIC in making a decision could result in losses on your investment. If the FDIC were successful in any of these actions, moreover, you may not be entitled under applicable law to the full amount of your damages.
Even if the conditions set forth in the regulation were satisfied and the FDIC did not reclaim, recover, or recharacterize the bank’s transfer of the receivables or the collateral certificate, payments to you could be delayed or reduced if the bank entered conservatorship or receivership.
For instance, the FDIC may request a stay of any action to enforce the transaction documents, the collateral certificate, or the notes. The FDIC also may require that its claims process be followed before payments on the receivables or the collateral certificate are released. The delay caused by any of these actions could result in losses to you.
The FDIC, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply. Thus, regardless of what the transaction documents provide, the FDIC could

•	authorize the bank to stop servicing the receivables or to stop providing administrative services for the note trust;

•	prevent the appointment of a successor servicer or the appointment of a successor administrator for the note trust;

•	alter the terms on which the bank continues to service the receivables or to provide administrative services for the note trust, including the amount or the priority of the fees paid to the bank;

•	prevent or limit the commencement of an early redemption of the notes, or instead do the opposite and require that to commence;

•	prevent or limit the early liquidation of the receivables or the collateral certificate and the termination of the master trust or the note trust, or instead do the opposite and require those to occur; or

•	prevent or limit the continued transfer of receivables or continued distributions on the collateral certificate, or instead do the opposite and require those to continue.
If any of these events were to occur, payments to you could be accelerated, delayed, or reduced. You also may suffer a loss if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

Arguments also may be made that the FDIC’s rights and powers extend to the master trust and the note trust and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of noteholders under the transaction documents. If the FDIC were to take this position, losses to you could result.
In addition, no assurance can be given that the FDIC would not attempt to exercise control over the receivables, the collateral certificate, or the other assets of the master trust or the note trust on an interim or a permanent basis. If this were to occur, payments to you could be delayed or reduced.
The master trust and the note trust have been established so as to minimize the risk that either of them would become insolvent or enter bankruptcy. Nevertheless, each of them may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated. If the master trust or the note trust were to become insolvent or were to enter bankruptcy, you could suffer a loss on your investment. Risks also exist that, if the master trust or the note trust were to enter bankruptcy, the other and its assets (including the receivables or the collateral certificate) would be treated as part of the bankruptcy estate.
Regardless of any decision made by the FDIC or ruling made by a court, moreover, the mere fact that the bank, the master trust, the note trust, or any of their affiliates has become insolvent or entered conservatorship, receivership, or bankruptcy could have an adverse effect on the value of the receivables and the collateral certificate and on the liquidity and value of the notes.
Regulatory Action Could Result in Losses
The bank is regulated and supervised by the Office of the Comptroller of the Currency (OCC) and the FDIC. These regulatory authorities, and possibly others, have broad powers of enforcement with respect to the bank and its affiliates.
If any of these regulatory authorities were to conclude that an obligation under the transaction documents were an unsafe or unsound practice or violated any law, regulation, written condition, or agreement applicable to the bank or its affiliates, that regulatory authority may have the power to order the bank or the related affiliate to rescind the transaction document, to refuse to perform the obligation, to amend the terms of the obligation, or to take any other action determined by that authority to be appropriate. In addition, the bank or the related affiliate probably would not be liable to you for contractual damages for complying with such an order, and you likely would have no recourse against the regulatory authority. Therefore, if such an order were issued, payments to you could be accelerated, delayed, or reduced.
In one case of which the bank is aware, the OCC issued a cease and desist order against a national bank that was found to have been servicing credit card receivables on terms that were inconsistent with safe and sound banking practices. That order required the financial institution to immediately resign as servicer and to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization documents and the perfected security interest of the relevant trust in those funds), and to increase its servicing fee percentage above that which was specified in the securitization documents. The bank has no reason to believe that its servicing arrangements are contrary to safe and sound banking practices or otherwise violate any applicable law, regulation, written condition, or agreement applicable to the bank or its affiliates, but if a regulatory authority were to find otherwise, you could suffer a loss on your investment.
Changes to Consumer Protection Laws May Impede Collection Efforts or Reduce Collections
Receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors of those receivables.
Federal and state consumer protection laws regulate the creation and enforcement of consumer loans. Congress and the states could further regulate the credit card and consumer credit industry in ways that make it more difficult for the servicer of the master trust to collect payments on the receivables or that reduce the finance charges and other fees that the bank as seller to the master trust can charge on credit card account balances. For example, if the bank were required to reduce its finance charges and other fees, resulting in a corresponding decrease in the credit card accounts’ effective yield, this could lead to an early redemption event and could result in an acceleration of payment or reduced payments on your notes. See “Consumer Protection Laws” in this prospectus.
If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. The noteholders could suffer a loss if no funds are available from credit enhancement or other sources. See “The Master Trust — Defaulted Receivables; Rebates and Fraudulent Charges” in this prospectus.
The Effect on Noteholders of Certain Litigation Against the Bank is Unclear
In October 2004, the United States Supreme Court let stand a federal court decision in a suit brought by the U.S. Department of Justice, in which MasterCard and Visa rules prohibiting banks that issue cards on MasterCard and Visa networks from issuing cards on other networks (the “association rules”) were found to have violated federal antitrust laws. This decision effectively permits banks that issue cards on Visa’s or MasterCard’s networks, such as the bank and National City Corporation’s other banking subsidiaries, to issue cards on competitor networks. Discover and

American Express have initiated separate civil lawsuits against MasterCard and Visa claiming substantial damages stemming from the association rules. MasterCard and Visa are also parties to suits alleging that MasterCard’s and Visa’s currency conversion practices are unlawful.
On June 22, 2005, a putative class action antitrust case was filed in federal court in Connecticut against Visa and MasterCard and a number of issuing and acquiring banks alleging that the defendants illegally conspired to fix interchange fees. The case is in its earliest procedural stages.
The costs associated with these and other matters could cause MasterCard and Visa to invest less in their networks and marketing efforts and could adversely affect the interchange paid to their member banks, including the bank.
In addition, a claim has been asserted against a subsidiary of National City Corporation concerning management of investments held in a trust. The complaint alleges failure to adequately and timely diversify investments held in this trust, which resulted in investment losses. The plaintiffs are seeking damages of as much as $100 million. The court has denied the Corporation’s request to dismiss this claim. A trial date has been set for September 2005. Discovery and development of expert testimony is currently underway and the Corporation will conduct a vigorous defense.
Based on information currently available, advice of counsel, available insurance coverage and established reserves, management believes that the eventual outcome of all claims against the Corporation and its subsidiaries, will not, individually or in the aggregate, have a material adverse effect on consolidated financial position or results or operations. However, it is possible that the ultimate resolution of these matters, if unfavorable, may be material to the results of operations for a particular period.
If the Ratings of the Notes are Lowered or Withdrawn, their Market Value could Decrease
The initial rating of a note addresses the likelihood of the payment of interest on that note when due and the ultimate payment of principal of that note by its legal maturity date. The ratings do not address the likelihood of payment of principal of a note on its scheduled principal payment date. In addition, the ratings do not address the possibility of early payment or acceleration of a note, which could be caused by an early redemption event or an event of default. See “The Indenture — Early Redemption Events” and “— Events of Default.”
The ratings of the notes are not a recommendation to buy, hold or sell the notes. The ratings of the notes may be lowered or withdrawn entirely at any time by the applicable rating agency. The market value of the notes could decrease if the ratings are lowered or withdrawn.

Payment Patterns of Cardholders May Not be Consistent over Time and Variations in these Payment Patterns May Result in Reduced Payment of Principal, or Receipt of Payment of Principal Earlier or Later than Expected
Collections of principal receivables available to pay your notes on any principal payment date or to make deposits into a note trust account will depend on many factors, including:

•	the rate of repayment of credit card balances by cardholders, which may be slower or faster than expected which may cause payment on the notes to be earlier or later than expected;

•	the extent of credit card usage by cardholders, and the creation of additional receivables in the accounts designated to the master trust; and

•	the rate of default by cardholders.
Changes in payment patterns and credit card usage result from a variety of economic, competitive, political, social and legal factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. The availability of incentive or other award programs may also affect cardholders’ actions. Social factors include consumer confidence levels and the public’s attitude about incurring debt and the consequences of personal bankruptcy. In addition, acts of terrorism in the United States and the political and military response to any such events may have an adverse effect on general economic conditions, consumer confidence and general market liquidity.
We cannot predict how any of these or other factors will affect repayment patterns or credit card use and, consequently, the timing and amount of payments on your notes. Any reductions in the amount, or delays in the timing, of interest or principal payments will reduce the amount available for distribution on the notes.
The Note Interest Rate and the Receivables Interest Rate May Reset at Different Times or Fluctuate Differently, Resulting in Reduced Payments to You
Some credit card accounts may have finance charges set at a variable rate based on a designated index (for example, the prime rate). A series of notes may bear interest either at a fixed rate or at a floating rate based on a different index. If the rate charged on the credit card accounts declines, collections of finance charge receivables allocated to the collateral certificate may be reduced without a corresponding reduction in the amounts payable as interest on the notes and other amounts paid from collections of finance charge receivables. This could result in delayed or reduced principal and interest payments to you.

You Will Not Be Recognized as the Owner of Notes on the Records of the Indenture Trustee and Will Not Be Able to Exercise Rights Directly as a Noteholder
If so stated in the accompanying prospectus supplement, the notes of the series initially will be represented by one or more notes registered in the name of Cede & Co., the nominee for DTC, and will not be registered in the names of the note owners or their nominees. Unless note owners are the registered holders, such owners of that series will not be recognized by the indenture trustee as noteholders, as that term is used in the governing documents. As a result you will only be able to exercise the rights of noteholders indirectly through DTC, Clearstream or Euroclear and their participating organizations. See “Description of the Notes — Book-Entry Registration” in this prospectus.
Competition in the Credit Card Industry Could Lead to a Decline in Ability to Generate New Receivables and May Result in Early Payment of Your Notes
The credit card industry is highly competitive. As new credit card companies enter the market and companies try to expand their market share, effective advertising, target marketing and pricing strategies grow in importance. The bank’s ability to compete in this environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables. If the rate at which the bank generates new receivables declines significantly, the bank might be unable to transfer additional receivables or designate additional credit card accounts to the master trust and a pay out event could occur, resulting in payment of principal sooner than expected or in reduced amounts. If the rate at which the bank generates new receivables decreases significantly at a time when noteholders are scheduled to receive principal, noteholders might receive principal more slowly than planned or in reduced amounts.
The Bank May Change the Terms of the Accounts in a Way That Reduces or Slows Collections
The bank transfers the receivables to the master trust but continues to own the credit card accounts. As owner of the credit card accounts, the bank retains the right to change various credit card account terms (including finance charges and other fees it charges and the required minimum monthly payment). An early redemption event could occur if the bank reduced the finance charges and other fees it charges and a corresponding decrease in the collection of finance charges and fees resulted. In addition, changes in the credit card account terms may alter payment patterns. If payment rates decrease significantly at a time when you are scheduled to receive principal, you might receive principal more slowly than planned.
The bank will not reduce the interest rate it charges on the receivables or other fees if that action would cause a master trust pay out event or cause an early redemption event with respect to the notes unless the bank is required by law or determines it is necessary to maintain its credit card business, based on its good faith assessment of its business competition.
The bank will not change the terms of the credit card accounts or its servicing practices (including changes to the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs) unless the bank reasonably believes a master trust pay out event would not occur for any master trust series of investor certificates and an early redemption event would not occur with respect to any series of notes and takes the same action on other substantially similar credit card accounts, to the extent permitted by those credit card accounts.
For a discussion of early redemption events, see the accompanying prospectus supplement and “The Indenture — Early Redemption Events” in this prospectus.
The bank has no restrictions on its ability to change the terms of the credit card accounts except as described above or in the accompanying prospectus supplement. Changes in relevant law, changes in the marketplace or prudent business practices could cause the bank to change credit card account terms.
Subordinated Classes Bear Additional Risks
Where one or more classes in a series are subordinated, principal payments on the subordinated class or classes generally will not begin until the senior class or classes are repaid. Additionally, if collections of finance charge receivables allocated to a series are insufficient to cover amounts due for that series’ senior notes, the invested amount for the subordinated notes might be reduced. This would reduce the amount of the collections of finance charge receivables available to the subordinated notes in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated notes. If receivables had to be sold, the net proceeds of that sale available to pay principal would be paid first to senior noteholders and any remaining net proceeds would be paid to the subordinated noteholders.
The Bank May Transfer Its Obligations to Another Entity
The bank may, subject to certain conditions, transfer its respective interests and obligations with respect to the master trust and under the pooling and servicing agreement to an assuming entity that is not affiliated with the bank without obtaining noteholder or master trust investor certificateholder consent to the transfer. See “The Master Trust — Assumption of the Bank’s Obligations” in this prospectus.
Allocations of Defaulted Receivables and Reallocation of Available Principal Amounts Could Result in a Reduction in Payment on Your Notes
The bank, as servicer, will write-off the principal receivables arising in credit card accounts in the master trust portfolio if the principal receivables become uncollectible. Your notes will be allocated a portion of these defaulted receivables. In addition, available principal amounts may be reallocated to pay interest on senior classes of notes or to pay a portion of the master trust servicing fee. You may not receive full repayment of your notes and full payment of interest due if (i) the nominal liquidation amount of your notes has been reduced by charge-offs resulting from uncovered default amounts on principal receivables in the master trust or as the result of reallocations of available principal amounts to pay interest and a portion of the master trust servicing fee, and (ii) those amounts have not been reimbursed from finance charge amounts. For a discussion of nominal liquidation amount, see “The Description of the Notes — Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”
You May Not Be Able to Reinvest Any Early Redemption Proceeds in a Comparable Security
If your notes are redeemed at a time when prevailing interest rates are relatively low, you may not be able to reinvest the redemption proceeds in a comparable security with an effective interest rate equivalent to that of your notes.
You May Have Limited or No Ability to Control Actions under the Indenture and the Pooling and Servicing Agreement. This May Result in, among Other Things, Payment of Principal Being Accelerated When It Is in Your Interest to Receive Payment of Principal on the Scheduled Principal Payment Date, or It May Result in Payment of Principal Not Being Accelerated When It Is in Your Interest to Receive Early Payment of Principal
Under the indenture, some actions require the consent of noteholders holding a specified percentage of the aggregate outstanding dollar principal amount of notes of a series or all the notes. These actions include consenting to amendments relating to the collateral certificate. In the case of votes by series or votes by holders of all of the notes, the outstanding dollar principal amount of the senior-most classes of notes will generally be substantially greater than the outstanding dollar principal amount of the subordinated classes of notes. Consequently, the noteholders of the senior-most class of notes will generally have the ability to determine whether and what actions should be taken. The subordinated noteholders will generally need the concurrence of the senior-most noteholders to cause actions to be taken.
The collateral certificate is an investor certificate under the pooling and servicing agreement, and noteholders have indirect consent rights under the pooling and servicing agreement. See “The Indenture — Voting.” Under the pooling and servicing agreement, some actions require the vote of a specified percentage of the aggregate principal amount of all of the investor certificates. These actions include consenting to amendments to the pooling and servicing agreement. In the case of votes by holders of all of the investor certificates, the outstanding principal amount of the collateral certificate is and may continue to be substantially smaller than the outstanding principal amount of the other series of investor certificates issued by the master trust. Consequently, the holders of investor certificates, other than the collateral certificate, will generally have the ability to determine whether and what actions should be taken. The noteholders, in exercising their voting powers under the collateral certificate, will generally need the concurrence of the holders of the other investor certificates to cause action to be taken. In addition, with respect to any vote to liquidate the assets in the master trust, the noteholders will be deemed to have voted against any such liquidation.
If an Event of Default Occurs, Your Remedy Options May Be Limited and You May Not Receive Full Payment of Principal and Accrued Interest
Your remedies may be limited if an event of default under your series of notes occurs. After an event of default affecting your series of notes and an acceleration of your notes, any funds in a note trust account with respect to that series of notes will be applied to pay principal of and interest on those notes. Then, in each following month, available principal amounts and finance charge amounts will be deposited into the applicable note trust account, and applied to make monthly principal and interest payments on those notes until the legal maturity date of those notes.
Following an event of default and acceleration, holders of the affected notes will have the ability to direct a sale of credit card receivables held by the master trust only under the limited circumstances as described in “The Indenture — Events of Default” and “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables.”
Even if a sale of receivables is permitted, we can give no assurance that the proceeds of the sale will be enough to pay unpaid principal of and interest on the accelerated notes.

Transaction Parties
National City Credit Card Master Note Trust
      The notes will be issued by National City Credit Card Master Note Trust (referred to as the note trust). The note trust’s principal offices will be at Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-0001, in care of Wilmington Trust Company, as owner trustee. Its telephone number is (302) 636-6196.
      The note trust’s activities will be limited to:

•	acquiring and holding the collateral certificate, and the other assets of the note trust and the proceeds from these assets;

•	issuing the notes;

•	making payments on the notes; and

•	engaging in other activities that are necessary or incidental to accomplish these limited purposes.
      The assets of the note trust will consist primarily of:

•	the collateral certificate; and

•	funds on deposit in the note trust accounts.
It is not expected that the note trust will have any other significant assets.
      UCC financing statements will be filed to perfect the ownership or security interests of the note trust and the indenture trustee described herein. See “Risk Factors” for a discussion of risks associated with the note trust and the assets of the note trust, and see “The Indenture — Note Trust Covenants” and “The Master Trust — Representations and Warranties” for a discussion of covenants regarding the perfection of security interests.
      The note trust will operate pursuant to a trust agreement between the bank and Wilmington Trust Company, the owner trustee. The note trust will not have any officers or directors. Its sole beneficiary will be the bank. The bank will also be the administrator of the note trust and will generally direct the actions of the note trust.
      The bank and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee so long as the amendment will not (i) adversely affect in any material respect the interests of the noteholders or (ii) significantly change the purposes and powers of the note trust, as set forth in the trust agreement. Accordingly, neither the indenture trustee nor any holder of any note will be entitled to vote on any such amendment.
      In addition, if holders of not less than (a) in the case of a significant change in the purpose and powers of the note trust which is not reasonably expected to have a material adverse effect on the noteholders, a majority of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent, and (b) in all other cases, 66 2/3% of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent, the trust agreement may also be amended for the purpose of (i) adding, changing or eliminating any provisions of the trust agreement or of modifying the rights of those noteholders or (ii) significantly changing the purposes and powers of the note trust.
      In addition, a noteholder will not have any right to consent to any amendment to the trust agreement providing for a change in the beneficiary or other related amendments in connection with replacing the bank, as seller under the pooling and servicing agreement, with a bankruptcy-remote special purpose entity.
      See “The Indenture — Tax Opinions for Amendments” for additional conditions to amending the trust agreement.

National City Credit Card Master Trust
      The notes are secured by a beneficial interest in a pool of receivables that arise under revolving credit card accounts owned by the bank and designated by the bank to National City Credit Card Master Trust (referred to as the master trust). National City Credit Card Master Trust was formed, in accordance with the laws of the State of New York, pursuant to a pooling and servicing agreement dated as of June 1, 1995. The pooling and servicing agreement was amended and restated as of July 1, 2000, was further amended by an amendment dated May 24, 2001, an amendment dated as of August 3, 2005 (whereby the governing law was changed to Delaware), and under certain conditions, may be further amended or supplemented from time to time. See “The Master Trust — Amendments.” The pooling and servicing agreement is between National City Bank, the bank, as seller and servicer, and The Bank of New York (Delaware), as trustee. The pooling and servicing agreement, as originally executed, was between First of America Bank — Michigan, N.A., as seller and servicer, First of America Bank — Illinois, N.A., as seller, and The Bank of New York, as trustee. First of America Bank — Michigan, N.A., was succeeded, as described in this prospectus, as seller and servicer and First of America Bank — Illinois, N.A. was succeeded, as described in this prospectus, as seller on September 1, 1998 by the bank. The pooling and servicing agreement, as amended and restated, and any series supplement are sometimes together referenced to as the pooling and servicing agreement.
      The master trust will only engage in the following business activities:

•	acquiring and holding master trust assets;

•	issuing series of investor certificates and other interests in the master trust;

•	making payments on the investor certificates and other interests; and

•	engaging in related activities (including, with respect to any series of investor certificates, obtaining any enhancement and entering into an enhancement agreement relating thereto).
      As a consequence, the master trust is not expected to have any need for additional capital resources other than the assets of the master trust.
      The master trust will issue under a series supplement to the pooling and servicing agreement a collateral certificate to the bank that represents a beneficial interest in the receivables in the master trust. The bank will transfer this collateral certificate to the note trust under a trust agreement between the bank, as transferor and beneficiary, and the note trust. The collateral certificate will secure the notes issued by the note trust.
      The master trust may also, from time to time, issue other series of asset backed investor certificates. Each series of investor certificates is issued pursuant to the terms of a series supplement to the pooling and servicing agreement. See the accompanying prospectus supplement for a list of outstanding series of investor certificates issued by the master trust.
          The Master Trust Transfer
      The master trust was created in 1995 and from this formation until July 1, 2000 was known as First of America Credit Card Master Trust. First of America Bank — Michigan, N.A., was a seller and the servicer and First of America Bank — Illinois, N.A. was a seller under the original pooling and servicing agreement dated June 1, 1995. On September 1, 1998, First of America Bank — Michigan, N.A. and First of America Bank — Illinois, N.A. transferred to the bank certain assets and liabilities relating to their respective credit card businesses including their credit card accounts and the assets and liabilities of First of America Bank — Michigan, N.A. and First of America Bank — Illinois, N.A. relating to the master trust.
          Assumption Agreement and Amendments to the Pooling and Servicing Agreement
      Under the terms of an assumption agreement and amendment to the pooling and servicing agreement dated as of September 1, 1998, the bank accepted and assumed all of First of America Bank — Michigan, N.A.’s and First of America Bank — Illinois, N.A.’s liabilities under and assumed and agreed to perform each and every covenant and obligation of the seller and the servicer contained in the pooling and servicing agreement and the related series supplements. Pursuant to the assumption agreement and amendment, the Seller Interest was assigned and assumed by the bank.
      In addition, under the assumption agreement and amendment, ownership of the accounts was transferred to the bank, and the bank sold, transferred, assigned, set over and otherwise conveyed to the master trust trustee on behalf of the master trust, for the benefit of the investor certificateholders, all of the bank’s right, title and interest in and to the receivables in the accounts. The bank has also granted to the master trust trustee on behalf of the master trust for the benefit of the investor certificateholders, a first priority perfected security interest in all of the bank’s right, title and interest in and to the receivables in the accounts.
      Under the terms of the pooling and servicing agreement, as amended and restated as of July 1, 2000, the bank changed the name of the master trust from First of America Credit Card Master Trust to National City Credit Card Master Trust.
      Pursuant to the assumption agreement and amendments described above:

•	First of America Bank — Michigan, N.A. was released as a seller and as servicer and has no further obligations or liabilities under the pooling and servicing agreement or the series supplements;

•	First of America Bank — Illinois, N.A. was released as a seller and has no further obligations or liabilities under the pooling and servicing agreement or the series supplements;

•	the bank became the sole seller and servicer; and

•	the name of the master trust became National City Credit Card Master Trust.
National City Bank and National City Corporation
      The bank is a national banking association organized under the laws of the United States with its main office in Cleveland, Ohio, and is a wholly-owned subsidiary of National City Corporation. The bank engages in a wide variety of financial services including commercial and retail banking, consumer finance, trust and investment management, leasing, public finance, venture capital, small business and community investment and credit life insurance, through branch offices located throughout Ohio.
      The bank is responsible for servicing, managing and making collections on the credit card receivables in the master trust. See “The Master Trust — Collection and Other Servicing Procedures.” In addition, see “The Bank’s Credit Card Activities” for a description of the bank’s general policies and procedures for its credit card portfolio.
      National City Corporation, organized under the laws of the State of Delaware with its headquarters in Cleveland, Ohio, is one of the nation’s largest financial holding companies. The Corporation operates through an extensive banking network primarily in Ohio, Illinois, Indiana, Kentucky, Michigan, Missouri and Pennsylvania, and serves customers in selected markets nationally. The Corporation’s core businesses include commercial and retail banking, mortgage financing and servicing, consumer finance and asset management.
      The principal executive offices of the bank and the Corporation are located at 1900 East Ninth Street, Cleveland, Ohio 44114-3484, and the telephone number is 216-222-2000.
The Bank of New York
      The Bank of New York, a New York banking corporation, is the indenture trustee under the indenture for the notes. Its principal corporate office is located at 101 Barclay Street, Floor 8 West, Attention: Corporate Trust Administration — Asset Backed Securities, New York, New York 10286.
      The bank, the servicer, the note trust and their respective affiliates may from time to time enter into normal banking and trustee relationships with The Bank of New York and its affiliates.
      For a more detailed description of the role of the indenture trustee, see “The Indenture — Indenture Trustee.”

Wilmington Trust Company
      Wilmington Trust Company, a Delaware banking corporation, is the owner trustee of the note trust. Under the terms of the trust agreement, the powers and duties of the owner trustee are ministerial only.
      For a more detailed description of the role of the owner trustee, see “Transaction Parties — National City Credit Card Master Note Trust.”
The Bank of New York (Delaware)
      The Bank of New York (Delaware), a Delaware banking corporation, is the master trust trustee under the pooling and servicing agreement for the master trust investor certificates. Its principal corporate office is located at White Clay Center, Route 273, Newark, Delaware 19711 Attention: Corporate Trust Administration.
      The bank, the servicer, the note trust and their respective affiliates may from time to time enter into normal banking and trustee relationships with The Bank of New York (Delaware) and its affiliates.
      For a more detailed description of the role of the master trust trustee, see “The Master Trust — Master Trust Trustee.”
The Bank’s Credit Card Activities
General
      The Bank Portfolio is serviced at offices located in Michigan and Ohio. The primary servicing center is located in Kalamazoo, Michigan, where collection, customer service, settlement and finance departments are housed. Additional services such as credit processing and relationship management are done through the Columbus, Ohio location.
      Certain data processing and ministerial functions associated with the servicing of the Bank Portfolio are performed on behalf of the bank by First Data Resources, Inc. (referred to in this prospectus as “FDR”). If FDR were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by cardholders could occur and the replacement of the services FDR currently provides to the bank could be time consuming. As a result, delays in payments to noteholders could occur.
      FDR was established in 1968 as the data processing unit of MidAmerica Bankcard Association. In 1980, American Express acquired FDR and in 1992, FDR became an independent company as a subsidiary of First Data Corp. According to FDR, it is a leading global provider of comprehensive transaction processing products and services to credit, debit, commercial, private label and oil card issuing entities. FDR’s home office in the United States is located in Omaha, Nebraska.
      The bank uses a variety of the services provided by FDR in originating and servicing the bank’s VISA and MasterCard accounts, including a provision of network interface to other card processors through VISA USA, Inc. and MasterCard International, Inc. This network provides cardholder authorizations in addition to a conduit for funds transfer and settlement.
New Accounts and Underwriting
      Substantially all of the Bank Portfolio has been generated through branch take-ones, direct mailings and telemarketing. The bank identifies potential cardholders for pre-approved solicitations by supplying a list of credit criteria to a credit bureau, which generates a list of individuals who meet such criteria. When the bank receives an acceptance certificate from an individual who received a pre-approved solicitation, the bank obtains a credit report on such individual issued by an independent credit reporting agency, and the issuance of a credit card to such individual and the credit limit and terms of the account are subject to limited post-screening review by the bank. Generally, the bank issues classic, gold and platinum credit cards, each with a corresponding higher credit limit.
      The bank’s underwriting approach to non pre-approved account approval uses computerized credit scoring systems. Additionally, variables such as outstanding debt and credit bureau risk score of credit history are also considered. Furthermore, the bank reviews a credit report on each applicant issued by an independent credit reporting agency and, for certain applicants, independently verifies employment, income or other information contained in the credit application.
      If an application is approved, the bank establishes an initial credit limit on the cardholder’s account based on a scored evaluation of the cardholder’s creditworthiness. This credit limit is adjusted from time to time based on the bank’s continuing evaluation of the cardholder’s repayment ability as evidenced by the cardholder’s repayment history and other factors. The bank also may increase the credit limit at the cardholder’s request after completion of an evaluation comparable to that performed during the initial underwriting.
      The bank reviews credit losses on a monthly basis. From time to time, based on such review and other factors, the bank adjusts its underwriting standards appropriately. The bank also performs an ongoing credit review of each account which may result in closing the account.
Use of Credit Cards
      Each cardholder is subject to an agreement with the bank governing the terms and conditions of the related MasterCard or VISA account. Under each such agreement, the bank reserves the right, upon advance notice to the cardholder, to add or to change any terms, conditions, services or features of its MasterCard or VISA accounts at any time, including increasing or decreasing periodic finance charges, other charges or minimum payment terms. The agreement with each cardholder provides that the bank may apply such changes, when applicable, to current outstanding balances as well as to future transactions. The cardholder can avoid certain changes in terms by giving timely written notification to the bank and by not using the account.
      A cardholder may use the credit card for two types of transactions: purchases and cash advances. Cardholders make purchases when using the credit card to pay for goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine. Cardholders may use special cash advance checks issued by the bank to draw against their MasterCard or VISA credit lines. Cardholders may draw against their credit lines with the bank as a cash advance by transferring balances owed to other creditors to their accounts with the bank.
Billing and Payments
      The accounts in the Master Trust Portfolio currently have various billing and payment characteristics, including varying periodic rate finance charges and fees.
      Cardholders receive monthly billing statements summarizing the activity in their accounts. Currently, a cardholder must make a monthly minimum payment generally equal to the greater of 2.5% of the outstanding account balance (plus the full amount, if any, in excess of the applicable credit limit, and any amount past due) or $10 or 1% of the outstanding account balance plus finance charges plus fees. Balances of $10 or less must be paid in full. Other charges currently assessed by the bank include a late charge (generally between $15 and $39, assessed by the bank if they do not receive the required minimum payment on or before the last day of the billing cycle), a fee for exceeding the applicable credit limited (generally between $25 and $35) and a return check charge (generally between $25 and $35). The bank has reserved the right to assess cash advance fees (generally equal to 3% of the cash advance). Cardholders may also purchase credit life, unemployment and disability insurance covering their account. All fees, charges and insurance premiums assessed by the bank are automatically charged to the account and are included in the account balance.
      The bank uses the “two cycle average daily account balance” method to calculate finance charges. To calculate interest, the bank first takes the beginning account balance each day, adds any new purchases or cash advances and subtracts any payments or credits. This computation yields the daily account balance. The bank then adds all the daily account balances for the billing cycle and divides the total by the number of days in the billing cycle. This produces the average daily account balance in the current billing cycle. The same methodology is used for the previous billing cycle to get the average daily account balance for the previous billing cycle; however, the average daily account balance for the previous billing cycle is considered to be zero for each day of the previous cycle if a finance charge was already imposed on purchases itemized in the previous cycle or the entire account balance was paid in full by the due date. The total periodic charge for a billing cycle is calculated by (a) multiplying the average daily account balance for the current billing cycle by the total number of days in the current billing cycle, and multiplying the product by the applicable daily periodic rate of finance charge; (b) multiplying the average daily account balance for the previous billing cycle by the total number of days in the previous billing cycle, and multiplying the product by the current applicable daily periodic rate of finance charge; and (c) adding up the results of (a) and (b) to arrive at the total finance charge. Periodic charges for purchases are not assessed if all balances shown in the billing statement are paid by the due date each month, which is normally 27 days after the statement closing date, or if the previous purchase balance on the most recent prior monthly statement was zero. Cash advances accrue periodic charges on the outstanding balance of the advance from the date of the advance until the date full payment is received.
      Currently, substantially all of the accounts in the Master Trust Portfolio incur periodic finance charges at variable annual percentage rates. The bank makes use of introductory periodic finance charge rates. The introductory periodic finance charge rates are generally fixed for some initial period, and at the conclusion of this period rise to a higher, variable periodic finance charge rate.
Delinquencies
      An account is contractually delinquent if the minimum payment indicated on the cardholder’s statement is not received by the payment due date. In addition, a late fee is assessed at the due date. Efforts to collect contractually delinquent credit card receivables are made by the bank’s service center personnel or the bank’s designees. Collection activities include statement messages, formal collection letters and telephone calls. Collection personnel generally initiate telephone contact with cardholders whose accounts have become from one to sixty days contractually delinquent depending on the risk associated with the cardholder as indicated by an adaptive control system. In the event that initial telephone contact fails to resolve the delinquency, the bank continues to contact the cardholder by telephone and by mail. In certain situations, the bank may enter into arrangements with the cardholders to extend or otherwise change payment schedules and other account terms. Delinquency levels are monitored by collection managers and information is reported regularly to senior management of the bank. Accounts are generally charged off when they become 150 days contractually delinquent (or sooner in the event of receipt of notice of death or bankruptcy of the credit card holder). At that time, they are generally referred to the internal recovery department or, in appropriate circumstances, to outside collection agencies.
      The bank’s account origination, credit evaluation, servicing and charge-off policies and collection practices may change from time to time in accordance with the bank’s business judgment, industry practice, applicable laws and regulations and other factors. These changes may affect the performance of the Master Trust Portfolio and the collectability of the receivables.
Interchange
      Issuing banks participating in the VISA and MasterCard associations receive certain fees from VISA and MasterCard, called interchange, as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, interchange in connection with cardholder purchases for goods and services is passed from acquiring banks which clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by MasterCard and VISA and are based on the number of credit card transactions and the amount charged per transaction. The seller may be required, as described in the accompanying prospectus supplement, to transfer to the master trust a percentage of the interchange attributed to cardholder charges for goods and services in the related accounts. If so required to be transferred, interchange arising under the related accounts will be allocated to the related certificates of any series in the manner provided in the accompanying prospectus supplement, and, unless otherwise provided in the accompanying prospectus supplement, will be treated as collections of Finance Charge Receivables and will be used to pay required monthly payments, including interest on the related series of notes, and, in some cases, to pay all or a portion of the servicing fee paid to the servicer.
Use of Proceeds
       The net proceeds from the sale of each series of notes offered hereby will be paid to the bank. The bank will use these proceeds for its general corporate purposes.
Description of the Notes
       The notes will be issued pursuant to the indenture and a related indenture supplement. The following discussion and the discussions under “The Indenture” in this prospectus and certain sections in the accompanying prospectus supplement summarize the material terms of the notes, the indenture and the indenture supplements. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the indenture supplements.
      The notes will be issued in series. Each series will represent a contractual debt obligation of the note trust which shall be in addition to the debt obligations of the note trust represented by any other series of notes (which may include series offered pursuant to this prospectus). Each series will be issued pursuant to the indenture and an indenture supplement, copies of the forms of which are filed as exhibits to the registration statement of which this prospectus is a part. The prospectus supplement for each series will describe any provisions which may differ materially from the exhibits filed with the registration statement.
      The following summaries describe certain provisions common to each series of notes.
General
      Most series of notes are expected to consist of multiple classes of notes. A class designation determines the relative seniority for receipt of cash flows and funding of the Default Amounts allocated to the related series of notes. For example, a class of subordinated notes provides credit enhancement for a class of senior notes of that series.
      The note trust may issue different tranches of notes of a class of notes in a multiple tranche series at the same time or at different times, but no senior tranche of notes of a class in a multiple tranche series may be issued unless a sufficient amount of subordinated notes (or other form of credit enhancement) of that series will be issued on that date or has previously been issued and is outstanding and available as subordination (or other credit enhancement) for such senior tranche of notes. Such credit enhancement will be further described in the related prospectus supplement.
      The note trust will offer notes denominated in U.S. dollars.
      Each series of notes will be secured by and paid from the assets of the note trust. The notes of each series will be allocated the Finance Charge Allocation Amount of all Finance Charge Amounts and Default Amounts, will be allocated the Principal Allocation Amount of all Available Principal Amounts, and will be allocated its pro rata share of the servicing fee on the receivables. The method for calculating the Finance Charge Allocation Amount and the Principal Allocation Amount applicable during any period is described in the definitions thereof in the “Glossary of Defined Terms,” which definitions may be supplemented or modified in the related prospectus supplement. If the notes offered by this prospectus and the related prospectus supplement are in a series including more than one class, Finance Charge Amounts, Principal Amounts, the Default Amounts and the servicing fee allocated to that series may be further allocated among each class in that series as described in the related prospectus supplement.
      The notes of each series may share excess Available Principal Amounts with other series of notes. In addition, if so specified in the related prospectus supplement, a series may be included in one or more groups of series for purposes of sharing excess Finance Charge Amounts.

      The note trust will pay principal of and interest on a series or class of notes solely from the portion of Finance Charge Amounts and Available Principal Amounts which are allocable to that series or class after giving effect to all allocations and reallocations, deposits and withdrawals of amounts in any note trust accounts relating to that series or class. If those sources are not sufficient for payment of principal of or interest on that series or class, the noteholders will have no recourse to any other assets of the note trust, or any other person or entity for the payment of principal of or interest on that series or class of notes.
      A note is not a deposit and neither the notes nor any underlying collateral certificate or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
Book-Entry Notes
      The notes offered by this prospectus will be delivered in book-entry form. This means that, except under the limited circumstances described below under “— Definitive Notes,” purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.
      Each global note will be deposited with a securities depository named The Depository Trust Company and will be registered in the name of its nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture.
      The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability to own or transfer book-entry notes.
      Purchasers of notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system — such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee — or otherwise indirectly through a participant in DTC. Purchasers of notes in Europe may hold interests in the global notes through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.
      Because DTC will be the only registered owner of the global notes, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.
      As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

•	the ownership interests of its participants, including the U.S. depositories; and

•	all transfers of ownership interests between its participants.
      The participants and indirect participants, in turn, will maintain records showing:

•	the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

•	all transfers between these persons.
      Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own Securities Intermediary at the “bottom.”

      The note trust, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC’s records or any participant’s records relating to book-entry notes. The note trust, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.
      Until Definitive Notes are issued to the beneficial owners as described below under “— Definitive Notes,” all references to “holders” of notes means DTC. The note trust, the indenture trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the notes for all purposes.
      Beneficial owners of book-entry notes should realize that the note trust will make all distributions of principal and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.
      Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream, Luxembourg or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the note trust that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.
      Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.
      Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. Beneficial owners may also experience delays in receiving distributions on their notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.
The Depository Trust Company
      DTC is a limited-purpose trust company organized under the New York Banking Law and is a “banking institution” within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.
Clearstream, Luxembourg
      Clearstream, Luxembourg is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream, Luxembourg provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.

Clearstream, Luxembourg has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear. Clearstream, Luxembourg currently accepts over 110,000 securities issues on its books.
      Clearstream, Luxembourg’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.
Euroclear System
      Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear operator is Euroclear Bank S.A./N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.
      This information about DTC, Clearstream, Luxembourg and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Distributions on Book-Entry Notes
      The note trust will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the note trust’s paying agent, The Bank of New York, at the office of the paying agent in New York, New York that the note trust designates for that purpose.
      In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.
      Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.
      Distributions on book-entry notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures, to the extent received by its U.S. depository.
      Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.
      In the event Definitive Notes are issued, distributions of principal and interest on Definitive Notes will be made directly to the holders of the Definitive Notes in whose names the Definitive Notes were registered at the close of business on the related record date.
Global Clearance and Settlement Procedures
      Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to DTC.
      Because of time-zone differences, credits to notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the Business Day following a DTC settlement date. The credits to or any transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that Business Day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC.
      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes
      Beneficial owners of book-entry notes may exchange those notes for Definitive Notes registered in their name only if:

•	DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered “clearing agency” and the note trust is unable to find a qualified replacement for DTC;

•	the note trust, in its sole discretion, elects to terminate the book-entry system through DTC; or

•	any event of default has occurred with respect to those book-entry notes and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the notes of that class advise the indenture trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.
      If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the Definitive Notes are available. The appropriate global note will then be exchangeable in whole for Definitive Notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive Notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the Definitive Notes will be recognized as the “holders” of the notes under the indenture.
Replacement of Notes
      The note trust will replace at the expense of the holder any mutilated note upon surrender of that note to the indenture trustee. The note trust will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the note trust and the indenture trustee. In the case of a destroyed, lost or stolen note, the note trust and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the note trust before a replacement note will be issued, and the note trust may require the payment of a sum sufficient to cover any tax or other governmental charge, and any other expenses (including the fees and expenses of the indenture trustee) in connection with the issuance of a replacement note.
Interest
      Interest will accrue on the notes from the relevant issuance date at the applicable note rate, which may be a fixed, floating or other type of rate as specified in the accompanying prospectus supplement. Interest will be distributed or deposited with respect to noteholders on the dates described in the related prospectus supplement. Interest payments or deposits will be funded from Finance Charge Amounts allocated to the notes during the preceding month or months, from any applicable credit enhancement, if necessary, and from certain other amounts specified in the accompanying prospectus supplement.
      For each issuance of fixed rate notes, we will designate in the related prospectus supplement the fixed rate of interest at which interest will accrue on those notes. For each issuance of floating rate notes, we will designate in the related prospectus supplement the interest rate index or other formula on which the interest is based.
      Each payment of interest on a note will include all interest accrued from the preceding interest payment date — or, for the first interest period, from the issuance date — through the day preceding the current interest payment date, or any other period as may be specified in the related prospectus supplement. We refer to each period during which interest accrues as an “interest period.” Interest on a note will be due and payable on each interest payment date.
      If interest on a note is not paid within 35 days after such interest is due, an event of default will occur with respect to that note. See “The Indenture — Events of Default.”

Principal
      The timing of payment of principal of a note will be specified in the accompanying prospectus supplement.
      Principal of a note may be paid later than its scheduled principal payment date if sufficient funds are not allocated from the master trust to the collateral certificate or are not allocable to the series or class of the note to be paid. It is not an event of default if the principal of a note is not paid on its scheduled principal payment date. However, if the principal amount of a note is not paid in full by its legal maturity date, an event of default will occur with respect to that note. See “The Indenture — Events of Default.”
      Principal of a note may be paid earlier than its scheduled principal payment date if an early redemption event or an event of default and acceleration occurs. See “The Indenture — Early Redemption Events” and “— Events of Default.”
      See “Risk Factors” in this prospectus and the accompanying prospectus supplement for a discussion of factors that may affect the timing of principal payments on the notes.
Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount
      Each note has a stated principal amount, an outstanding dollar principal amount and a nominal liquidation amount.

Stated Principal Amount
      The stated principal amount of a note is the amount that is stated on the face of the notes to be payable to the holder. It will be denominated in U.S. dollars.

Outstanding Dollar Principal Amount
      For dollar notes, the outstanding dollar principal amount is the initial dollar principal amount (as set forth in the accompanying prospectus supplement) of the notes, less principal payments to the noteholders. The outstanding dollar principal amount of any note will decrease as a result of each payment of principal of the note.
      In addition, a note may have an Adjusted Outstanding Dollar Principal Amount. The Adjusted Outstanding Dollar Principal Amount of a note is the outstanding dollar principal amount, less any funds on deposit in the principal funding account for that note. The Adjusted Outstanding Dollar Principal Amount of any note will decrease as a result of each deposit into the principal funding account for such note.

Nominal Liquidation Amount
      The nominal liquidation amount of a note is a dollar amount based on the initial outstanding dollar principal amount of that note, but with some reductions — including reductions from reallocations of Available Principal Amounts, allocations of charge-offs for uncovered defaults allocable to the collateral certificate and deposits in a principal funding account for such note — and increases described below. The aggregate nominal liquidation amount of all of the outstanding notes of the note trust will always be equal to the Invested Amount of the collateral certificate, and the nominal liquidation amount of any particular note corresponds to the portion of the Invested Amount of the collateral certificate that would be allocated to that note if the master trust were liquidated.
      The nominal liquidation amount of a note may be reduced as follows:

•	If Finance Charge Amounts allocable to a series of notes are insufficient to fund the portion of defaults on Principal Receivables in the master trust allocable to such series of notes (which will be allocated to each series of notes based on the Weighted Average Finance Charge Allocation Amount of all notes in such series) such uncovered defaults will result in a reduction of the nominal liquidation amount of such series. Within each series, unless otherwise specified in the related prospectus supplement, subordinated classes of notes will bear the risk of reduction in their nominal liquidation amount due to charge-offs resulting from uncovered defaults before senior classes of notes.

•	If Available Principal Amounts are reallocated from subordinated notes of a series to pay interest on senior notes, any shortfall in the payment of the master trust servicing fee or any other shortfall with respect to Finance Charge Amounts which Available Principal Amounts are reallocated to cover, the nominal liquidation amount of those subordinated notes will be reduced by the amount of the reallocations. The amount of the reallocation of Available Principal Amounts will be applied to reduce the nominal liquidation amount of the subordinated classes of notes in that series in succession, beginning with the most subordinated classes.

•	The nominal liquidation amount of a note will be reduced by the amount on deposit in the principal funding account with respect to that note.

•	The nominal liquidation amount of a note will be reduced by the amount of all payments of principal of that note.

•	Upon a sale of credit card receivables after the insolvency of the bank, an event of default and acceleration or on the legal maturity date of a note, the nominal liquidation amount of such note will be automatically reduced to zero. See “Credit Enhancement — Sale of Credit Card Receivables.”

      The nominal liquidation amount of a note can be increased if Finance Charge Amounts are available and they are applied to reimburse earlier reductions in the nominal liquidation amount from charge-offs for uncovered defaults on Principal Receivables in the master trust, or from reallocations of Available Principal Amounts from subordinated classes to pay shortfalls of Finance Charge Amounts. Within each series, the increases will be allocated first to the senior-most class with a deficiency in its nominal liquidation amount and then, in succession, to the subordinated classes with a deficiency in the nominal liquidation amount.
      In most circumstances, the nominal liquidation amount of a note, together with any accumulated Available Principal Amounts held in a principal funding account, will be equal to the outstanding dollar principal amount of that note. However, if there are reductions in the nominal liquidation amount as a result of reallocations of Available Principal Amounts from that note to pay interest on senior classes or the master trust servicing fee, or as a result of charge-offs for uncovered defaults on Principal Receivables in the master trust allocable to the collateral certificate, there will be a deficit in the nominal liquidation amount of that note. Unless that deficiency is reimbursed through the reinvestment of Finance Charge Amounts in the collateral certificate, the stated principal amount of that note will not be paid in full.
      A subordinated note’s nominal liquidation amount represents the maximum amount of Available Principal Amounts that may be reallocated from such note to pay interest on senior notes or the master trust servicing fee of the same series and the maximum amount of charge-offs for uncovered defaults on the Principal Receivables in the master trust that may be allocated to such note. The nominal liquidation amount is also used to calculate the amount of Available Principal Amounts that can be allocated for payment of principal of a class of notes. This means that if the nominal liquidation amount of a class of notes has been reduced by charge-offs for uncovered defaults on Principal Receivables in the master trust or by reallocations of Available Principal Amounts to pay interest on senior notes or the master trust servicing fee, the holders of notes with the reduced nominal liquidation amount will receive less than the full stated principal amount of their notes because the amount of dollars allocated to pay them is less than the outstanding dollar principal amount of the notes.
      The nominal liquidation amount of a note may not be reduced below zero, and may not be increased above the outstanding dollar principal amount of that note, less any amounts on deposit in the principal funding account with respect to that note.

      If a note held by the bank, the note trust or any of their affiliates is canceled, the nominal liquidation amount of that note is automatically reduced to zero, with a corresponding automatic reduction in the Invested Amount of the collateral certificate.
      The cumulative amount of reductions of the nominal liquidation amount of any class of notes due to the reallocation of Available Principal Amounts to pay Finance Charge Amounts shortfalls will be limited as described in the accompanying prospectus supplement.
      Allocations of charge-offs for uncovered defaults on Principal Receivables in the master trust and reallocations of Available Principal Amounts to cover Finance Charge Amounts shortfalls reduce the nominal liquidation amount of outstanding notes only and do not affect notes that are issued after that time.
Final Payment of the Notes
      Noteholders will not receive payment of principal in excess of the highest outstanding dollar principal amount of that series or class.
      Following an event of default and acceleration or on the legal maturity date of a series of notes, credit card receivables in an aggregate amount not to exceed the nominal liquidation amount, plus any past due, accrued and additional interest, of the related series will be sold by the master trust. The proceeds of such sale will be applied to the extent available to pay the outstanding principal amount of, plus any accrued, past due and additional interest on, those notes on the date of the sale.
      A series or class of notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the note trust will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the stated principal amount of and all accrued interest on those notes;

•	the date on which the outstanding dollar principal amount of the notes is reduced to zero and all accrued interest on those notes is paid in full; or

•	the legal maturity date of those notes, after giving effect to all deposits, allocations, reallocations, sale of credit card receivables and payments to be made on that date.
Subordination of Interest and Principal
      Interest and principal payments on subordinated notes of a series may be subordinated as described in the accompanying prospectus supplement.
      Available Principal Amounts may be reallocated to pay interest on senior notes of, or a portion of the master trust servicing fee allocated to, those notes. In addition, unless otherwise indicated in the accompanying prospectus supplement, subordinated notes bear the risk of reduction in their nominal liquidation amount due to charge-offs for uncovered defaults on Principal Receivables in the master trust before senior notes. See “The Notes — Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount — Nominal Liquidation Amount.”
Early Redemption of Notes
      Each series of notes will be subject to mandatory redemption on its scheduled principal payment date, which will generally be 24 months before its legal maturity date. In addition, if any other early redemption event occurs, the note trust will be required to redeem each series of the affected notes before the scheduled principal payment date of that series of notes. See “The Indenture — Early Redemption Events” for a description of the early redemption events and their consequences to noteholders.

      Whenever the note trust redeems a series of notes, it will do so only to the extent of Finance Charge Amounts and Available Principal Amounts allocated to that series of notes. A noteholder will have no claim against the note trust if the note trust fails to make a required redemption of notes before the legal maturity date because no funds are available for that purpose. The failure to redeem before the legal maturity date under these circumstances will not be an event of default.
      If so specified in the accompanying prospectus supplement, the servicer may direct the note trust to redeem the notes of any series before its scheduled principal payment date. The prospectus supplement will indicate at what times and under what conditions the note trust may exercise that right of redemption and if the redemption may be made in whole or in part, as well as other terms of the redemption. The note trust will give notice to holders of the affected notes before any optional redemption date.
Issuances of New Series of Notes
      Unless otherwise specified in the accompanying prospectus supplement, the note trust may issue new series of notes only if the conditions of issuance are met (or waived as described below). These conditions include:

•	on or before the third Business Day before a new issuance of notes, the note trust gives the indenture trustee and the rating agencies written notice of the issuance;

•	on or prior to the date that the new issuance is to occur, the note trust delivers to the indenture trustee and each rating agency a certificate to the effect that:

—	the note trust reasonably believes that the new issuance will not at the time of its occurrence (i) cause an early redemption event or event of default, (ii) adversely affect the amount of funds available to be distributed to noteholders of any series of notes or the timing of such distributions or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes;

—	all instruments furnished to the indenture trustee conform to the requirements of the indenture and constitute sufficient authority under the indenture for the indenture trustee to authenticate and deliver the notes;

—	the form and terms of the notes have been established in conformity with the provisions of the indenture; and

—	the note trust shall have satisfied such other matters as the indenture trustee may reasonably request;

•	the note trust delivers to the indenture trustee and the rating agencies an opinion of counsel that all laws and requirements with respect to the execution and delivery by the note trust of the notes have been complied with, the note trust has the power and authority to issue the notes, and the notes have been duly authorized and delivered by the note trust, and, assuming due authentication and delivery by the indenture trustee, constitute legal, valid and binding obligations of the note trust enforceable in accordance with their terms (subject to certain limitations and conditions), and are entitled to the benefits of the indenture equally and ratably with all other notes, if any, of such series outstanding subject to the terms of the indenture and each indenture supplement;

•	the note trust delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal income tax purposes, subject to customary qualifications, (i) the new issuance will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates issued by the master trust that were characterized as debt at the time of their issuance, (ii) following the new issuance, the master trust will not be treated as an association, or a publicly traded partnership, taxable as a corporation, and (iii) the new issuance will not cause or constitute an event in which gain or loss would be recognized by any holder of an investor certificate issued by the master trust;

•	the note trust delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal income tax purposes, subject to customary qualifications, (i) the new issuance will not adversely affect the tax characterization as debt of any outstanding series or class of notes that were characterized as debt at the time of their issuance, (ii) following the new issuance, the note trust will not be treated as an association, or publicly traded partnership, taxable as a corporation, (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any holder of such outstanding notes and (iv) except as provided in the related indenture supplement, following the new issuance of a series of notes, the newly issued series of notes will be properly characterized as debt;

•	the note trust delivers to the indenture trustee an indenture supplement relating to the applicable series of notes;

•	no Pay Out Event with respect to the collateral certificate has occurred or is continuing as of the date of the new issuance;

•	each rating agency that has rated any outstanding notes has provided confirmation that the new issuance of notes will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes rated by that rating agency; and

•	any other conditions in the accompanying prospectus supplement are satisfied.
      If the note trust obtains confirmation from each rating agency that has rated any outstanding notes that the issuance of a new series of notes will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes rated by that rating agency, then some of the conditions described above may be eliminated or modified.
      The note trust and the indenture trustee are not required to obtain the consent of any noteholder of any outstanding series to issue any additional series of notes.
      In addition, there are no restrictions on the timing or amount of any additional issuance of notes of an outstanding tranche of a multiple tranche series, so long as the conditions described above are met, or eliminated or modified. As of the date of any additional issuance of an outstanding tranche of notes, the stated principal amount, outstanding dollar principal amount and nominal liquidation amount of that tranche will be increased to reflect the principal amount of the additional notes. The target deposits, if any, to the principal funding subaccount for that tranche will be increased proportionately to reflect the principal amount of the additional notes of that tranche.
      When issued, the new series of notes will be equally and ratably entitled to the benefits of the indenture as the other outstanding series of notes without preference, priority or distinction.
Payments on Notes; Paying Agent
      The notes offered by this prospectus and the accompanying prospectus supplement will be delivered in book-entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described under “— Book-Entry Notes.”
      The note trust, the indenture trustee and any agent of the note trust or the indenture trustee will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.
      The note trust will make payments on a note to the registered holder of the note at the close of business on the record date established for the related payment date.
      The note trust will designate the corporate trust office of The Bank of New York in New York, New York as its paying agent for the notes of each series. The note trust will identify any other entities appointed to serve as paying agents on a series of notes in a supplement to this prospectus. The note trust may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, the note trust will be required to maintain an office, agency or paying agent in each place of payment for a series of notes.
      After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be paid to the note trust. After funds are paid to the note trust, the holder of that note may look only to the note trust for payment of that principal or interest.
Denominations
      Unless otherwise indicated in the related prospectus supplement, the notes offered by this prospectus will be issued in denominations of $5,000 and multiples of $1,000 in excess of that amount.
Record Date
      The record date for payment of the notes will be the last day of the month before the related payment date.
Governing Law
      The laws of the State of New York will govern the notes and the indenture.
Form, Exchange and Registration and Transfer of Notes
      The notes offered by this prospectus will be issued in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a “book-entry note.” For a description of the special provisions that apply to book-entry notes, see “— Book-Entry Notes.”
      A holder of notes may exchange those notes for other notes of the same class of any authorized denominations and of the same aggregate stated principal amount, scheduled principal payment date and legal maturity date, and of like terms.
      Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the note trust designates. Unless otherwise provided in the note to be transferred or exchanged, holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the indenture before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.
      The note trust will appoint The Bank of New York as the registrar for the notes. The note trust also may at any time designate additional transfer agents for any series of notes. The note trust may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, the note trust will be required to maintain a transfer agent in each place of payment for a series of notes.
Sources of Funds to Pay the Notes
The Collateral Certificate
      The primary source of funds for the payment of principal of and interest on the notes will be the collateral certificate issued by the master trust to the note trust. The following discussion and certain discussions in the accompanying prospectus supplement summarize the material terms of the collateral certificate. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the pooling and servicing agreement and the collateral certificate. For a description of the master trust and its assets, see “The Master Trust.” The collateral certificate is the only master trust investor certificate issued pursuant to Series 2005-CC supplement.
      The collateral certificate represents an undivided interest in the assets of the master trust. The assets of the master trust consist primarily of credit card receivables arising in selected MasterCard and Visa revolving credit card accounts that have been transferred by the bank. The amount of credit card receivables in the master trust will fluctuate from day to day as new receivables are generated or added to or removed from the master trust and as other receivables are collected, charged off as uncollectible, or otherwise adjusted.
      The collateral certificate has no specified interest rate. The note trust, as holder of the collateral certificate, is entitled to receive its allocable share of defaults and of collections of Finance Charge Receivables and Principal Receivables payable by the master trust. The note trust may not sell or transfer the collateral certificate without receiving written confirmation from each rating agency that such sale or transfer will not result in the reduction, qualification or withdrawal of the ratings of any outstanding notes which it has rated.
      Finance Charge Receivables are all periodic finance charges, cash advance fees, late fees, overlimit fees, discount option receivables, and annual fees on amounts charged for merchandise and services and some other fees designated by the bank, Collections of Finance Charge Receivables will include the amount of interchange, if any, and recoveries on Defaulted Receivables. Principal Receivables are all amounts charged by cardholders for merchandise and services, cash advances and access charges, but does not include Defaulted Receivables. Interchange, which represents fees received by the bank from MasterCard and Visa as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period before initial billing, will be treated as collections of Finance Charge Receivables.
      Each month, the master trust will allocate collections of Finance Charge Receivables (less Servicer Interchange) and Principal Receivables and defaults to the investor certificates outstanding under the master trust, including the collateral certificate.
      Allocations of defaults and collections of Finance Charge Receivables (less Servicer Interchange) are made pro rata among each series of investor certificates issued by the master trust, including the collateral certificate, based on its respective Invested Amount, and the seller, based on the Seller Interest. In general, the Invested Amount of each series of investor certificates (including the collateral certificate) issued by the master trust will equal the stated dollar amount of the investor certificates (including the collateral certificate) issued to investors in that series, less unreimbursed charge-offs for uncovered defaults on Principal Receivables in the master trust allocated to those investors, reallocations of collections of Principal Receivables to cover certain shortfalls in collections of Finance Charge Receivables and principal payments deposited to a master trust principal funding account or made to those investors.
      The collateral certificate has a fluctuating Invested Amount, representing the investment of that certificate in Principal Receivables. The Invested Amount of the collateral certificate will equal the total nominal liquidation amount of the outstanding notes secured by the collateral certificate. For a discussion of Invested Amount, see the definition of Invested Amount in the “Glossary of Defined Terms.” The Seller Interest, which is owned by the bank, represents the interest in the Principal Receivables in the master trust not represented by any master trust series of investor certificates. For example, if the total Principal Receivables in the master trust at the end of the month is 500, the Invested Amount of the collateral certificate is 100, the Invested Amounts of the other investor certificates are 200 and the Seller Interest is 200, the collateral certificate is entitled, in general, to 1/5 — or 100/500 — of the defaults and collections of Finance Charge Receivables for the applicable month.
      Collections of Principal Receivables are allocated similarly to the allocation of collections of Finance Charge Receivables when no principal amounts are needed for deposit into a principal funding account or needed to pay principal to investors. However, collections of Principal Receivables are allocated differently when principal amounts need to be deposited into the master trust principal funding accounts or paid to the master trust investors. When the principal amount of a master trust investor certificate other than the collateral certificate begins to accumulate or amortize, collections of Principal Receivables continue to be allocated to the series as if the Invested Amount of that series had not been reduced by principal collections deposited to a master trust principal funding account or paid to master trust investors. During this time, allocations of collections of Principal Receivables to the investors in a series of certificates issued by the master trust, other than the collateral certificate, is based on the Invested Amount of the series “fixed” at the time immediately before the first deposit of principal collections into a principal funding account or the time immediately before the first payment of principal collections to investors.
      The collateral certificate is allocated collections of Principal Receivables at all times based on an Invested Amount calculation which is an aggregate of the nominal liquidation amounts for each individual class of notes. For series of notes which do not require principal amounts to be deposited into a principal funding account or paid to noteholders, the nominal liquidation amount calculation will be “floating,” i.e. calculated as of the end of the prior month. For series of notes which require principal amounts to be deposited into a principal funding account or paid to noteholders, the nominal liquidation amount will be “fixed” immediately before the note trust begins to allocate Available Principal Amounts to the principal funding account for that series, i.e. calculated as of the end of the month prior to any reductions for deposits or payments of principal.
      For a detailed description of the percentage used in allocating finance charge collections and defaults to the collateral certificate, see the definition of “Floating Allocation Percentage” in the “Glossary of Defined Terms.” For a detailed description of the percentage used in allocating principal collections to the collateral certificate, see the definition of “Principal Allocation Percentage” in the “Glossary of Defined Terms.”
      If collections of Principal Receivables allocated to the collateral certificate are needed for reallocation to cover certain shortfalls in Finance Charge Amounts, to pay the notes or to make a deposit into the note trust accounts within a month, they will be allocated and paid to the note trust as holder of the collateral certificate. Otherwise, collections of Principal Receivables allocated to the collateral certificate will be reallocated to other series of master trust investor certificates which have principal collection shortfalls — which does not reduce the Invested Amount of the collateral certificate — or reinvested in the master trust to maintain the Invested Amount of the collateral certificate. If the collateral certificate has a shortfall in collections of Principal Receivables, but other series of investor certificates issued by the master trust have excess collections of Principal Receivables, a portion of the excess collections of Principal Receivables allocated to other series of investor certificates issued by the master trust will be reallocated to the collateral certificate and any other master trust investor certificate which may have a shortfall in collections of Principal Receivables and the collateral certificate’s share of the excess collections of Principal Receivables from the other series will be paid to the note trust and treated as Available Principal Amounts.
      Upon a sale of credit card receivables, or interests therein, following an event of default and acceleration or on the applicable legal maturity date for a series of notes, as described in the accompanying prospectus supplement, the portion of the nominal liquidation amount, and thereby the portion of the Invested Amount, related to that series will be reduced to zero and that series will no longer receive any allocations of collections of Finance Charge Receivables or Principal Receivables from the master trust and any allocations of Finance Charge Amounts or Available Principal Amounts from the note trust.
      Following a Pay Out Event with respect to the collateral certificate, which is an early redemption event for the notes, all collections of Principal Receivables for any month allocated to the Invested Amount of the collateral certificate will be used to cover principal payments to the note trust as holder of the collateral certificate.
      For a detailed description of the application of collections and allocation of defaults by the master trust, see “The Master Trust — Application of Collections” and “ — Defaulted Receivables; Rebates and Fraudulent Charges” in this prospectus.

Deposit and Application of Funds
      Collections of Finance Charge Receivables (less Servicer Interchange) allocated and paid to the note trust, as holder of the collateral certificate, as described in “— The Collateral Certificate” above and “The Master Trust — Application of Collections” in this prospectus, will be treated as Finance Charge Amounts. Such Finance Charge Amounts will be allocated pro rata to each series of notes based on the weighted average of its Finance Charge Allocation Percentages for each day during such month for such series of notes.
      Collections of Principal Receivables allocated and paid to the note trust, as holder of the collateral certificate, as described in “— The Collateral Certificate” above and “The Master Trust — Application of Collections” in this prospectus, will be treated as Available Principal Amounts. Such Available Principal Amounts will be allocated to each series of notes with a monthly principal payment for such month in an amount equal to:

•	such series’s Monthly Principal Payment; or

•	in the event that Available Principal Amounts for any month are less than the aggregate monthly principal payments for all series of notes, Available Principal Amounts will be allocated to each series of notes with a Monthly Principal Payment for such month to the extent needed by each such series to cover its Monthly Principal Payment in an amount equal to the lesser of (a) the sum of allocations of principal collections to such series based on the Principal Allocation Percentages for each day during such month for such series of notes and (b) the Monthly Principal Payment for such series of notes for such month.
      If Available Principal Amounts for any month are less than the aggregate monthly principal payments for all series of notes, and any series of notes has excess Available Principal Amounts remaining after its application of its allocation described above, then any such excess will be applied to each series of notes to the extent such series still needs to cover a monthly principal payment pro rata based on the weighted average of its Principal Allocation Percentage for each day during such month for such series of notes.
      In the case of a series of notes having more than one class, Available Principal Amounts and Finance Charge Amounts allocated to that series will be further allocated and applied to each class in the manner and order of priority described in the accompanying prospectus supplement.
Note Trust Accounts
      If so specified in the accompanying prospectus supplement, the note trust may direct the indenture trustee to establish and maintain in the name of the indenture trustee supplemental accounts for any series or class of notes for the benefit of the related noteholders.
      Each month, distributions on the collateral certificate will be deposited into one or more supplemental accounts, to make payments of interest on and principal of the notes, and for the other purposes as specified in the accompanying prospectus supplement.
      The supplemental accounts described in this section are referred to as note trust accounts. Amounts maintained in note trust accounts may only be invested in Eligible Investments.
Sale of Credit Card Receivables
      If a series of notes has an event of default and is accelerated before its legal maturity date, the master trust will sell credit card receivables, or interests therein, if the conditions described in “The Indenture — Events of Default” and “— Events of Default Remedies” are satisfied. This sale will take place at the direction of the indenture trustee or at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that series.
      If principal of or interest on a series of notes has not been paid in full on its legal maturity date, the sale will automatically take place on that date. Proceeds from such sale will be immediately paid to the noteholders of the related series.

      The amount of credit card receivables sold will be up to the nominal liquidation amount of, plus any accrued, past due and additional interest on, the related notes. The nominal liquidation amount of such notes will be automatically reduced to zero upon such sale. No more Available Principal Amounts or Finance Charge Amounts will be allocated to those notes. Noteholders will receive the proceeds of such sale in an amount not to exceed the outstanding principal amount of, plus any past due, accrued and additional interest on, such notes. Such notes are no longer outstanding under the indenture once the sale occurs.
      After giving effect to a sale of receivables for a series of notes, the amount of proceeds on deposit in a principal funding account may be less than the outstanding dollar principal amount of that series. This deficiency can arise because the nominal liquidation amount of that series was reduced before the sale of receivables or because the sale price for the receivables was less than the outstanding dollar principal amount and accrued, past due and additional interest. Unless otherwise specified in the accompanying prospectus supplement, these types of deficiencies will not be reimbursed.
Limited Recourse to the Note Trust; Security for the Notes
      Only the portion of Finance Charge Amounts and Available Principal Amounts allocable to a series of notes after giving effect to all allocations and reallocations thereof, funds on deposit in the applicable note trust accounts, and proceeds of sales of credit card receivables provide the source of payment for principal of or interest on any series of notes. Noteholders will have no recourse to any other assets of the note trust or any other person or entity for the payment of principal of or interest on the notes.
      The notes of all series are secured by a shared security interest in the collateral certificate and the collection account, but each series of notes is entitled to the benefits of only that portion of those assets allocated to it under the indenture and the related indenture supplement. Each series of notes is also secured by a security interest in any applicable note trust account.
Credit Enhancement
General
      For any series, credit enhancement may be provided with respect to one or more classes within the series. Credit enhancement may be in the form of the subordination of one or more classes of the notes of such series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, a derivative agreement or instrument, the use of cross support features or another method of credit enhancement described in the accompanying prospectus supplement, or any combination of the foregoing. If so specified in the accompanying prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class to the extent described in that accompanying prospectus supplement.
      The presence of credit enhancement with respect to a class is intended to enhance the likelihood of receipt by noteholders of the class of the full amount of principal and interest and decrease the likelihood that the noteholders will experience losses. However, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.
      If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

(a)	the amount payable under such credit enhancement;

(b)	any conditions to payment thereunder not otherwise described herein;

(c)	the conditions (if any) under which the amount payable under such credit enhancement may be reduced and under which such credit enhancement may be terminated or replaced; and

(d)	any material provision of any agreement relating to such credit enhancement.
      Additionally, the accompanying prospectus supplement may set forth certain information with respect to any credit enhancement provider, including:

(a)	a brief description of its principal business activities;

(b)	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

(c)	if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

(d)	its total assets, and its stockholders’ or policy holders’ surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.
Subordination
      One or more classes of any series may be subordinated to the extent necessary to fund payments with respect to one or more senior classes. The rights of the holders of any subordinated notes to receive distributions of principal and/or interest on any distribution date will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event of certain types of losses not covered by another credit enhancement. The accompanying prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinated notes in a series, the circumstances in which the subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of the subordinated notes will be distributed to holders of senior notes. If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the accompanying prospectus supplement will specify the manner and conditions for applying a cross-support feature.
Letter of Credit
      Support for a series or one or more classes within the series, may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to the letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to the conditions as are specified in the accompanying prospectus supplement.
      The maximum liability of the issuer of a letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial Invested Amount of a series or a class of the series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the accompanying prospectus supplement.
Cash Collateral Guaranty or Account
      Support for a series or one or more classes thereof may be provided by a guaranty secured by the deposit of cash or certain Eligible Investments in a cash collateral account reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available pursuant to the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.
Surety Bond or Insurance Policy
      Insurance with respect to a series or one or more classes within the series may be provided by one or more insurance companies. This insurance will guarantee, with respect to one or more classes of the accompanying series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.
      A surety bond may be purchased for the benefit of the holders of any series or class of such series to assure distributions of interest or principal with respect to such series or class of notes in the manner and amount specified in the accompanying prospectus supplement.
Spread Account
      Support for a series or one or more classes thereof may be provided by the periodic deposit of certain available excess cash flow from the note trust’s assets into a spread account intended to assist with subsequent distribution of interest and principal on the notes of such class or series in the manner specified in the accompanying prospectus supplement.
Reserve Account
      Support for a series or one or more classes thereof or any enhancement accompanying thereto may be provided by the establishment of a reserve account. The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of each. The reserve account will be established to assist with the subsequent distribution of principal or interest on the notes of a series or class of the series or another amount owing on any enhancement thereto in the manner provided in the accompanying prospectus supplement.
Derivative Agreement
      If so specified in the related prospectus supplement, the notes of a particular series or class may have the benefit of a derivative agreement, including an interest rate or currency swap, cap, collar, guaranteed investment contract or other similar agreement with various counterparties. The specific terms of each derivative agreement and a description of each counterparty will be included in the related prospectus supplement.
      The notes of a particular series or class may also have the benefit of a supplemental credit enhancement agreement or a supplemental liquidity agreement. The specific terms of each applicable supplemental credit enhancement agreement or supplemental liquidity agreement and a description of each enhancement provider or liquidity provider, as applicable, will be included in the related prospectus supplement.
The Indenture
       The notes will be issued pursuant to the terms of the indenture and an accompanying indenture supplement. The following discussion and the discussions under “Description of the Notes” in this prospectus and certain sections in the accompanying prospectus summary summarize the material terms of the notes, the indenture and the indenture supplements. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the indenture supplements.

Indenture Trustee
      The Bank of New York is the indenture trustee under the indenture for the notes. Under the terms of the indenture, the note trust has agreed to pay to the indenture trustee reasonable compensation for performance of its duties under the indenture. The indenture trustee has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus and the accompanying prospectus supplement. Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:

•	to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

•	to authenticate, deliver, cancel and otherwise administer the notes;

•	to maintain custody of the collateral certificate;

•	to establish and maintain necessary note trust accounts and to maintain accurate records of activity in those accounts;

•	to serve as the initial transfer agent, paying agent and registrar of the notes, and, if it resigns any or all of these duties, to appoint a successor transfer agent, paying agent and registrar;

•	to invest funds in the note trust accounts at the direction of the note trust;

•	to represent the noteholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of the note trust, as applicable, in accordance with the terms of the indenture;

•	to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

•	to perform certain other administrative functions identified in the indenture.
      In addition, the indenture trustee has the discretion to require the note trust to cure a potential event of default and to institute and maintain suits to protect the interest of the noteholders in the collateral certificate. The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the indenture trustee was not negligent. The indenture trustee is not responsible for any investment losses to the extent that they result from Eligible Investments.
      If an event of default occurs, in addition to the responsibilities described above, the indenture trustee will exercise its rights and powers under the indenture to protect the interests of the noteholders using the same degree of care and skill as a prudent man would exercise in the conduct of his own affairs. If an event of default occurs and is continuing, the indenture trustee will be responsible for enforcing the agreements and the rights of the noteholders. See “The Indenture — Events of Default Remedies.” The indenture trustee may, under certain limited circumstances, have the right or the obligation to do the following:

•	demand immediate payment by the note trust of all principal and accrued interest on the notes;

•	enhance monitoring of the securitization;

•	protect the interests of the noteholders in the collateral certificate or the receivables in a bankruptcy or insolvency proceeding;

•	prepare and send timely notice to noteholders of the event of default;

•	institute judicial proceedings for the collection of amounts due and unpaid;

•	rescind and annul a declaration of acceleration of the notes by the noteholders following an event of default; and

•	cause the master trust to sell credit card receivables (see “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables”).
      Following an event of default, the majority holders of any series or class of notes will have the right to direct the indenture trustee to exercise certain remedies available to the indenture trustee under the indenture. In such case, the indenture trustee may decline to follow the direction of the majority holders only if it determines that: (1) the action so directed is unlawful or conflicts with the indenture, (2) the action so directed would involve it in personal liability, or (3) the action so directed would be unjustly prejudicial to the noteholders not taking part in such direction.
      The indenture trustee may resign at any time. The note trust may also remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture or if the indenture trustee becomes insolvent. In all circumstances, the note trust must appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment.
      The note trust or its affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and its affiliates.
Note Trust Covenants
      The note trust will not, among other things:

•	claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law,

•	voluntarily dissolve or liquidate, or

•	permit (A) the validity or effectiveness of the indenture to be impaired, or permit the lien created by the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien created by the indenture) to be created on or extend to or otherwise arise upon or burden the collateral securing the notes or proceeds thereof or (C) the lien of the indenture not to constitute a valid first priority security interest in the collateral securing the notes.
      The note trust may not engage in any activity other than the activities described in “Transaction Parties — National City Credit Card Master Note Trust” in this prospectus. The note trust will not incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the notes.
      The note trust will also covenant that if:

•	the note trust defaults in the payment of interest on any series or class of notes when such interest becomes due and payable and such default continues for a period of 35 days following the date on which such interest became due and payable, or

•	the note trust defaults in the payment of the principal of any series or class of notes on its legal maturity date, and any such default continues beyond any specified period of grace provided with respect to such series or class of notes, the note trust will, upon demand of the indenture trustee, pay to the indenture trustee, for the benefit of the holders of any such notes of the affected series or class, the whole amount then due and payable on any such notes for principal and interest, with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest. In addition, the note trust will pay an amount sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and all other compensation due to the indenture trustee. If the note trust fails to pay such amounts upon such demand, the indenture trustee may institute a judicial proceeding for the collection of the unpaid amounts described above.
Early Redemption Events
      The note trust will be required to redeem in whole or in part, to the extent that funds are available for that purpose, each affected series of notes upon the occurrence of an early redemption event. Early redemption events include the following:

•	with respect to any series of notes, the occurrence of such note’s scheduled principal payment date;

•	each of the Pay Out Events applicable to the collateral certificate, as described under “The Master Trust — Pay Out Events”;

•	the note trust becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended; and

•	with respect to any series or class of notes, any additional early redemption event specified in the accompanying prospectus supplement.
      The redemption price of a note so redeemed will be the outstanding principal amount of that note, plus interest accrued and unpaid to but excluding the date of redemption, which will be the next payment date. If the amount of Finance Charge Amounts and Available Principal Amounts allocable to the series or class of notes to be redeemed, together with funds on deposit in the applicable principal funding account, interest funding account and any reserve account are insufficient to pay the redemption price in full on the next payment date after giving effect to the subordination provisions and allocations to any other notes ranking equally with that note, monthly payments on the notes to be redeemed will thereafter be made on each distribution date until the outstanding principal amount of the notes plus all accrued and unpaid interest is paid in full, or the legal maturity date of the notes occurs, whichever is earlier.
      No Available Principal Amounts will be allocated to a series or class of notes with a nominal liquidation amount of zero, even if the stated principal amount of that series or class has not been paid in full. However, any funds previously deposited in the applicable principal funding account, interest funding account and any reserve account will still be available to pay principal of and interest on that series or class of notes. In addition, if Finance Charge Amounts are available, they can be applied to reimburse reductions in the nominal liquidation amount of that series or class resulting from reallocations of Available Principal Amounts to pay interest on senior classes of notes or the master trust servicing fee, or from charge-offs for uncovered defaults on Principal Receivables in the master trust.
      Payments on redeemed notes will be made in the same priority as described in the accompanying prospectus supplement. The note trust will give notice to holders of the affected notes before an early redemption date.
Events of Default
      Each of the following events is an event of default for any affected series of notes:

•	the note trust’s failure, for a period of 35 days, to pay interest on such notes when that interest becomes due and payable;

•	the note trust’s failure to pay the principal amount of that series of notes on the applicable legal maturity date;

•	the note trust’s default in the performance, or breach, of any other of its covenants or warranties in the indenture, for a period of 60 days after either the indenture trustee or the holders of at least 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected series has provided written notice requiring remedy of such breach, and, as a result of such default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 60-day period;

•	the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the note trust; and

•	with respect to any series or class, any additional events of default specified in the accompanying prospectus supplement relating to the series or class.

      Failure to pay the full stated principal amount of a note on its scheduled principal payment date will not constitute an event of default. An event of default with respect to one series or class of notes will not necessarily be an event of default with respect to any other series or class of notes.
Events of Default Remedies
      The occurrence of some events of default involving the bankruptcy or insolvency of the note trust results in an automatic acceleration of all of the notes. If other events of default occur and are continuing with respect to any series, either the indenture trustee or the holders of more than a majority in aggregate outstanding dollar principal amount of the notes of that series may declare by written notice to the note trust the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of a majority in aggregate outstanding dollar principal amount of outstanding notes of that series.
      If a series of notes is accelerated before its legal maturity date, the indenture trustee may at any time thereafter, and at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that series at any time thereafter will, direct the master trust to sell credit card receivables, in an amount up to the nominal liquidation amount of the affected series or class of notes plus any accrued, past due and additional interest on the affected series, as described in “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables,” but only if at least one of the following conditions is met:

•	the noteholders of 90% of the aggregate outstanding dollar principal amount of the accelerated series of notes consent; or

•	the net proceeds of such sale (plus amounts on deposit in the applicable accounts) would be sufficient to pay all outstanding amounts due on the accelerated series of notes; or

•	if the indenture trustee determines that the funds to be allocated to the accelerated series of notes may not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such obligations had not been declared due and payable, and the holders of not less than 66 2/3% of the aggregate outstanding principal dollar amount of notes of the accelerated series consent to the sale.
      If an event of default occurs relating to the failure to pay principal of or interest on a series of notes in full on the legal maturity date, the note trust will automatically direct the master trust to sell credit card receivables on the date, as described in “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables.”
      Any money or other property collected by the indenture trustee with respect to a series of notes in connection with a sale of credit card receivables following an event of default will be applied in the following priority, at the dates fixed by the indenture trustee:

•	first, to pay all compensation owed to the indenture trustee for services rendered in connection with the indenture, reimbursements to the indenture trustee for all reasonable expenses, disbursements and advances incurred or made in accordance with the indenture, or indemnification of the indenture trustee for any and all losses, liabilities or expenses incurred without negligence or bad faith on its part, arising out of or in connection with its administration of the note trust;

•	second, to pay the amounts of interest and principal then due and unpaid on the notes of that series; and

•	third, any remaining amounts will be paid to the note trust.
      If a sale of credit card receivables does not take place following an acceleration of a series of notes, then:

•	The note trust will continue to hold the collateral certificate, and distributions on the collateral certificate will continue to be applied in accordance with the distribution provisions of the indenture and the indenture supplement.

•	Principal will be paid on the accelerated series of notes to the extent funds are received from master trust and available to the accelerated series.

•	On the legal maturity date of the accelerated notes, if the notes have not been paid in full, the indenture trustee will the direct master trust to sell credit card receivables as provided in the applicable indenture supplement.
      The holders of a majority in aggregate outstanding dollar principal amount of any accelerated series of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture or the related indenture supplement or have a substantial likelihood of involving the indenture trustee in personal liability. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on such note on the legal maturity date expressed in such note.
      Generally, if an event of default occurs and any notes are accelerated, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture unless the holders of affected notes offer the indenture trustee reasonable indemnity. Upon acceleration of the maturity of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes ranking senior to the lien of those notes for its unpaid fees and expenses.
      The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against the note trust, the bank or the master trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
Meetings
      The indenture trustee may call a meeting of the holders of notes of a series or class at any time. The indenture trustee will call a meeting upon request of the note trust or the holders of at least 10% in aggregate outstanding dollar principal amount of the outstanding notes of the series or class. In any case, a meeting will be called after notice is given to holders of notes in accordance with the indenture.
      The quorum for a meeting is a majority of the holders of the outstanding dollar principal amount of the related series or class of notes, as the case may be, unless a higher percentage is specified for approving action taken at the meeting, in which case the quorum is the higher percentage.
Voting
      Any action or vote to be taken by the holders of a majority, or other specified percentage, of any series or class of notes may be adopted by the affirmative vote of the holders of a majority, or the applicable other specified percentage, of the aggregate outstanding dollar principal amount of the outstanding notes of that series or class, as the case may be.
      Any action or vote taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the affected notes or the affected series or class of notes, as the case may be.

      Notes held by the note trust, the bank or their affiliates will not be deemed outstanding for purposes of voting or calculating a quorum at any meeting of noteholders.
Amendments to the Indenture and Indenture Supplements
      The note trust and the indenture trustee may amend, supplement or otherwise modify the indenture or any indenture supplement without the consent of any noteholders to provide for the issuance of any series of notes (as described under “Description of the Notes — Issuances of New Series of Notes”) and to set forth the terms thereof.
      In addition, upon delivery of a master trust tax opinion and note trust tax opinion, as described under “— Tax Opinions for Amendments” below, and upon delivery by the note trust to the indenture trustee of an officer’s certificate to the effect that the note trust reasonably believes that such amendment will not and is not reasonably expected to (i) result in the occurrence of an early redemption event or event of default, (ii) adversely affect the amount of funds available to be distributed to the noteholders of any series or class of notes or the timing of such distributions, or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the notes, the indenture or any indenture supplement may be amended, supplemented or otherwise modified without the consent of any noteholders to:

•	evidence the succession of another entity to the note trust, and the assumption by such successor of the covenants of the note trust in the indenture and the notes;

•	add to the covenants of the note trust, or have the note trust surrender any of its rights or powers under the indenture, for the benefit of the noteholders of any or all series;

•	cure any ambiguity, correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision in the indenture, or make any other provisions with respect to matters or questions arising under the indenture;

•	add to the indenture certain provisions expressly permitted by the Trust Indenture Act of 1939, as amended;

•	establish any form of note, or to add to the rights of the holders of the notes of any series or class;

•	provide for the acceptance of a successor indenture trustee under the indenture with respect to one or more series of notes and add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the note trust under the indenture by more than one indenture trustee;

•	add any additional early redemption events or events of default with respect to the notes of any or all series;

•	provide for the consolidation of the master trust and the note trust or the transfer of assets in the master trust to the note trust after the termination of all series of master trust investor certificates (other than the collateral certificate);

•	if one or more sellers are added to, or replaced under, the pooling and servicing agreement, or one or more beneficiaries are added to, or replaced under, the trust agreement, make any necessary changes to the indenture or any other related document;

•	provide for additional or alternative credit enhancement for any series of notes;

•	comply with any regulatory, accounting or tax laws; or

•	qualify for sale treatment under generally accepted accounting principles.
      The indenture or any indenture supplement may also be amended without the consent of the indenture trustee or any noteholders upon delivery of a master trust tax opinion and note trust tax opinion, as described under “— Tax Opinions for Amendments” below, for the purpose of adding provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or any indenture supplement, or of modifying in any manner the rights of the holders of the notes under the indenture or any indenture supplement, or of providing for the addition of collateral securing the notes and the issuance of notes backed by any such additional collateral; provided, however, that the note trust shall (i) deliver to the indenture trustee and the owner trustee an officer’s certificate to the effect that the note trust reasonably believes that such amendment will not and is not reasonably expected to (a) result in the occurrence of an early redemption event or event of default, (b) adversely affect the amount of funds available to be distributed to the noteholders or any series or class of notes or the timing of such distributions, or (c) adversely affect in any material respect the security interest of the indenture trustee in the collateral securing the notes and (ii) receive written confirmation from each rating agency that such amendment will not result in the reduction, qualification or withdrawal of the ratings of any outstanding notes which it has rated.
      The note trust and the indenture trustee, upon delivery of a master trust tax opinion and note trust tax opinion, as described under “— Tax Opinions for Amendments,” may modify and amend the indenture or any indenture supplement, for reasons other than those stated in the prior paragraphs, with prior notice to each rating agency and the consent of the holders of not less than 66 2/3% of the outstanding dollar principal amount of each series of notes affected by that modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holders of each outstanding note affected by the modification or amendment:

•	a change in any date scheduled for the payment of interest on any note, or the scheduled principal payment date or legal maturity date of any note;

•	a reduction of the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding dollar principal amount, the Adjusted Outstanding Dollar Principal Amount, or the nominal liquidation amount in a manner that is adverse to any noteholder;

•	an impairment of the right to institute suit for the enforcement of any payment on any note;

•	a reduction of the percentage in outstanding dollar principal amount of the notes of any outstanding series or class, the consent of whose holders is required for modification or amendment of any indenture supplement or for waiver of compliance with provisions of the indenture or for waiver of defaults and their consequences provided for in the indenture;

•	a modification of any of the provisions governing the amendment of the indenture, any indenture supplement or the note trust’s agreements not to claim rights under any law which would affect the covenants or the performance of the indenture or any indenture supplement, except to increase any percentage of noteholders required to consent to any such amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by such modification;

•	permission being given to create any lien or other encumbrance on the collateral securing any notes ranking senior to the lien of the indenture;

•	a change in the city or political subdivision so designated with respect to any series or class of notes where any principal of, or interest on, any note is payable;

•	a change in the method of computing the amount of principal of, or interest on, any note on any date; or

•	any other amendment other than those explicitly permitted by the indenture without the consent of noteholders.
      The holders of a majority in aggregate outstanding dollar principal amount of the notes of a series or class, may waive, on behalf of the holders of all the notes of that series or class, compliance by the note trust with specified restrictive provisions of the indenture or the related indenture supplement.
      The holders of a majority in aggregate outstanding dollar principal amount of the notes of an affected series or class may, on behalf of all holders of notes of that series or class, waive any past default under the indenture or the indenture supplement with respect to notes of that series or class. However, the consent of the holders of all outstanding notes of a series or class is required to waive any past default in the payment of principal of, or interest on, any note of that series or class or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding note of that series or class.
Tax Opinions for Amendments
      No amendment to the indenture, any indenture supplement or the trust agreement will be effective unless the note trust has delivered to the indenture trustee, the owner trustee and the rating agencies an opinion of counsel that, subject to customary qualifications:

•	for federal income tax purposes (1) the amendment will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates issued by the master trust that were characterized as debt at the time of their issuance, (2) the amendment will not cause or constitute an event in which gain or loss would be recognized by any holder of investor certificates issued by the master trust, and (3) the amendment will not cause the master trust to be an association, or publicly traded partnership, taxable as a corporation; and

•	for federal income tax purposes (1) the amendment will not adversely affect the tax characterization as debt of any outstanding series or class of notes that were characterized as debt at the time of their issuance, (2) the amendment will not cause the note trust to be treated as an association, or publicly traded partnership, taxable as a corporation and (3) the amendment will not cause or constitute an event in which gain or loss would be recognized by any holder of any such note.
Addresses for Notices
      Notices to holders of notes will be given by mail sent to the addresses of the holders as they appear in the note register.
Note Trust’s Annual Compliance Statement
      The note trust will be required to furnish annually to the indenture trustee a statement concerning its performance or fulfillment of covenants, agreements or conditions in the indenture as well as the presence or absence of defaults under the indenture.
Indenture Trustee’s Annual Report
      To the extent required by the Trust Indenture Act of 1939, as amended, the indenture trustee will mail each year to all noteholders a report concerning:

•	its eligibility and qualifications to continue as trustee under the indenture,

•	any amounts advanced by it under the indenture,

•	the amount, interest rate and maturity date or indebtedness owing by the note trust to it in the indenture trustee’s individual capacity,

•	the property and funds physically held by it as indenture trustee by which the notes are secured,

•	any release or release and substitution of collateral subject to the lien of the indenture that has not previously been reported, and

•	any action taken by it that materially affects the notes and that has not previously been reported.

List of Noteholders
      Three or more holders of notes of any series, or, if there are less than three such holders, all of the holders, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the note trust for purposes of communicating with other noteholders concerning their rights under the indenture or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.
Reports
      Monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission. These reports will not be sent to noteholders. See “Where You Can Find More Information” in this prospectus for information as to how these reports may be accessed.
      On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by a note trust of indebtedness under the Internal Revenue Code. See “Federal Income Tax Consequences” in this prospectus.
The Master Trust
       The following discussion summarizes the material terms of the pooling and servicing agreement — dated July 1, 1995, as amended and restated as of July 1, 2000, between the bank, as seller and servicer, and The Bank of New York (Delaware) (as successor master trust trustee to The Bank of New York), as master trust trustee, which has been and may be amended from time to time, and is referred to in this prospectus as the pooling and servicing agreement — and the series supplements to the pooling and servicing agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the pooling and servicing agreement and the series supplements.
General
      National City Credit Card Master Trust, the master trust, previously has issued other series of asset backed investor certificates and may issued additional series from time to time. The master trust has been formed in accordance with the laws of the State of Delaware. The master trust is governed by the pooling and servicing agreement. The master trust will only engage in the following business activities:

•	acquiring and holding master trust assets;

•	issuing series of investor certificates (including the collateral certificate) and other interests in the master trust;

•	receiving collections and making payments on the collateral certificate and other interests; and

•	engaging in related activities (including, with respect to any series, obtaining any enhancement and entering into an enhancement agreement relating thereto).
      As a consequence, the master trust is not expected to have any need for additional capital resources other than the assets of the master trust.
Master Trust Trustee
      The Bank of New York (Delaware) is the master trust trustee under the pooling and servicing agreement. The bank, the servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the master trust trustee and its affiliates. The master trust trustee, the bank, the servicer and any of their respective affiliates may hold investor certificates in their own names. For purposes of meeting the legal requirements of certain local jurisdictions, the master trust trustee will have the power to appoint a co-master trust trustee or separate master trust trustees of all or any part of the master trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the master trust trustee by the pooling and servicing agreement will be conferred or imposed upon the master trust trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the master trust trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the master trust trustee.
      Under the terms of the pooling and servicing agreement, the servicer agrees to pay to the master trust trustee reasonable compensation for performance of its duties under the pooling and servicing agreement. The master trust trustee has agreed to perform only those duties specifically set forth in the pooling and servicing agreement. Many of the duties of the master trust trustee are described in “The Master Trust” and throughout this prospectus and the related prospectus supplement. Under the terms of the pooling and servicing agreement, the master trust trustee’s limited responsibilities include the following:

•	to deliver to investor certificateholders of record certain notices, reports and other documents received by the master trust trustee, as required under the pooling and servicing agreement;

•	to authenticate, deliver, cancel and otherwise administer the investor certificates;

•	to remove and reassign ineligible receivables and accounts from the master trust;

•	to establish and maintain necessary master trust accounts and to maintain accurate records of activity in those accounts;

•	to serve as the initial transfer agent, paying agent and registrar of the investor certificates, and, if it resigns any or all of these duties, to appoint a successor transfer agent, paying agent and registrar;

•	to invest funds in the master trust accounts at the direction of the servicer;

•	to represent the investor certificateholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of the servicer, as applicable, in accordance with the terms of the pooling and servicing agreement;

•	to file with the appropriate party all documents necessary to protect the rights and interests of the investor certificateholders;

•	to enforce the rights of the investor certificateholders against the servicer, if necessary;

•	to notify the investor certificateholders and other parties, to sell the receivables, and to allocate the proceeds of such sale, in the event of the termination of the master trust;

•	to cause a sale of receivables on the legal maturity date of any accelerated series of notes; and

•	to perform certain other administrative functions identified in the pooling and servicing agreement.
      In addition to the responsibilities described above, the master trust trustee has the discretion to require the bank to cure a potential Pay Out Event and to declare a Pay Out Event. See “The Master Trust — Pay Out Events.”
      If a Servicer Default occurs, in addition to the responsibilities described above, the master trust trustee may be required to appoint a successor servicer or to take over servicing responsibilities under the pooling and servicing agreement. See “The Master Trust — Servicer Default.” In addition, if a Servicer Default occurs, the master trust trustee, in its discretion, may proceed to protect its rights or the rights of the investor certificateholders under the pooling and servicing agreement by a suit, action or other judicial proceeding.
      The master trust trustee is not liable for any errors of judgment as long as the errors are made in good faith and the master trust trustee was not negligent. The master trust trustee may resign at any time, and it may be forced to resign if the master trust trustee fails to meet the eligibility requirements specified in the pooling and servicing agreement. In such circumstances, the bank will be obligated to appoint a successor master trust trustee. Any resignation or removal of the master trust trustee and appointment of a successor master trust trustee does not become effective until acceptance of the appointment by the successor master trust trustee.
      The holders of a majority of investor certificates have the right to direct the time, method or place of conducting any proceeding for any remedy available to the master trust trustee under the pooling and servicing agreement.
The Receivables
      The receivables in the master trust, called the Master Trust Portfolio, will arise in accounts selected from the Bank Portfolio on the basis of criteria set forth in the pooling and servicing agreement as applied on the Master Trust Cut-off Date and, with respect to additional accounts, as of the date of their designation. The seller will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time additional eligible revolving credit card accounts to be included as accounts and to transfer to the master trust all receivables of these additional accounts, whether the receivables are then existing or thereafter created, or to transfer to the master trust, undivided interests, called participations, in receivables primarily consisting of revolving credit card accounts owned by the seller instead. Any additional accounts designated by the seller must meet certain eligibility requirements on the date of designation. The seller also has the right (subject to certain limitations and conditions) to designate certain accounts and to require the master trust trustee to reconvey all receivables in these accounts to the seller, whether the receivables are then existing or created in the future. Throughout the term of the master trust, the accounts from which the receivables arise will be the accounts designated by the seller on the Master Trust Cut-off Date plus any additional accounts minus any removed accounts. With respect to each series of investor certificates, the seller will represent and warrant to the master trust that, as of the date of issuance of the related series and the date receivables are conveyed to the master trust, the receivables meet certain eligibility requirements. See “— Representations and Warranties” in this prospectus.
      The prospectus supplement relating to each series of notes will provide certain information about the Master Trust Portfolio as of the date specified. The information will include, but not be limited to, the amount of Principal Receivables, the amount of Finance Charge Receivables, the range and average of principal balances of the accounts, the range and average of credit limits of the accounts, the range and average of ages of the accounts, the geographic distribution of the accounts, the types of accounts and delinquency statistics relating to the accounts.
Investor Certificates and Seller Interest
      Each series of master trust investor certificates will represent interests in certain assets of the master trust, including the right to the applicable investor percentage of all cardholder payments on the receivables in the master trust. For the collateral certificate, the Invested Amount on any date will be equal to the sum of the nominal liquidation amounts of all notes secured by the collateral certificate.
      The bank initially will own the Seller Interest which represents the interest in the master trust not represented by the investor certificates issued and outstanding under the master trust or the rights, if any, of any credit enhancement providers to receive payments from the master trust. The holder of the Seller Interest, subject to certain limitations, will have the right to the Seller Percentage of all cardholder payments from the receivables in the master trust. The Seller Interest may be transferred in whole or in part subject to certain limitations and conditions set forth in the pooling and servicing agreement. At the discretion of the bank, the Seller Interest may be held either in an uncertificated form or in the form of a certificate representing the Seller Interest, called a Seller Certificate. See “— Certain Matters Regarding the Bank as Seller and as Servicer” below.

      The amount of Principal Receivables in the master trust will vary each day as new Principal Receivables are created and others are paid or charged-off as uncollectible. The amount of the Seller Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the master trust. As a result, the Seller Interest will generally increase to reflect reductions in the Invested Amount for such series and will also change to reflect the variations in the amount of Principal Receivables in the master trust. The Seller Interest will generally decrease as a result of the issuance of a new series of investor certificates by the master trust or as a result of an increase in the collateral certificate due to the issuance of a new series of notes or otherwise. See “— New Issuances of Investor Certificates” below and “The Notes — Issuances of New Series of Notes” in this prospectus.
Transfer and Assignment of Receivables
      The seller has transferred and assigned all of its right, title and interest in, to and under the receivables in the accounts and all future receivables created in the accounts.
      In connection with each previous transfer of the receivables to the master trust, the seller indicated, and in connection with each subsequent transfer of receivables to the master trust, the seller will indicate, in its computer files that the receivables have been conveyed to the master trust. In addition, the seller has provided to the master trust trustee computer files or microfiche lists, containing a true and complete list showing each account, identified by account number and by total outstanding balance on the date of transfer. The seller will not deliver to the master trust trustee any other records or agreements relating to the accounts or the receivables, except in connection with additions or removals of accounts. Except as stated above, the records and agreements relating to the accounts and the receivables in the master trust maintained by the seller or the servicer are not and will not be segregated by the seller or the servicer from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfer of the receivables to the master trust, but the computer records of the seller are and will be required to be marked to evidence such transfer. The seller has filed Uniform Commercial Code financing statements with respect to the receivables in the master trust meeting the requirements of the applicable state law. See “Risk Factors” in this prospectus.
Assumption of the Bank’s Obligations
      The bank, from time to time, may consider a transfer of all or a portion of its revolving credit card accounts and the receivables in these accounts to another entity which may or may not be affiliated with the bank. This may include all, but not less than all, of the accounts and the following:

•	the bank’s remaining interest in the receivables in the accounts;

•	the bank’s interest in assigned assets; and

•	all of the bank’s assumed obligations including servicing functions and related obligations under the pooling and servicing agreement.
      Under the pooling and servicing agreement, the bank is permitted to assign, convey and transfer the assigned assets and assumed obligations to this assuming entity, without the consent or approval of the holders of any investor certificates, if the following conditions are satisfied:

(i)	the assuming entity, the bank and the master trust trustee have entered into an assumption agreement providing for the assuming entity to assume the assumed obligations, inducing the obligation under the pooling and servicing agreement to transfer the receivables arising under the accounts and receivables arising under any additional accounts to the master trust;

(ii)	each provider of Series Enhancement, if any, shall have consented to the transfer and assumption;

(iii)	all filings required to perfect the interest of the trustee in the receivables under the accounts are made and copies have been delivered by the bank or the assuming entity to the master trust trustee;

(iv)	the bank received written notice from each rating agency that the transfer and assumption will not cause any rating agency to reduce or withdraw its rating of the investor certificates of any outstanding series;

(v)	the master trust trustee received an opinion of counsel regarding clause (iii) above and as to other matters specified in the pooling and servicing agreement; and

(vi)	the master trust trustee received a master trust tax opinion.
      The pooling and servicing agreement provides that the bank, the assuming entity and the master trust trustee may enter into amendments to the pooling and servicing agreement to permit the transfer and assumption described above without the consent of the holders of any investor certificates. After any permitted transfer and assumption, the assuming entity will be considered to be the “seller” for all purposes, and the bank will have no further liability or obligation under the pooling and servicing agreement, other than those liabilities that arose prior to this transfer. Additionally, the seller may transfer, from time to time, to any other seller upon satisfaction of clauses (i) and (iii) above.
Addition of Master Trust Assets
      The seller will have the right to designate for the master trust, from time to time, (a) additional accounts to be included as accounts or (b) trust participations transferred to the master trust. In addition, the seller will be required to designate additional accounts under the circumstances and in the amounts specified in the accompanying prospectus supplement. The seller will convey to the master trust its interest in all receivables of the additional accounts and trust participations, whether the receivables are then existing or thereafter created.
      If, as of the close of business on the last Business Day of any monthly period, either:

(1) the Seller Amount is less than the Required Seller Amount, or

(2)	the amount of Principal Receivables in the master trust is less than the Required Principal Balance, then the seller shall on that day or before 10 Business Days following that day make an addition to the master trust. As a result of the addition, the Seller Amount should be at least equal to the Required Principal Balance.
      Each additional account must be an Eligible Account at the time of its designation. However, additional accounts may not be of the same credit quality as the initial accounts transferred to the master trust. Additional accounts may have been originated by the seller using credit criteria different from those which were applied by the seller to the initial accounts transferred to the master trust or may have been acquired by the seller from an institution which may have had different credit criteria.
      In addition to or in lieu of additional accounts, the seller is permitted to add to the master trust participations representing interests in a pool of assets primarily consisting of receivables arising under revolving credit card accounts owned by the seller and collections thereon. Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement entered into by the seller which entitles the investor certificateholder to receive percentages of collections generated by the pool of assets subject to such participation agreement from time to time and to certain other rights and remedies specified in the agreement. Participations may have their own credit enhancement, Pay Out Events, servicing obligations and Servicer Defaults, all of which are likely to be enforceable by a separate trustee under the participation agreement and may be different from those specified in this prospectus. The rights and remedies of the master trust as the holder of a participation (and therefore the investor certificateholders) will be subject to all the terms and provisions of the related participation agreement.
      A conveyance by the seller to the master trust of receivables in additional accounts or participations is subject to the following conditions, among others:

(1)	the seller shall give the master trust trustee, each rating agency and the servicer written notice that such additional accounts or participations will be included in the master trust, which notice shall specify the approximate aggregate amount of the receivables or interests therein to be transferred;

(2)	the seller shall have delivered to the master trust trustee a written assignment (including an acceptance by the master trust trustee on behalf of the master trust for the benefit of the investor certificateholders) and a computer file or microfiche list, dated the date of the assignment, containing a true and complete list of the additional accounts or participations transferred to the master trust;

(3)	the seller shall represent and warrant that:

(x)	an addition will not be based on facts known by the authorized representative of the seller at the time of certification, cause a Pay Out Event in any series; and

(y)	no selection procedures believed by the seller to be materially adverse to the interests of the investor certificateholders were utilized in selecting the additional accounts from the available Eligible Accounts from the Bank Portfolio;

(4)	in the case of an addition, other than a required addition or an automatic account addition as described below, the seller received confirmation from each rating agency that the addition will not cause the rating agency to reduce or withdraw the rating of any outstanding investor certificates; and

(5)	in the case of a required addition that exceeds the Aggregate Additional Limit, the seller provided to Standard & Poor’s with 15 days prior written notice and Standard & Poor’s has not notified the seller that the addition would cause the rating to be reduced or withdrawn.
      Affiliates of the seller or third parties may originate or acquire portfolios of revolving credit card accounts. The receivables or participations of these portfolios may be transferred to the seller and transferred to the master trust. This transfer of receivables to the master trust will be subject to the conditions described above relating to additions.
      Additional accounts or participations may include accounts originated using criteria different from those that were applied to the accounts initially selected for the Master Trust Portfolio. These accounts may have originated at a later date or were part of a portfolio of revolving credit card accounts which were not part of the designated portfolio as of the Master Trust Cut-off Date or which were acquired from another institution. Moreover, additional accounts and accounts included in participations may not be accounts of the same type previously included in the master trust. See “— Representations and Warranties.” Consequently, there can be no assurance that these additional accounts or participations will be of the same credit quality or have the same payment characteristics as the accounts initially selected for the Master Trust Portfolio or the additional accounts previously included in the master trust. See “Risk Factors — Addition of Credit Card Accounts to the Master Trust and Attrition of Credit Card Accounts and Receivables from the Master Trust May Decrease the Credit Quality of the Assets Securing the Repayment of the Notes.”
      Additional accounts of types different than the accounts initially selected for the Master Trust Portfolio may contain receivables that consist of fees, charges and amounts that are different from the fees, charges and amounts that have been designated as Finance Charge Receivables and Principal Receivables and participations may be added to the master trust as additions. In either case, the servicer will designate the portions of funds collected or to be collected in respect of these receivables or participations to be treated for purposes of the pooling and servicing agreement as Principal Receivables and Finance Charge Receivables.
Automatic Account Additions
      Provided each rating agency initially consents, the seller may from time to time after obtaining such initial consent, at its sole discretion, subject to and in compliance with the limitations and conditions specified in clauses (1) through (4) below, designate Eligible Accounts, called automatic additional accounts, to be included as accounts as of the applicable Addition Date. For purposes of this paragraph, Eligible Accounts shall be deemed to include only revolving credit card accounts which are originated by the seller or any affiliate of the seller.
      An automatic conveyance by the seller to the master trust of receivables in additional accounts or participations is subject to the following conditions, among others:

(1)	the seller shall have delivered to the master trust trustee a written assignment (including an acceptance by the master trust trustee on behalf of the master trust for the benefit of the investor certificateholders) and a computer file or microfiche list, dated the date of the assignment, containing a true and complete list of the additional accounts or participations transferred to the master trust;

(2)	the seller shall represent and warrant that:

(x)	an addition will not be based on facts known by the authorized representative of the seller at the time of certification, cause a Pay Out Event in any series; and

(y)	no selection procedures believed by the seller to be materially adverse to the interests of the investor certificateholders were utilized in selecting the additional accounts from the available Eligible Accounts from the Bank Portfolio;

(3)	unless each rating agency otherwise consents, the number of accounts contained in the automatic account addition shall not exceed the Aggregate Additional Limit; and

(4)	any other condition the rating agencies may require at the time of its initial consent to the inclusion in the master trust of automatic additional accounts.
Removal of Accounts
      The seller may, but shall not be obligated to, designate from time to time (which may be restricted to certain periods if so specified in the accompanying prospectus supplement) accounts to be removed accounts, all receivables in which shall be subject to deletion and removal from the master trust. The seller will be permitted to designate and require reassignment to it or its designee of the receivables from removed accounts only upon satisfaction of the following conditions:

(1)	the seller shall have delivered to the master trust trustee an officer’s certificate certifying that, in its reasonable belief, the removal of any receivables of any removed accounts shall not cause a Pay Out Event to occur;

(2)	the seller shall have delivered to the master trust trustee for execution a written assignment and a computer file or microfiche list, dated the removal date, containing a true and complete list of all removed accounts identified by account number and the aggregate amount of the receivables in such removed accounts;

(3)	the seller shall have delivered to the master trust trustee an officer’s certificate representing and warranting that no selection procedures believed by the seller to be materially adverse to the interests of the holders of any series of investor certificates outstanding under the master trust were utilized in selecting the removed accounts to be removed from the master trust;

(4)	each rating agency then rating each series of investor certificates outstanding under the master trust shall have received notice of such proposed removal of accounts and the seller shall have received notice from each such rating agency that such proposed removal will not result in a downgrade of its then-current rating for any such series;

(5)	on or before the tenth Business Day prior to the removal date the seller shall have given the master trust trustee, servicer, each rating agency and some providers of Series Enhancement written notice of the removal including the removal date;

(6)	the designation of the removed accounts shall have been through random selection;

(7)	there shall be no more than one removal date in a monthly period;

(8)	the removed accounts shall not, as of the removal notice date, contain Principal Receivables in an amount equal to the positive difference, if any, between the Seller Amount and the Required Seller Amount; and

(9)	such other conditions as may be specified in the accompanying prospectus supplement.
      Upon satisfaction of the above conditions, the master trust trustee shall execute and deliver to the seller a written reassignment and shall be deemed to sell, transfer, assign, set over and otherwise convey to the seller or its designee, without recourse, representation or warranty, all the right, title and interest of the master trust in and to the receivables arising in the removed accounts or the participations, all monies due and to become due and all amounts and proceeds received.
      The seller will be permitted to designate as a removed account without the consent of the master trust trustee, investor certificateholders or rating agencies, and without having to satisfy the conditions (7), (8) or (9) described above, any account that has a zero balance, no monetary transactions for a period of 120 days and which the seller will remove from its computer file, or any account that was designated in response to a third-party action or decision not to act and not the unilateral action of the seller.
      In addition to the foregoing, on the date when any receivable in an account becomes a Defaulted Receivable (including any related Finance Charge Receivables), the master trust shall automatically and without further action or consideration be deemed to transfer, set over and otherwise convey to the seller with respect to the account, without recourse, representation or warranty:

(1)	all right, title and interest of the master trust in and to the Defaulted Receivables (including any related Finance Charge Receivables) in the account;

(2)	all monies due or to become due under the account;

(3)	all proceeds from the account; and

(4)	any insurance proceeds relating to the account,
provided that recoveries of the account shall be applied as provided in the pooling and servicing agreement. The master trust trustee shall execute and deliver such instruments of transfer and assignment (including any UCC termination statements), in each case without recourse, as shall be reasonably requested by the seller to vest in the seller or its designee all right, title and interest that the master trust had in the Defaulted Receivables (including any related Finance Charge Receivables).
Representations and Warranties
      As of the series issuance date specified in the accompanying prospectus supplement, the seller will make representations and warranties to the master trust relating to the accounts owned by it and the receivables transferred by it to the effect, among other things that:

(a)	as of the Master Trust Cut-off Date or the Addition Date each account or each additional account was an Eligible Account;

(b)	as of the Master Trust Cut-off Date or the Addition Date, each of the receivables in any account or additional account that is conveyed to the master trust on that day is an Eligible Receivable; and

(c)	as of the date of creation of any new receivable, the receivable is an Eligible Receivable.
      If a seller breaches any representation and warranty described herein, the breach remains uncured for 60 days, or the longer period as may be agreed to by notice of the breach of the seller, and as a result of the breach any receivables in the related account become Defaulted Receivables or the master trust’s rights in, to or under the receivables or the proceeds of the receivables are impaired or the proceeds are not available for any reason to the master trust free and clear of any lien, then the investor certificateholders’ interest in all receivables in the affected account will be reassigned to the seller on the terms and conditions set forth below and the account shall no longer be included as an account. However, the receivables will not be deemed ineligible receivables and will not be reassigned to the seller if, on any day prior to the end of the 60-day or longer period:

(a)	the relevant representation and warranty shall be true and correct in all material respects as if made on that day; and

(b)	the seller shall have delivered to the master trust trustee a certificate of an authorized representative describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.
      An ineligible receivable shall be reassigned to the relevant seller on or before the end of the monthly period in which the assignment obligation arises by the seller directing the servicer to deduct the portion of the ineligible receivable that is a Principal Receivable from the aggregate amount of the Principal Receivables used to calculate the Seller Amount. In the event that the exclusion of an ineligible receivable from the calculation of the Seller Amount would cause the Seller Amount to be less than the Required Seller Amount, on the distribution date following the monthly period in which the reassignment obligation arises, the seller will make a deposit into the special funding account in immediately available funds in an amount equal to the amount by which the Seller Amount would be reduced below the Required Seller Amount. Any deposit into the special funding account, together with the reduction in the Seller Interest, in connection with the reassignment of an ineligible receivable shall be considered a payment in full of the ineligible receivable. The reassignment of any ineligible receivable to a seller is the sole remedy for breaching the above-described representations and warranties with respect to the receivable available to investor certificateholders of any series, or the master trust trustee on behalf of the investor certificateholders, or any provider of Series Enhancement.
      The seller will also make representations and warranties to the master trust to the effect, among other things, that as of each series issuance date:

(a)	it is a banking association or corporation, as applicable, validly existing under the laws of the jurisdiction of its organization, it has the authority to consummate the transactions contemplated by the validly binding and enforceable pooling and servicing agreement and the related series supplement of the seller;

(b)	the pooling and servicing agreement constitutes either:

(i)	a valid sale, transfer and assignment to the master trust of the right, title and interest of the seller in the receivables, whether then existing or later created and in the proceeds, including proceeds in any of the accounts established for the benefit of the investor certificateholders, or

(ii)	the grant of a first priority perfected security interest under the UCC as in effect in Ohio in the receivables and the proceeds, including proceeds in any of the accounts established for the benefit of the investor certificateholders, which is effective as to each receivable then existing on the date of this transfer to the master trust or, as to each future receivable, upon the creation of and until the determination of the master trust.
      If the breach of either of the representations and warranties described in clauses (a) and (b) above has a material adverse effect on the investor certificateholders’ interest of all series in the receivables transferred to the master trust by the seller, either the master trust trustee or the investor certificateholders evidencing not less than 50% of the aggregate unpaid principal amount of the investor certificates of all series, by written notice to the seller and the servicing, and to the master trust trustee if given by the holders of the requisite percentage of investor certificates of all series, may direct the seller to accept the reassignment of the receivables transferred to the master trust by the seller within 60 days of the notice, or within the longer specified period in the notice. However, these receivables will not be reassigned to the seller if, on any day prior to the end of the 60-day or longer period:

(a)	the relevant representation and warranty shall be true and correct in all material respects as if made on that day; and

(b)	the seller shall have delivered to the master trust trustee a certificate of an authorized representative describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.
      The seller will be obligated to accept the reassignment of the receivables on the distribution date following the monthly period in which the reassignment obligation arises. The price of the reassignment, will generally be equal to the product of:

(A)	the aggregate Invested Amounts and Enhancement Investment Amounts of all series on the distribution date on which the purchase is scheduled to be made plus accrued and unpaid interest on the unpaid principal amount of all series and any interest amounts that were due but not paid on a prior date and interest on the overdue interest amounts, if the applicable series supplement so provides, as the applicable investor certificate rates through the day preceding the distribution date; and

(B)	a fraction, the numerator of which is equal to the aggregate amount of Principal Receivables in the master trust on the distribution date that were transferred to the master trust by the seller and the denominator of which is equal to the aggregate amount of the Principal Receivables in the master trust on the distribution date.
      The payment of the reassignment price, in immediately available funds, will be considered a payment in full of the receivables and the principal portion of the fund and the interest portion of the funds will be deposited into the special funding account and the collection account, respectively. If the master trust trustee or the requisite percentage of investor certificateholders of all the series gives a notice as provided above, the obligation of the seller to make any deposit will constitute the sole remedy after a breach of the representations and warranties available to the investor certificateholders of all series, or the master trust trustee on behalf of the investor certificateholders, or any provider of Series Enhancement.
      It is not required or anticipated that the master trust trustee will make any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing the presence or absence of defects, compliance with the seller’s representations and warranties or for any other purpose. The servicer, however, will deliver to the master trust trustee on or before March 31 of each year (or such other date specified in the accompanying prospectus supplement) an opinion of counsel with respect to the validity of the security interest of the master trust in and to the receivables and certain other components of the master trust.
Collection and Other Servicing Procedures
      Pursuant to the pooling and servicing agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables in accordance with its customary and usual procedures for servicing receivables comparable to the receivables and in accordance with the Credit Card Guidelines.

      Servicing activities to be performed by the servicer include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards, providing billing and tax records, if any, to cardholders and maintaining internal records with respect to each account. Managerial and custodial services performed by the servicer on behalf of the master trust include:

(a)	providing assistance in any inspections of the documents and records relating to the accounts and receivables by the master trust trustee pursuant to the pooling and servicing agreement; and

(b)	maintaining the agreement, documents and files relating to the accounts and receivables as custodian for the master trust; and providing related data processing and reporting services for investor certificateholders of any series and on behalf of the master trust trustee.
      Pursuant to the pooling and servicing agreement, the bank, as servicer, has the right to delegate any of its responsibilities and obligations as servicer to any of its affiliates and to certain third-party service providers that agree to conduct these duties in accordance with the pooling and servicing agreement and the Credit Card Guidelines. The bank currently contracts with FDR and intends to continue to contract with FDR (and possibly one or more other third-party service providers) to perform certain of its servicing activities as described under “The Bank’s Credit Card Activities — General” in this prospectus. Notwithstanding this delegation to any entity, the servicer will continue to be liable for all of its obligations under the pooling and servicing agreement.
Master Trust Accounts
      The servicer will establish and maintain for the benefit of the investor certificateholders of each series, in the name of the master trust trustee, on behalf of the master trust, a master trust collection account, which shall be either (a) a segregated trust account established with the corporate trust department of a Securities Intermediary or (b) a segregated account with a Securities Intermediary that is an Eligible Institution. The master trust collection account will initially be controlled by The Bank of New York (Delaware). If at any time the master trust collection account ceases to be an Eligible Deposit Account, the master trust collection account shall be moved so that it will again be qualified as an Eligible Deposit Account. Funds in the master trust collection account generally will be invested in Eligible Investments. These funds may be invested in obligations of the bank or its affiliates, or investment companies for which the bank or one of its affiliates serves as investment advisor, so long as the obligations qualify as Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the master trust collection account will be treated as collections of Finance Charge Receivables with respect to the last day of the related monthly period except as otherwise specified in any series supplement. The servicer will have the revocable power to withdraw funds from the master trust collection account and to instruct the master trust trustee to make withdrawals and payments from the master trust collection account for the purpose of carrying out its duties under the pooling and servicing agreement and any series supplement. The paying agent shall have the revocable power to withdraw funds from the master trust collection account for the purpose of making distributions to the investor certificateholders. The paying agent shall initially be the master trust trustee.
      The servicer will also establish and maintain for the benefit of the investor certificateholders of each series, in the name of the master trust trustee, on behalf of the master trust, a special funding account. Funds on deposit in the special funding account will be invested by the master trust trustee at the direction of the servicer in Eligible Investments. The special funding account will be either (a) a segregated trust account established with the corporate trust department of a Securities Intermediary or (b) a segregated account with a Securities Intermediary that is an Eligible Institution. Any earnings, net of losses and investment expenses, earned on amounts on deposit in the special funding account during any monthly period will be withdrawn from the special funding account and treated as collections of Finance Charge Receivables for the monthly period.

      Funds on deposit in the special funding account will be withdrawn and paid to the holder of the Seller Interest on any distribution date to the extent that, after giving effect to that payment, the Seller Amount exceeds the Required Seller Amount and the amount of Principal Receivables in the master trust exceeds the Required Principal Balance on that date. However if an accumulation period, rapid accumulation period, scheduled amortization period or early amortization period commences with respect to any series of investor certificates, then any funds on deposit in the special funding account will be released from the special funding account, deposited in the master trust collection account and treated as Shared Principal Collections to the extent needed to make principal payments due to or for the benefit of the investor certificateholders of the series.
      In addition, for the benefit of the investor certificateholders of certificates issued by the master trust, the master trust trustee will establish and maintain in the name of the master trust two separate accounts, called a finance charge account and a principal account, in segregated master trust accounts (which need not be Eligible Deposit Accounts). Funds in the principal account and the finance charge account for the master trust will be invested, at the direction of the servicer, in Eligible Investments.
      Any earnings (net of losses and investment expenses) on funds in the finance charge account or the principal account allocable to the collateral certificate will be included in collections of Finance Charge Receivables allocable to the collateral certificate. The servicer will have the revocable power to withdraw funds from the master trust collection account and to instruct the master trust trustee to make withdrawals and payments from the finance charge account and the principal account for the purpose of carrying out the servicer’s duties.
Allocation Percentages
      Pursuant to the pooling and servicing agreement, the servicer will allocate among the investor certificateholders’ interest of each series and the Seller Interest all amounts collected with respect to Finance Charge Receivables and Principal Receivables and the Defaulted Amount for each Business Day during any monthly period as follows:

(a)	collections of Finance Charge Receivables and the Defaulted Amount will at all times be allocated to the investor certificateholders’ interest of a series based on a floating allocation percentage of the series; and

(b)	collections of Principal Receivables will at all times be allocated to the investor certificateholders’ interest of the series based on a principal allocation percentage of the series.
      The floating allocation percentage and the principal allocation percentage for any series of investor certificates will be determined as set forth in the related series supplement, including the Series 2005-CC supplement relating to the collateral certificate. Amounts not allocated to the investor certificateholders’ interest of any series as described above will be allocated to the Seller Interest. For a description of how allocations will be made to the collateral certificate by the master trust, see “Sources of Funds to Pay the Notes — The Collateral Certificate.”
Application of Collections
      For so long as (a) the bank is the servicer under the pooling and servicing agreement and (b) either:

(i)	the bank, as the servicer, provides to the master trust trustee a letter of credit covering collection risk of the servicer acceptable to each rating agency (as evidenced by a letter from each rating agency to the effect that no withdrawal or reduction in the rating of the series of investor certificates will occur) or

(ii)	the bank has and maintains a certificate of deposit rating of at least “A-1” and “P-1” (or their equivalent) by Moody’s and Standard & Poor’s, respectively,

the bank may use for its own benefit all collections received with respect to the receivables in each monthly period until the Business Day preceding the related distribution date. At that time, the bank will deposit all of the collections, to the extent described below, into the master trust collection account, and the servicer will make the deposits and payments to the accounts and parties indicated below. In the event of the insolvency or receivership of the bank, or, in certain circumstances, the lapse of certain time periods, the master trust may not have a perfected security interest in the collections. If the bank is no longer the servicer or fails to maintain the required letter of credit covering collection risk or the required certificate of deposit rating, the servicer will make the deposits, as described below, not later than two Business Days after the Business Day on which a record of any transaction is first recorded pursuant to the servicer’s data processing procedures. Whether the servicer is required to make deposits of collections pursuant to the first or the second preceding sentence:

(a)	the servicer will only be required to deposit collections into the master trust collection account up to the aggregate amount of collections required to be deposited into an account established for any series or, without duplication, distributed on the related distribution date or payment date to investor certificateholders of any series or to the note trust of any Series Enhancement pursuant to the terms of any series supplement or Series Enhancement agreement; and

(b)	if at any time prior to the distribution date or payment date the amount of collections deposited in the master trust collection account exceeds the amount required to be deposited pursuant to clause (a) above, the servicer will be permitted to withdraw the excess from the master trust collection account.
Additionally, collections of Finance Charge Receivables and Principal Receivables allocated to the collateral certificate may be held by the servicer and not deposited in the master trust collection account until the related distribution date, and any of such collections not deposited may be commingled with the servicer’s own funds and used for the benefit of the servicer prior to each distribution date. In the event of the insolvency or bankruptcy of the servicer, or if certain time periods were to pass, the master trust, the note trust and the indenture trustee may lose any perfected security interest in any collections commingled with the funds of the servicer. See “Risk Factors — The Master Trust Trustee and the Indenture Trustee May Not Have a Perfected Interest in Collections Commingled by the Servicer with Its Own Funds and Interchange Commingled by the Seller with Its Own Funds, Which Could Cause Delayed or Reduced Payments to You.”
      On the earlier of:

(a)	the second Business Day after the Business Day on which a record of any transaction is first recorded pursuant to the servicer’s data processing procedures; and

(b)	the date on which the servicer deposits any collections into the master trust collection account, the servicer will withdraw the following amounts from the master trust collection account for application as indicated:

(a)	the portion of collections of Principal Receivables allocated to the Seller Interest will be paid to the holder of the Seller Interest; provided that the Seller Interest in Principal Receivables on such day (after giving effect to any new receivables transferred to the master trust on the applicable day) exceeds the Required Seller Amount and the aggregate amount of Principal Receivables exceeds the Required Principal Balance, but otherwise such amounts will be deposited into the special funding account;

(b)	the portion of collections of Finance Charge Receivables allocated to the Seller Interest will be paid to the holder of the Seller Interest, unless otherwise specified in the related prospectus supplement;

(c)	for investor certificates other than the collateral certificate, an amount equal to the applicable allocation percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables and Principal Receivables will be applied in accordance with the related series supplement; and

(d)	deposits in respect of Finance Charge Receivables and Principal Receivables allocable to the collateral certificate as described in “Sources of Funds to Pay the Notes — The Collateral Certificate” will be paid to the note trust as holder of the collateral certificate.
Shared Principal Collections
      Series 2005-CC is a principal sharing series. The servicer will determine the amount of collections of Principal Receivables for any month (plus miscellaneous payments and certain other amounts) allocated to Series 2005-CC remaining after covering required deposits and distributions and any similar amount remaining for any other principal sharing series, called Shared Principal Collections, and will allocate these remaining collections of Principal Receivables pro rata, based on the amount of the shortfall, if any, for each other principal sharing series, to cover any principal distributions to investor certificateholders and deposits to principal funding accounts for any principal sharing series of master trust investor certificates which are either scheduled or permitted and which have not been covered out of the collections of Principal Receivables and miscellaneous payments and certain other amounts allocable to such series.
Shared Finance Charge Collections
      Series 2005-CC is included in a group of series of investor certificates called “Group One.” Collections of Finance Charge Receivables and certain other amounts allocable to any series that are included in Group One in excess of the amounts necessary to make required payments for such series (including payments to the provider of any related Series Enhancement) that are payable out of collections of Finance Charge Receivables, called Excess Finance Charges, will be applied to cover any shortfalls in amounts payable from collections of Finance Charge Receivables allocable to any other series included in Group One, pro rata based upon the amount of the shortfall, if any, for each other series in Group One; provided, however, that the sharing of Excess Finance Charges among series in Group One will continue only until such time, if any, at which the seller shall deliver to the master trust trustee a certificate of an authorized officer to the effect that the continued sharing of Excess Finance Charges would have adverse regulatory implications for the seller. Following the delivery by the seller of any such certificates to the master trust trustee, there will not be any further sharing of Excess Finance Charges among the series in Group One. In all cases, any Excess Finance Charges remaining after covering shortfalls for all outstanding series in Group One will be paid to the seller. While any series issued by the master trust may be included in Group One, there can be no assurance that:

•	any other series will be included in Group One,

•	there will be any Excess Finance Charges for Group One for any month, or

•	the seller will not at any time deliver a certificate as described above.
      While the seller does not believe that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Finance Charges among series in Group One will have adverse regulatory implications for the bank, there can be no assurance that this will continue to be true in the future.
Defaulted Receivables; Rebates and Fraudulent Charges
      Receivables in any account will be charged-off as uncollectible in accordance with the Credit Card Guidelines and the servicer’s customary and usual policies and procedures for servicing revolving credit card and other revolving credit account receivables comparable to the receivables. The current policy of the bank is to charge off receivables in an account at the end of the month in which that account becomes 150 days contractually delinquent (or sooner in the event of receipt of notice of death or bankruptcy of the credit card holder).

      If the servicer adjusts the amount of any Principal Receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, then the amount of the Principal Receivable in the trust with respect to the monthly period in which the adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any of these receivables would cause the Seller Amount of that time to be less than the Required Seller Amount, the seller that transferred the Principal Receivables to the master trust shall be required to pay an amount equal to the deficiency into the special funding account.
Pay Out Events
      A Pay Out Event will cause the early redemption of the notes. A Pay Out Event occurs with respect to all series issued by the master trust upon the occurrence of any of the following events:

(a)	failure on the part of the seller (i) to make any payment or deposit on the date required under the pooling and servicing agreement or the Series 2005-CC supplement (or within the applicable grace period which shall not exceed 5 Business Days) or (ii) to duly observe or perform in any material respect any other covenants or agreements of the seller set forth in the pooling and servicing agreement or the Series 2005-CC supplement, which failure has a material adverse effect on the investor certificateholders and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the investor certificateholders for such period;

(b)	any representation or warranty made by the seller in the pooling and servicing agreement or the Series 2005-CC supplement, or any information required to be given by the seller to the master trust trustee to identify the credit card accounts, proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, and as a result of which the interests of the investor certificateholders are materially and adversely affected and continue to be materially and adversely affected for such period, except that a Pay Out Event described in this clause (b) will not occur if the seller has accepted reassignment of the related receivable or all such receivables, if applicable, during such period (or such longer period as the master trust trustee may specify) in accordance with the provisions of the pooling and servicing agreement;

(c)	a failure by the seller to convey receivables arising under additional credit card accounts, or participations, to the master trust when required by the pooling and servicing agreement;

(d)	any Servicer Default occurs which would have a material adverse effect on the investor certificateholders;

(e)	certain events of insolvency, conservatorship or receivership relating to the bank;

(f)	the seller is unable for any reason to transfer receivables to the master trust in accordance with the provisions of the pooling and servicing agreement; or

(g)	the master trust becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
      In the case of any event described in clause (a), (b) or (d) above, a Pay Out Event will occur only if, after any applicable grace period, either the master trust trustee or the noteholders evidencing interests aggregating not less than 50% of the Adjusted Outstanding Dollar Principal Amount of the outstanding notes, by written notice to the bank and the servicer (and to the master trust trustee if given by the investor certificateholders) declare that a Pay Out Event has occurred as of the date of such notice.

      In the case of any event described in clause (c), (e), (f) or (g), a Pay Out Event will occur without any notice or other action on the part of the master trust trustee or the noteholders immediately upon the occurrence of such event.
      In addition to the consequences of a Pay Out Event discussed above, if, pursuant to certain provisions of federal law, the seller voluntarily enters liquidation or a receiver is appointed for the seller, then on the day of such event, the seller will immediately cease to transfer Principal Receivables to the master trust.
      If the only Pay Out Event to occur is either the insolvency of the seller or the appointment of a conservator or receiver for the seller, the conservator or receiver may have the power to prevent the commencement of an early amortization period or the early retirement of the investor certificates or the notes. In addition, a conservator or receiver may have the power to cause the early sale of the receivables in the master trust and the early retirement of the investor certificates or the notes. See “Risk Factors” in this prospectus.
      On the date on which a Pay Out Event occurs, the early amortization period will commence. A Pay Out Event for the collateral certificate is also an early redemption event for the notes. See “The Indenture — Early Redemption Events.”
Defeasance
      Under the pooling and servicing agreement, the seller may terminate its substantive obligations with respect to an investor certificate series or the master trust by depositing with the master trust trustee, from amounts representing, or acquired with, collections of receivables, money or Eligible Investments sufficient to make all remaining scheduled interest and principal payments on the series or all outstanding series of investor certificates of the master trust, as the case may be, on the dates scheduled for the payments and to pay all amounts owing to any credit enhancement provider with respect to such series or all outstanding series of investor certificates, as the case may be, if this action would not result in a Pay Out Event for any series. Prior to its first exercise of its right to substitute money or Eligible Investments for receivables, the seller will deliver to the master trust trustee:

(i)	an opinion of counsel to the effect that such deposit and termination of obligations will not result in the master trust being required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended; and

(ii)	a tax opinion.
Servicing Compensation and Payment of Expenses
      The share of the master trust servicing fee allocable to the collateral certificate for any distribution date will be paid from Servicer Interchange and the Monthly Servicing Fee. Each month the Monthly Servicing Fee will be allocated by the note trust to each series of notes pro rata based on the Finance Charge Allocation Percentage for such series of notes.
      On each distribution date, prior to making any other withdrawals from the collection account, the servicer shall apply, or instruct the master trust trustee to apply, the amounts on deposit in the collection account for the related monthly period, up to the amount of Servicer Interchange for that monthly period, to the servicer in partial payment of the master trust servicing fee allocable to the collateral certificate.
      The remainder of the master trust servicing fee will be allocable to the Seller Interest, the Invested Amounts of any other series of investor certificates issued by the master trust and any other interests in the master trust, if any, for such series. Neither the master trust, the master trust trustee nor the certificateholders of any series of investor certificates issued by the master trust (including the collateral certificate) will have any obligation to pay the portion of the master trust servicing fee allocable to the Seller Interest.
      The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the master trust trustee, the owner trustee, the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the pooling and servicing agreement, the trust agreement or the indenture to be payable by the master trust or the investor certificateholders other than federal, state and local income and franchise taxes, if any, of the master trust.
Certain Matters Regarding the Seller and the Servicer
      In the pooling and servicing agreement, the servicer has covenanted as to each receivable and related account that:

(a)	it will duly fulfill all obligations on its part to be fulfilled under or in connection with the receivable or account, and will maintain in effect all qualifications required in order to service the receivable or account the failure to comply with which would have a material adverse effect on the certificateholders or any provider of Series Enhancement;

(b)	it will not permit any rescission or cancellation of the receivables except as ordered by a court of competent jurisdiction or other governmental authority or in the ordinary course of business and in accordance with the Credit Card Guidelines;

(c)	it will do nothing to substantially impair the rights of the investor certificateholders in the receivables or accounts;

(d)	it will not reschedule, revise or defer payments due on the receivables except in accordance with the Credit Card Guidelines; and

(e)	except in connection with its enforcement or collection of an account, it will take no action to cause any receivables to be evidenced by any instruments (as defined in the UCC) and if any receivable is so evidenced, it shall be reassigned or assigned to the servicer as provided below.
      Under the terms of the pooling and servicing agreement, in the event of any of the representations, warranties or covenants of the servicer contained in clauses (a) through (e) above with respect to any receivable or the related account is breached, and this breach is not cured within 60 days (or a longer period, not in excess of 150 days, as may be agreed to by the master trust trustee) of the earlier to occur of the discovery of the event by the servicer or receipt by the servicer of written notice of the event given by the master trust trustee, and as a result of the breach the master trust’s rights in, to or under any receivables or proceeds in the related account are impaired or the proceeds are not available for any reason to the master trust free and clear of any lien, then all receivables in the account or accounts to which the event relates shall be reassigned or assigned to the servicer on the terms and conditions set forth below. However, these receivables cannot be reassigned or assigned to the servicer if, on any day prior to the end of the 60-day or longer period:

(i)	the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects; and

(ii)	the servicer shall have delivered to the master trust trustee a certificate of an authorized representative describing the nature of the breach and manner in which the breach was cured.
      This assignment and transfer will be made when the servicer deposits an amount equal to the amount of the receivable in the master trust collection account on the Business Day preceding the distribution date following the monthly period during which the obligation arises. The amount of the deposit shall be treated as a portion of Shared Principal Collections as described under “— Shared Principal Collections” in this prospectus. This reassignment or transfer and assignment to the servicer constitutes the sole remedy available to the investor certificateholders of any series if the covenant or warranty of the servicer is not satisfied and the master trust’s interest in the reassigned receivables shall be automatically assigned to the servicer.

      The servicer may not resign from its obligations and duties under the pooling and servicing agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the master trust trustee or a successor to the servicer has assumed the servicer’s responsibilities and obligations under the pooling and servicing agreement. The bank, as initial servicer, may delegate some of its servicing duties to an affiliate; however, this delegation will not relieve it of its obligation to perform these duties in accordance with the pooling and servicing agreement.
      The pooling and servicing agreement provides that the servicer will indemnify the master trust and the master trust trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the servicer with respect to the activities of the master trust or the master trust trustee. The servicer, however, will not indemnify:

(a)	the master trust trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the trustee in the performance of its duties under the pooling and servicing agreement;

(b)	the master trust or the investor certificateholders or the certificate owners for liabilities, cost or expenses arising from actions taken by the master trust trustee at the request of investor certificateholders;

(c)	the master trust, the investor certificateholders or the certificate owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of Defaulted Receivables or receivables which are written off as uncollectible; or

(d)	the master trust, the investor certificateholders or the certificate owners for any liabilities, costs or expenses of the master trust, the investor certificateholders or the certificate owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the master trust, the investor certificateholders or the certificate owners in connection with the pooling and servicing agreement to any taxing authority.
      Neither the seller, the servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the master trust, master trust trustee, investor certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the pooling and servicing agreement. Neither the seller, the servicer nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the seller, the servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the pooling and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement and which in its opinion may expose it to any expense or liability. However, the servicer may in its sole discretion, undertake any legal action which it may deem necessary or desirable for the benefits of investor certificateholders of any series with respect to the pooling and servicing agreement and the rights and duties of the parties under it.
      The pooling and servicing agreement provides that the seller may exchange a portion of the Seller Certificate, if the Seller Interest is held in certificated form, for one or more supplemental certificates for transfer or assignment, or transfer or assign a portion of the Seller Interest, to a person designated by the seller upon the execution and delivery of a supplement to the pooling and servicing agreement (which is subject to any amendment to the pooling and servicing agreement; see “— Amendments” in this prospectus); provided that:

(a)	the transfer will not result in a withdrawal or reduction of the rating of any outstanding series or class of investor certificates;

(b)	the seller and any additional sellers’ remaining interest in Principal Receivables shall not be less in the aggregate than 2% of the total amount of Principal Receivables, in each case as of the date of, and after giving effect to, the exchange; and

(c)	prior to the exchange or transfer, the seller shall have delivered to the master trust trustee a master trust tax opinion with respect to the transfer or assignment of the supplemental certificate.
Any transfer or assignment of a supplemental certificate or of an interest in the Seller Interest is subject to the conditions set forth in clauses (a) and (c) above. The seller may also transfer a portion of the Seller Certificate or the Seller Interest to certain affiliates provided that the condition set forth in clause (c) above has been satisfied.
      The seller may designate affiliates of the seller, which may be banks, finance companies or similar organizations, to be included as additional sellers under the pooling and servicing agreement (by means of an amendment to the pooling and servicing agreement which will not require the consent of any investor certificateholder; see “— Amendments” in this prospectus) and, in connection with the designation of any additional seller, the seller shall surrender the Seller Certificate, if the seller currently holds its interest in the Seller Interest in the form of a Seller Certificate, to the master trust trustee in exchange for a newly issued Seller Certificate modified to reflect such additional seller’s interest in the seller interest; provided, however, that:

(i)	the conditions set forth in clauses (a) and (c) in the preceding paragraph shall have been satisfied with respect to the designation and issuance; and

(ii)	any applicable conditions described in “The Master Trust — Addition of Master Trust Assets” in this prospectus shall have been satisfied with respect to the transfer of receivables or participations by an additional seller to the master trust.
Following the inclusion of an additional seller, the additional seller will be treated in the same manner as the seller and each additional seller generally will have the same obligation and rights as a seller described in this prospectus.
Servicer Default
      In the event of any Servicer Default, either the master trust trustee or investor certificateholders representing interests aggregating more than 50% of the aggregate unpaid principal amount for all series of investor certificates of the master trust, by written notice to the servicer (and to the master trust trustee and certain providers of Series Enhancement if given by the investor certificateholders), may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and the master trust trustee may appoint a new servicer, called a service transfer. The rights and interest of the seller under the pooling and servicing agreement and in the Seller Interest will not be affected by the termination. The master trust trustee shall as promptly as possible appoint a successor servicer. If no such servicer has been appointed and has accepted such appointment by the time the servicer ceases to act as servicer, all authority, power and obligations of the servicer under the pooling and servicing agreement will pass to the master trust trustee. If the master trust trustee within 60 days of receipt of the termination notice is unable to obtain any bids from eligible servicers and the servicer delivers an officer’s certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the master trust trustee is legally unable to act as successor servicer, then the master trust trustee shall give the seller the right of first refusal to purchase the receivables on terms equivalent to the best purchase offer as determined by the master trust trustee.

      Upon the occurrence of any Servicer Default, the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement. The servicer is required to provide the master trust trustee, any provider of enhancement and/or any issuer of any third-party credit enhancement, the seller and the holders of investor certificates of each series issued and outstanding under the master trust prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations. The servicer shall immediately notify the master trust trustee in writing of any Servicer Default.
      In the event of a Servicer Default, if a conservator or receiver is appointed for the servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the servicer exists, the conservator or receiver may have the power to prevent either the master trust trustee or the majority of the investor certificateholders from effecting a service transfer. See “Risk Factors — Regulatory Action Could Result in Loss” in this prospectus.
New Issuances of Investor Certificates
      The pooling and servicing agreement provides that, pursuant to one or more series supplements, the seller may cause the master trust trustee to issue one or more new series of investor certificates and may define all principal terms of such series. Each series may have different terms and enhancements than any other series. None of the seller, the servicer, the master trust trustee or the master trust is required or intends to obtain the consent of any investor certificateholder of any other series (or any noteholder) issued prior to the issuance of a new series. The seller may offer any series to the public under a prospectus or other disclosure document in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.
      A new issuance may only occur upon the satisfaction of certain conditions provided in the pooling and servicing agreement. The obligation of the master trust trustee to authenticate the investor certificates of the new series and to execute and deliver the related series supplement is subject to the satisfaction of the following conditions:

(a)	on or before the tenth Business Day immediately preceding the date upon which the new issuance is to occur, the seller shall have given the master trust trustee, the servicer, each rating agency and certain providers of Series Enhancement notice of the new issuance and the date upon which the new issuance is to occur;

(b)	the seller shall have delivered to the master trust trustee the related series supplement, in form satisfactory to the master trust trustee, executed by each party to the pooling and servicing agreement other than the master trust trustee;

(c)	the seller shall have delivered to the master trust trustee any related Series Enhancement agreement executed by each of the parties to that agreement;

(d)	the master trust trustee shall have received confirmation from each rating agency that the new issuance will not result in a reduction or withdrawal of the rating;

(e)	the seller shall have delivered to the master trust trustee and certain providers of Series Enhancements a certificate of an authorized representative, dated the date upon which the new issuance is to occur, to the effect that the seller reasonably believes that the issuance will not, based on the facts known to the representative at the time of such certification, cause a Pay Out Event to occur with respect to any outstanding series;

(f)	the seller shall have delivered to the master trust trustee, each rating agency and certain providers of Series Enhancement a master trust tax opinion;

(g)	the Seller Amount shall not be less than 2% of the total amount of Principal Receivables, in each case as of the date upon which the new issuance is to occur after giving effect to the issuance;

(h)	the balance of the Principal Receivables in the master trust as of the end of the next preceding monthly period shall not be less than the Required Principal Balance, as of the date upon which the new issuance is to occur and after giving effect to the issuance; and

(i)	any other conditions specified in any series supplements.
Evidence as to Compliance
      On or before March 31 of each calendar year, the servicer is required to cause a firm of nationally recognized independent certified public accountants to furnish a report, to the effect that the firm has applied certain procedures agreed upon with the servicer and examined certain documents and records relating to the servicing of the accounts during the servicer’s preceding fiscal year ended December 31. On the basis of these procedures, nothing came to the attention to the firm that caused them to believe that the servicing was not conducted in compliance with the pooling and servicing agreement and the applicable provisions of each series supplement except for the exceptions or errors the firm shall believe to be immaterial and other exceptions as shall be set forth in that statement.
      The servicer is also required to provide for delivery to the master trust trustee, each rating agency and certain providers of Series Enhancement an annual statement signed by an officer of the servicer to the effect that the servicer has fully performed its obligations under the pooling and servicing agreement throughout the preceding year, or, if there has been a default in the performance of this obligation, specifying the nature and status of the default.
      Copies of all statements, certificates and reports furnished to the master trust trustee may be obtained by a request in writing delivered to the master trust trustee.
Amendments
      By accepting a note, a noteholder will be deemed to acknowledge that the seller, the servicer and the master trust trustee may amend the pooling and servicing agreement and any series supplement (including the Series 2005-CC supplement) without the consent of any investor certificateholder (including the note trust) or any noteholder, so long as the amendment will not materially adversely affect the interest of any investor certificateholder (including the holder of the collateral certificate).
      For the purposes of any vote or consent under the pooling and servicing agreement or any series supplement:

•	that requires the consent or vote of each investor certificateholder, each noteholder will be treated as an investor certificateholder; and

•	that requires the consent or vote of any series of investor certificates issued by the master trust, each series of notes will be treated as a series of investor certificates issued by the master trust.
      No amendment to the pooling and servicing agreement will be effective unless the note trust delivers the opinions of counsel described under “The Indenture — Tax Opinions for Amendments.”
      The pooling and servicing agreement and any series supplement may be amended (including in connection with (a) the issuance of an additional Seller Certificate, (b) the addition of a participation to the master trust, (c) the designation of an additional seller or (d) the addition of additional credit enhancements for a series) by the seller, the servicer and the master trust trustee, without the consent of investor certificateholders of any series then outstanding. The following conditions apply for the amendments described in this paragraph:

(i)	the seller delivers a certificate of an authorized representative to the master trust trustee to the effect that the seller reasonably believes that the amendment will not adversely affect in any material respect the interests of any investor certificateholder; and

(ii)	the amendment will not result in a withdrawal or reduction of the rating of any outstanding series under the master trust.
      The pooling and servicing agreement and any series supplement may also be amended by the seller, the servicer and the master trust trustee, without the consent of the investor certificateholders of any series to add, modify or eliminate any provisions necessary or advisable in order to enable the master trust or any portion of the master trust to (i) qualify as, and to permit an election to be made for the master trust to be treated as, a “financial asset securitization investment trust” under the Internal Revenue Code and (ii) avoid the imposition of state or local income or franchise taxes on the master trust’s property or its income. The following conditions apply for the amendments described in this paragraph:

(i)	the seller delivers a certificate of an authorized representative to the master trust trustee to the effect that the seller reasonably believes that the amendment will not adversely affect in any material respect the interests of any investor certificateholder;

(ii)	the amendment will not result in a withdrawal or reduction of the rating of any outstanding series under the master trust; and

(iii)	the amendment must not affect the rights, duties or obligations of the master trust trustee under the pooling and servicing agreement.
      The pooling and servicing agreement and the related series supplement may also be amended by the seller, the servicer and the master trust trustee with the consent of the holders of investor certificates evidencing interests aggregating not less than 66 2/3% of the aggregate unpaid principal amount of investor certificates for all series of the master trust, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or the related series supplement or of modifying in any manner the rights of investor certificateholders of any outstanding series of the master trust. No such amendment, however, may:

(a)	reduce in any manner the amount of, or delay the timing of, distributions required to be made on the related series or any series;

(b)	change the definition of or the manner of calculating the interest of any investor certificateholder of the series or any investor certificateholder of any other series issued by the master trust;

(c)	reduce the aforesaid percentage of interests the holders of which are required to consent to any such amendment, in each case without the consent of all investor certificateholders of the related series and investor certificateholders of all series adversely affected; or

(d)	adversely affect the rating of any series or class by any rating agency without the consent of the investor certificateholders of the series or class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the investor certificates of the series or class.
      In addition to being subject to amendment as described above, the Series 2005-CC supplement may be amended by the seller without the consent of the servicer, the master trust trustee, the note trust or any noteholder if the seller provides the master trust trustee with (a) an opinion of counsel to the effect that the amendment or modification would reduce the risk that the master trust would be treated as taxable as a publicly traded partnership pursuant to Section 7704 of the Internal Revenue Code of 1986, as amended and (b) a certificate that the amendment or modification would not materially and adversely affect any investor certificateholder (including the noteholders and the note trust as holders of the collateral certificate), except that the amendment shall not be deemed effective without the master trust trustee’s consent, if the master trust trustee’s rights, duties and obligations under the Series 2005-CC supplement are thereby modified. Promptly after the effectiveness of the amendment, the seller shall deliver a copy of the amendment to each of the servicer, the master trust trustee and each rating agency.
      Promptly following the execution of any amendment to the pooling and servicing agreement, the master trust trustee will furnish written notice of the substance of the amendment to each investor certificateholder.
      The bank may amend the pooling and servicing agreement, including relevant series supplements, including the Series 2005-CC supplement, to preserve under Financial Accounting Standards Board Statement No. 140 (or any successor pronouncement) the sale treatment for accounting purposes of assets transferred by the seller directly or indirectly to the master trust. These amendments will be made without further investor certificateholder consent and may include providing for the transfer of receivables from the bank as seller to a special purpose entity and from that entity to the master trust. Prior to the effectiveness of any amendment related to the transfer to a special purpose entity, the seller will deliver a copy of the form of amendment to each rating agency for its review.
Termination of the Master Trust
      Unless the seller instructs the master trust trustee otherwise, the master trust will only terminate on the Master Trust Termination Date. Upon termination of the master trust, all right, title and interest in the receivables and other funds of the master trust (other than amounts in accounts maintained by the master trust for the final payment of principal and interest to investor certificateholders) will be conveyed and transferred to the seller.
Investor Certificateholders Have Limited Control of Actions
      Investor certificateholders of any series or class within a series of investor certificates may need the consent or approval of a specified percentage of the Invested Amount of other series or a class of such other series to take or direct certain actions, including to require the appointment of a successor servicer after a Servicer Default, to amend the pooling and servicing agreement in some cases, and to direct a repurchase of all outstanding series after certain violations of the seller’s representations and warranties. The interests of the investor certificateholders of any such series may not coincide with yours, making it more difficult for any particular investor certificateholder to achieve the desired results from the vote.
Consumer Protection Laws
       The relationships of the cardholder and credit card issuer and the lender are extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by the seller, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practice and Electronic Funds Transfer Acts as well as applicable Ohio laws and, to the extent applicable, comparable statutes in the other states in which cardholders reside. These statutes impose disclosure requirements when a credit card account is advertised, when it is applied for, when it is opened, at the end of monthly billing cycles, and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly.
      Certain laws, including the laws described above, may limit the bank’s ability to collect amounts owing with respect to the receivables regardless of any act or omission on the part of the bank. For example, under the federal Fair Credit Billing Act, a credit card issuer is subject to all claims (other than tort claims) and defenses arising out of certain transactions in which a credit card is used as a method of payment or extension of a credit if the obligor has made a good faith attempt to obtain satisfactory resolution of a disagreement or problem relative to the transaction from the person honoring the credit card, and except in cases where there is a certain relationship between the person honoring the card and the credit card issuer, the amount of the initial transactions exceeds $50 and the place where the initial transaction occurred was in the same state as the cardholder’s mailing address or within 100 miles of that address. These statutes further provide that in certain cases cardholders cannot be held liable for, or the cardholder’s liability is limited with respect to, charges to the credit card account that result from unauthorized use of the credit card.
      Additional consumer protection laws may be enacted that would impose requirements on the making, enforcement and collection of consumer credit loans. Any new laws or rulings that may be adopted, and existing consumer protection laws, may adversely affect the ability to collect on the receivables. In addition, failure of the servicer to comply with these requirements could adversely affect the servicer’s ability to enforce the receivables.
      The master trust may be liable for certain violations of consumer protection laws that apply to the receivables, either as assignee from the seller with respect to obligations arising before transfer of the receivables to the master trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of receivables owing. The seller has represented and warranted in the pooling and servicing agreement that all of the receivables have been and will be created in compliance with the requirements of these laws. For a discussion of the master trust’s rights arising from the breach of these warranties, see “The Master Trust — Representations and Warranties” in this prospectus.
      Certain jurisdictions may attempt to require out-of-state credit card issuing entities to comply with the jurisdiction’s consumer protection laws (including laws limiting the charges imposed by such credit card issuing entities) in connection with their operations in such jurisdictions. A successful challenge by such a jurisdiction could have an adverse impact on the seller’s credit card operations or the yield on the receivables in the master trust.
      If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. The investor certificateholders could suffer a loss if no funds are available from credit enhancement or other sources. See “The Master Trust — Defaulted Receivables; Rebates and Fraudulent Charges” in this prospectus.
Federal Income Tax Consequences
General
      The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. Additional federal income tax considerations relevant to a particular series may be set forth in the accompanying prospectus supplement. The following summary has been prepared and reviewed by Orrick, Herrington & Sutcliffe LLP as special tax counsel to the note trust (“Special Tax Counsel”). The summary is based on the Internal Revenue Code of 1986, as amended as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons, or investors holding the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder. Special Tax Counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects. Noteholders should be aware that this summary and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the notes. An opinion of Special Tax Counsel, however, is not binding on the Internal Revenue Service or the courts, and no ruling on any of the issues discussed below will be sought from the Internal Revenue Service. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Accordingly, it is suggested that persons considering the purchase of notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.
Summary of Opinions
      As more fully described in this “Federal Income Tax Consequences” section, Special Tax Counsel is of the opinion generally to the effect that each of the note trust and the master trust will not be subject to federal income tax, and further that the notes will be characterized as debt for United States federal income tax purposes. Additionally, Special Tax Counsel is of the opinion generally to the effect that the statements set forth in this section to the extent that they constitute matters of law or legal conclusions, are correct in all material respects.
      Special Tax Counsel has not been asked to opine on any other federal income tax matter, and the balance of this summary does not purport to set forth any opinion of Special Tax Counsel concerning any other particular federal income tax matter. For example, the discussion of original issue discount below is a general summary of federal income tax consequences relating to an investment in notes that are treated as having original issue discount, which summary Special Tax Counsel opines is correct in all material respects as described above; however, that summary does not set forth any opinion as to whether any particular series of notes will be treated as having original issue discount. Additionally, those matters as to which Special Tax Counsel renders opinions should be understood to be subject to the additional considerations in the discussions relating to those opinions set forth below.
      Special Tax Counsel has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes. See “— State and Local Tax Consequences.”
      This summary of the substance of the opinions rendered by Special Tax Counsel is not intended as a substitute for an investor’s review of the remainder of this summary of income tax consequences, or for consultation with its own advisors or tax return preparer.
Tax Characterization of the Note Trust and the Notes

Treatment of the Note Trust and the Master Trust as Entities Not Subject to Tax
      Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, each of the note trust and the master trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, Special Tax Counsel is of the opinion that each of the note trust and the master trust will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the Internal Revenue Service and no assurance can be given that this characterization will prevail.
      The precise tax characterization of the note trust and the master trust for federal income tax purposes is not certain. They might be viewed as merely holding assets on behalf of the beneficiary as collateral for notes issued by the beneficiary. On the other hand, they could be viewed as one or more separate entities for tax purposes issuing the notes. This distinction, however, should not have a significant tax effect on noteholders except as stated below under “— Possible Alternative Characterizations.”

Treatment of the Notes as Debt
      Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for United States federal income tax purposes. Additionally, the note trust will agree by entering into the indenture, and the noteholders will agree by their purchase and holding of notes, to treat the notes as debt secured by the collateral certificate and other assets of the note trust for United States federal income tax purposes.

Possible Alternative Characterizations
      If, contrary to the opinion of Special Tax Counsel, the Internal Revenue Service successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the note trust, the master trust or some other entity for such purposes. If so treated, investors could be treated either as partners in a partnership or, alternatively, as shareholders in a taxable corporation for such purposes. If an investor were treated as a partner in a partnership, it would be taxed individually on its respective share of the partnership’s income, gain, loss, deductions and credits attributable to the partnership’s ownership of the collateral certificate and any other assets and liabilities of the partnership without regard to whether there were actual distributions of that income. As a result, the amount, timing, character and source of items of income and deductions of an investor could differ if its notes were held to constitute partnership interests rather than debt. Treatment of a noteholder as a partner could have adverse tax consequences to certain holders; for example, absent an applicable exemption, income to foreign persons would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of partnership expenses. Alternatively, the Internal Revenue Service could contend that some or all of the notes, or separately some of the other securities that the note trust and the master trust are permitted to issue (and which are permitted to constitute debt or equity for federal income tax purposes), constitute equity in a partnership that should be classified as a publicly traded partnership taxable as a corporation for federal income tax purposes. Any such partnership would be classified as a publicly traded partnership and could be taxable as a corporation if its equity interests were traded on an “established securities market,” or are “readily tradable” on a “secondary market” or its “substantial equivalent.” The beneficiary intends to take measures designed to reduce the risk that either of the note trust or the master trust could be classified as a publicly traded partnership; although the beneficiary expects that such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such other securities as “readily tradable” on a “secondary market” or its “substantial equivalent” are not fully within the control of the beneficiary. As a result, there can be no assurance that the measures the beneficiary intends to take will in all circumstances be sufficient to prevent the note trust and the master trust from being classified as publicly traded partnerships. If the note trust or the master trust were treated in whole or in part as one or more publicly traded partnerships taxable as a corporation, corporate tax imposed with respect to such corporation could materially reduce cash available to make payments on the notes, and foreign investors could be subject to withholding taxes. Additionally, no distributions from the corporation would be deductible in computing the taxable income of the corporation, except to the extent that any notes or other securities were treated as debt of the corporation and distributions to the related noteholders or other security holders were treated as payments of interest thereon. Further, distributions to noteholders not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (possibly without the benefit of any dividends received deduction). Prospective investors should consult their own tax advisors with regard to the consequences of possible alternative characterizations to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt and the note trust and the master trust as entities not subject to federal income tax is correct.

Consequences to Holders of the Notes

Interest and Original Issue Discount
      Stated interest on a note will be includible in gross income as it accrues or is received in accordance with a noteholder’s usual method of tax accounting. If a class of notes is issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Internal Revenue Code will apply to those notes. Under those provisions, a holder of such a note (including a cash basis holder) would be required to include the original issue discount on a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. Subject to the discussion below, a note will be treated as having original issue discount to the extent that its “stated redemption price” exceeds its “issue price,” if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment). Under Section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to holders of the notes. Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on a note is “unconditionally payable” and hence that all of such interest should be included in the note’s stated redemption price at maturity. If sustained, such treatment should not significantly affect tax liabilities for most holders of the notes, but prospective noteholders should consult their own tax advisors concerning the impact to them in their particular circumstances. The note trust intends to take the position that interest on the notes constitutes “qualified stated interest” and that the above consequences do not apply.

Market Discount
      A holder of a note who purchases an interest in a note at a discount that exceeds any original issue discount not previously includible in income may be subject to the “market discount” rules of Sections 1276 through 1278 of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

Market Premium
      A holder of a note who purchases an interest in a note at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of Section 171 of the Internal Revenue Code.

Disposition of the Notes
      Subject to exceptions such as in the case of “wash sales,” upon the sale, exchange or retirement of a note, the holder of the note will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest) and the holder’s adjusted tax basis in the note. The holder’s adjusted tax basis in the note generally will equal the cost of the note to such holder, increased by any market or original issue discount previously included in income by such holder with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or original issue discount previously received by such holder with respect to such note. Except to the extent of any accrued market discount not previously included in income, any such gain treated as capital gain will be long-term capital gain if the note has been held for more than one year, and any such loss will be a capital loss, subject to limitations on deductibility.

Foreign Holders
      Under United States federal income tax law now in effect, subject to exceptions applicable to certain types of interest, payments of interest by the note trust to a holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation (a “foreign person”) will be considered “portfolio interest” and will not be subject to United States federal income tax and withholding tax provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not for United States federal income tax purposes (a) actually or constructively a “10 percent shareholder” of the beneficiary, the note trust or the master trust, (b) a “controlled foreign corporation” with respect to which the beneficiary, the note trust or the master trust is a “related person” within the meaning of the Internal Revenue Code, or (c) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W-8BEN or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name, address and certain additional information. If a note is held through a securities clearing organization or certain other financial institutions (as is expected to be the case unless Definitive Notes are issued), the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an IRS Form W-8BEN or substitute form provided by the foreign person that owns the note. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided.
      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, such individual is not present in the United States for 183 days or more in the taxable year.
      The U.S. Treasury Department has issued final Treasury regulations concerning various procedural matters relating to withholding taxes. Holders of Notes should consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.

Backup Withholding and Information Reporting
      Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to “backup withholding” tax under Section 3406 of the Internal Revenue Code if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient’s United States federal income tax, provided appropriate proof is provided under rules established by the Internal Revenue Service. Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the Internal Revenue Service concerning payments, unless an exemption applies. Holders of the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.
      The United States federal income tax discussion set forth above may not be applicable depending upon a holder’s particular tax situation, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer’s own tax advisor. Accordingly, it is suggested that prospective investors should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and the possible effects of changes in federal tax laws.
State and Local Taxation
      The discussion above does not address the taxation of the note trust or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. It is suggested that each investor should consult its own tax advisor regarding state and local tax consequences.
      Ohio. No opinion has been requested from the Ohio Tax Commissioner with respect to the purchase, ownership or disposition of the notes. Each investor should, therefore, consult a tax advisor regarding any Ohio state or local tax consequences.
      Assuming that the notes are characterized as indebtedness for federal income tax purposes, and the notes, when issued, will not represent interests in an association taxable as a corporation for federal income tax purposes, noteholders not otherwise subject to the Ohio corporation franchise tax or the Ohio personal income tax will not be subject to such taxes solely because of their ownership of the notes.
      If, however, the note trust is treated as a partnership for federal income tax purposes, and such partnership is determined to be engaged in business in Ohio, noteholders treated as holding equity interests in the partnership could be subject to the Ohio corporation franchise tax or the Ohio personal income tax by virtue of their ownership of the notes.
      Further, if the note trust is treated as an association taxable as a corporation for federal income tax purposes or fails to qualify as an “investment pass-through entity,” and has tax nexus with Ohio, the note trust could be subject to the Ohio corporation franchise tax or the direct tax or withholding tax levied on a “qualifying pass-through entity.” Such taxes could result in reduced distributions to the noteholders.
      Michigan. No opinion has been requested from the Michigan Department of Treasury with respect to the purchase, ownership or disposition of the notes. Each investor should, therefore, consult a tax advisor regarding any Michigan state or local tax consequences.
      Assuming that the notes are characterized as indebtedness for federal income tax purposes, and the notes, when issued, will not represent interests in an association taxable as a corporation for federal income tax purposes, noteholders not otherwise subject to the Michigan Single Business Tax (“SBT”) or the Michigan personal income tax will not be subject to such taxes solely because of their ownership of the notes.
      If, however, the note trust is treated as a partnership for federal income tax purposes, and such partnership is determined to be engaged in business in Michigan, noteholders treated as holding equity interests in the partnership could be subject to the SBT or the Michigan personal income tax by virtue of their ownership of the notes.
      The SBT is imposed on a person with business activity in Michigan. The term “person” is defined to include trusts, pass-through entities and unstructured joint activities. Under Revenue Administrative Bulletin 1998-1, Michigan broadly asserts jurisdiction to impose the SBT by attributing to a person the activities performed on that person’s behalf in Michigan by representatives or sub-representatives, irrespective of whether a representative is related or unrelated, resident or nonresident or an independent contractor acting on behalf of others. Therefore, even though the note trust is assumed to remain domiciled outside of Michigan and to continue to have no direct physical presence in Michigan, the activities of third parties performed in Michigan on behalf of the note trust, including portfolio servicing activities such as collection and reporting, could provide sufficient attributional nexus to result in the note trust being subject to the SBT. Assuming the note trust would be characterized as a financial organization for SBT purposes, it would include net interest income in the SBT base. Such taxes could result in reduced distributions to the noteholders.

Benefit Plan Investors
       Benefit plans are required to comply with restrictions under the Employee Retirement Income Security Act of 1974, known as ERISA, and/or Section 4975 of the Internal Revenue Code, if they are subject to either or both sets of restrictions. The ERISA restrictions include rules concerning prudence and diversification of the investment of assets of a benefit plan — referred to as “plan assets.” A benefit plan fiduciary should consider whether an investment by the benefit plan in notes complies with these requirements.
      In general, a benefit plan for these purposes includes:

•	a plan or arrangement which provides deferred compensation or certain health or other welfare benefits to employees;

•	an employee benefit plan that is tax-qualified under the Internal Revenue Code and provides deferred compensation to employees — such as a pension, profit-sharing, section 401(k) or Keogh plan; and

•	a collective investment fund or other entity if (a) the fund or entity has one or more benefit plan investors and (b) certain “look-through” rules apply and treat the assets of the fund or entity as constituting plan assets of the benefit plan investor.
      However, a plan maintained by a governmental employer is not a benefit plan for these purposes. Most plans maintained by religious organizations and plans maintained by foreign employers for the benefit of employees employed outside the United States are also not benefit plans for these purposes. A fund or other entity — including an insurance company general account — considering an investment in notes should consult its tax advisors concerning whether its assets might be considered plan assets of benefit plan investors under these rules.
Prohibited Transactions
      ERISA and Section 4975 of the Internal Revenue Code also prohibit transactions of a specified type between a benefit plan and a party in interest who is related in a specified manner to the benefit plan. Individual retirement accounts and tax-qualified plans that provide deferred compensation to employees are also subject to these prohibited transaction rules unless they are maintained by a governmental employer or (in most cases) a religious organization. Violation of these prohibited transaction rules may result in significant penalties. There are statutory exemptions from the prohibited transaction rules, and the U.S. Department of Labor has granted administrative exemptions for specified transactions.
Potential Prohibited Transactions from Investment in Notes
      There are two categories of prohibited transactions that might arise from a benefit plan’s investment in notes. Fiduciaries of benefit plans contemplating an investment in notes should carefully consider whether the investment would violate these rules.
Prohibited Transactions between the Benefit Plan and a Party in Interest
      The first category of prohibited transaction could arise on the grounds that the benefit plan, by purchasing notes, was engaged in a prohibited transaction with a party in interest. A prohibited transaction could arise, for example, if the notes were viewed as debt of the bank and the bank is a party in interest as to the benefit plan. A prohibited transaction could also arise if the bank, the master trust trustee, the indenture trustee, the servicer or another party with an economic relationship to the note trust or the master trust either:

•	is involved in the investment decision for the benefit plan to purchase notes or

•	is otherwise a party in interest as to the benefit plan.

      If a prohibited transaction might result from the benefit plan’s purchase of notes, an administrative exemption from the prohibited transaction rules might be available to permit an investment in notes. The exemptions that are potentially available include the following prohibited transaction class exemptions:

•	96-23, available to “in-house asset managers”;

•	95-60, available to insurance company general accounts;

•	91-38, available to bank collective investment funds;

•	90-1, available to insurance company pooled separate accounts; and

•	84-14, available to “qualified professional asset managers.”
      However, even if the benefit plan is eligible for one of these exemptions, the exemption may not cover every aspect of the investment by the benefit plan that might be a prohibited transaction.
Prohibited Transactions between the Note Trust or the Master Trust and a Party in Interest
      The second category of prohibited transactions could arise if:

•	a benefit plan acquires notes, and

•	under the “look-through” rules of the U.S. Department of Labor plan asset regulation, assets of the note trust are treated as if they were plan assets of the benefit plan.
      In this case, every transaction by the note trust would be treated as a transaction by the benefit plan using its plan assets.
      If assets of the note trust are treated as plan assets of a benefit plan investor, a prohibited transaction could result if the note trust itself engages in a transaction with a party in interest as to the benefit plan. For example, if the note trust’s assets are treated as assets of the benefit plan and the master trust holds a credit card receivable that is an obligation of a participant in that same benefit plan, then there would be a prohibited extension of credit between the benefit plan and a party in interest, the plan participant.
      As a result, if assets of the note trust are treated as plan assets, there would be a significant risk of a prohibited transaction. Moreover, the prohibited transaction class exemptions referred to above could not be relied on to exempt all the transactions of the note trust or the master trust from the prohibited transaction rules. In addition, because all the assets of the note trust or the master trust would be treated as plan assets, managers of those assets might be required to comply with the fiduciary responsibility rules of ERISA.
      Under an exemption in the plan asset regulation, assets of the note trust would not be considered plan assets, and so this risk of prohibited transactions should not arise, if a benefit plan purchases a note that:

•	is treated as indebtedness under local law, and

•	has no “substantial equity features.”
      The note trust expects that all notes offered by this prospectus will be indebtedness under local law. Likewise, although there is no authority directly on point, the note trust believes that the notes should not be considered to have substantial equity features. As a result, the plan asset regulation should not apply to cause assets of the note trust to be treated as plan assets.
Investment by Benefit Plan Investors
      For the reasons described in the preceding sections, and subject to the limitations referred to therein, benefit plans can purchase notes. However, the benefit plan fiduciary must ultimately determine whether the requirements of the plan asset regulation are satisfied. More generally, the fiduciary must determine whether the benefit plan’s investment in notes will result in one or more nonexempt prohibited transactions or otherwise violate the provisions of ERISA or the Internal Revenue Code.

Tax Consequences to Benefit Plans
      In general, assuming the notes are debt for federal income tax purposes, interest income on notes would not be taxable to benefit plans that are tax-exempt under the Internal Revenue Code, unless the notes were “debt-financed property” because of borrowings by the benefit plan itself. However, if, contrary to the opinion of Special Tax Counsel, for federal income tax purposes, the notes are equity interests in a partnership and the partnership or the master trust is viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the benefit plan as “debt-financed income.” Benefit plans should consult their tax advisors concerning the tax consequences of purchasing notes.
Plan of Distribution
       The note trust may offer and sell the notes of a series in one or more of the following ways:

•	directly to one or more purchasers;

•	through agents; or

•	through underwriters.
      Any underwriter or agent that offers the notes may be an affiliate of the note trust, and offers and sales of notes may include secondary market transactions by affiliates of the note trust. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.
      The note trust will specify in a prospectus supplement the terms of each offering, which may include:

•	the name or names of any underwriters or agents,

•	the managing underwriters of any underwriting syndicate,

•	the public offering or purchase price,

•	the net proceeds to the note trust from the sale,

•	any underwriting discounts and other items constituting underwriters’ compensation,

•	any discounts and commissions allowed or paid to dealers,

•	any commissions allowed or paid to agents, and

•	the securities exchanges, if any, on which the notes will be listed.
      Dealer trading may take place in some of the notes, including notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the note trust, directly or through agents, solicits offers to purchase notes, the note trust reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.
      The note trust may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If indicated in a prospectus supplement, the note trust will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the note trust pursuant to delayed delivery contracts providing for payment and delivery at a future date.
      Any underwriter or agent participating in a distribution of securities, including notes offered by the note trust, may be deemed to be an “underwriter” of those securities under the Securities Act of 1933 and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.
      The bank and the note trust may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933 in connection with their participation in the distribution of the note trust’s notes.

      Underwriters and agents participating in the distribution of the note trust’s notes, and their controlling persons, may engage in transactions with and perform services for the bank, the note trust or their respective affiliates in the ordinary course of business.
Legal Matters
       Certain legal matters relating to the issuance of the notes and the collateral certificate will be passed upon by Linda K. Erkkila, Vice President and Attorney, law department of National City Corporation, for the bank, and for the seller, the servicer, the note trust and the master trust by Jones Day, New York, New York and Richards, Layton & Finger, P.A., Wilmington, Delaware, and for any underwriters, agents or dealers by Orrick, Herrington & Sutcliffe LLP, Washington, D.C. Certain legal matters relating to the federal tax consequences of the issuance of the notes and the collateral certificate will be passed upon for the bank and the seller by Orrick, Herrington & Sutcliffe LLP, New York, New York.
Where You Can Find More Information
       We filed a registration statement relating to the notes with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.
      At such time as may be required under relevant SEC rules and regulations, we may provide static pool information in response to Item 1105 of Regulation AB through an Internet Web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where the information is posted.
      The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the master trust and the note trust.
      You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov). For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time the electronic version of this prospectus was created.
      The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the master trust or the note trust until we terminate our offering of the notes.
      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: National City Bank, 1900 East 9th Street, Cleveland, Ohio 44114, Attn.: Jennifer Hammarlund; 1-800-622-4204.

Glossary of Defined Terms
       Many of the terms defined below contain terms defined elsewhere in this glossary.
      “Addition Date” means the date the seller delivers to the master trust trustee an assignment related to an addition of accounts or participations.
      “Adjusted Outstanding Dollar Principal Amount” means, for any series or class of notes, the outstanding dollar principal amount of such series, less any funds on deposit in the principal funding account for such series or class.
      “Aggregate Additional Limit” means for any series of investor certificates:

(1)	for any three consecutive monthly period commencing in January, April, July and October of each calendar year, 15% of the number of accounts as of the first day of the calendar year during which the monthly periods commence; or

(2)	for any twelve-month period, 20% of the number of accounts as of the first day of the twelve-month period.
      “Available Principal Amounts” means, (a) with respect to all series of notes, the collections of Principal Receivables allocated and paid to the note trust, as holder of the collateral certificate, including the collateral certificateholder’s share of the excess Principal Receivables from other series of investor certificates, and (b) with respect to any series of notes, the amount of collections in clause (a) allocated to such series, plus any other amounts, or allocable portion thereof, to be treated as Available Principal Amounts with respect to such series as described in the applicable prospectus supplement.
      “Bank Portfolio” means the portfolio of MasterCard and Visa accounts and other revolving credit card accounts owned by the bank or one of its affiliates.
      “Business Day” means any day other than a Saturday or Sunday, or any other day on which national banking associations or state banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.
      “Credit Card Guidelines” means the seller’s written policies and procedures relating to the operation of its revolving lending business, including without limitation:

(1)	the written policies and procedures for determining the creditworthiness of credit card customers;

(2)	the extension of credit to credit card customers; and

(3)	the maintenance of credit card accounts and collection of receivables.
      These guidelines may be amended, modified or otherwise changed from time to time.
      “Defaulted Amount” means, for any monthly period, an amount (not less than zero) equal to:

(1)	the amount of Principal Receivables that became Defaulted Receivables for the monthly period, minus

(2)	the sum of:

(a)	the amount of any Defaulted Receivables that a seller or the servicer becomes obligated to accept reassignment or assignment during the monthly period (unless certain events of insolvency, conservatorship, receivership or bankruptcy relating to the seller or servicer have occurred, in which event the amount of the Defaulted Receivables will not be added to the sum so subtracted), and

(b)	the excess, if any, for the immediately preceding monthly period of the sum computed pursuant to this clause (2) over the amount of Principal Receivables that became Defaulted Receivables during the monthly period.

      “Defaulted Receivables” means, for any monthly period, the Principal Receivables that were charged-off as uncollectible in the monthly period in accordance with the Credit Card Guidelines and the servicer’s customary and usual servicing procedures for servicing revolving credit card receivables comparable to the receivables in the master trust.
      “Definitive Notes” means notes in definitive, fully registered form.
      “Eligible Account” means, as of the Master Trust Cut-off Date (or, with respect to additional accounts, as of their date of designation for inclusion in the master trust), each account owned by the seller:

(1)(a)	which was in existence and serviced by the servicer;

(b)	which is payable in United States dollars;

(c)	has not been identified as an account with credit cards that have been reported lost or stolen;

(d)	has a cardholder who has provided, as his or her billing address, an address located in the United States or its territories or possessions or a military address;

(e)	has not been, and does not have any receivables that have been sold, pledged, assigned or otherwise conveyed to any person (except pursuant to the pooling and servicing agreement);

(f)	except as described below, does not have any Defaulted Receivables; and

(g)	except as described below, does not have any receivables that have been identified as having been incurred as a result of fraudulent use of any related credit card; or

(2)	with respect to additional accounts, any revolving credit card owned by the seller that comply with the requirements of clause (1) above, provided, that the seller provides to the master trust trustee written evidence that in establishing such differences, the ratings will not be withdrawn or reduced by the rating agencies.
      Eligible Accounts may include accounts, the receivables of which are Defaulted Receivables, or receivables which the seller believes the related cardholder is bankrupt or which have been identified by the cardholders as having been incurred as a result of fraudulent use of any credit card, or has been reported to the seller as lost or stolen; provided that:

(1)	the balance of all receivables included in the accounts is reflected on the books and records of the seller (and is treated for purposes of the pooling and servicing agreement) as “zero;” and

(2)	charging privileges for the accounts have been canceled in accordance with the Credit Card Guidelines of the seller and will not be reinstated by the seller or the servicer.
      “Eligible Deposit Account” means either:

(1)	a segregated account with an Eligible Institution or

(2)	a segregated trust account with the corporate trust department of a depository institution organized under the Federal or state laws of the United States, including the District of Columbia (or any domestic branch of foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of the depository institution shall have a credit rating from each rating agency in one of its generic credit rating categories that signifies investment grade.

      “Eligible Institution” means:

(1)	a depository institution (which may be the master trust trustee) organized under the Federal or state laws of the United States, which at all times:

(a) has either:

(i)	a long-term unsecured debt rating of “A2” or better by Moody’s or

(ii)	a certificate of deposit rating of “P-1” by Moody’s,

(b) has either:

(i)	a long-term unsecured debt rating of “AAA” by Standard & Poor’s or

(ii)	a certificate of deposit rating of “A-1+” by Standard & Poor’s and

(c)	is a member of the FDIC or

(2)	any other institution that is acceptable to each rating agency.
      “Eligible Investments” collectively means:

(1)	obligations fully guaranteed by the United States of America;

(2)	time deposits or certificates of deposit of depository institutions or trust companies, the commercial paper, if any, of which has the highest rating from Moody’s and Standard & Poor’s;

(3)	commercial paper having, at the time of the master trust’s investment therein, a rating in the highest rating category from Moody’s and Standard & Poor’s;

(4)	bankers’ acceptances issued by any depository institution or trust company described in (2) above;

(5)	money market funds that have the highest rating from Moody’s and Standard & Poor’s, or have otherwise been approved in writing by each rating agency;

(6)	demand deposits with an entity, the commercial paper of which has the highest rating from Moody’s and Standard & Poor’s; and

(7)	securities that are registered in the name of the indenture trustee by the note trust and identified by the master trust trustee as held for the benefit of the investor certificateholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act of 1940 and which:

(a)	invests in assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Eligible Investments,

(b)	seeks to maintain a constant net asset value per share,

(c)	has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and

(d)	which each rating agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any series rated by it; and

(8)	any other investments approved in writing by each rating agency.

      “Eligible Receivable” means each receivable:

(1)	which has arisen under an Eligible Account;

(2)	which was created in compliance, in all material respects, with the Credit Card Guidelines and all requirements of law applicable to the seller, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the seller;

(3)	with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by the seller in connection with the creation of such receivable or the execution, delivery, creation and performance by the seller of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such receivable;

(4)	as to which, at the time of its creation, the seller or the master trust had good and marketable title free and clear of all liens and security interests arising under or through the seller (other than certain tax liens for taxes not then due or which the seller is contesting);

(5)	that has been the subject of either a valid transfer and assignment from the seller to the master trust of all the seller’s right, title and interest in the master trust or the grant of a first priority perfected security interest in the master trust (and in the proceeds thereof), effective until the termination of the master trust;

(6)	which is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms (with certain bankruptcy-related exceptions);

(7)	which constitutes an “account” or “general intangible” under Article 9 of the UCC;

(8)	that, at the time of transfer, has not been waived or modified except as permitted in accordance with the Credit Card Guidelines or as ordered by a court of competent jurisdiction or other governmental authority;

(9)	that, at the time of its transfer to the master trust, is not subject to any right of rescission, setoff, counterclaim or any other defense of the obligor on the account, other than defenses rising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights;

(10)	as to which, at the time of its transfer to the master trust, the seller has satisfied all obligations to be fulfilled at the time it is transferred to the master trust; and

(11)	as to which, at the time of its transfer to the master trust, the seller has not taken any action that, or failed to take any action the omission of which, would, at the time of its transfer to the master trust, impair the rights of the master trust or the investor certificateholders.
      “Enhancement Invested Amount” means, upon the availability of credit enhancement to pay principal of the investor certificates of a series following a certain Pay Out Event, the interest of the credit enhancement provider in certain cash flows in respect of the receivables in the master trust, if any.
      “Excess Finance Charges” has the meaning described in “The Master Trust — Shared Finance Charge Collections” in this prospectus.
      “Finance Charge Allocation Amount” means, on any date during any month for any series of notes (exclusive of any notes (i) within such series which will be paid in full during that month and (ii) which will have a nominal liquidation amount of zero during such month), an amount equal to the nominal liquidation amount for such series, as of the last day of the preceding month.

      “Finance Charge Amounts” means (a) with respect to all series of notes, the collections of Finance Charge Receivables (and certain amounts to be treated as Finance Charge Receivables) payable to the note trust, as holder of the collateral certificate, plus the collateral certificate’s allocable portion of investment earnings (net of losses and expenses) on amounts on deposit in the master trust finance charge account, minus, if the bank or The Bank of New York (Delaware) is the servicer, any servicer interchange attributable to the collateral certificate as described in “The Master Trust — Servicing Compensation and Payment of Expenses” and (b) with respect to any series of notes, the amount of collections in clause (a) allocated to such series, plus any other amounts, or allocable portion thereof, to be treated as Finance Charge Amounts with respect to such series as described in the applicable prospectus supplement.
      “Finance Charge Receivables” mean the periodic finance charges, cash advance fees, late fees, overlimit fees, discount option receivables, annual fees and any other fees and charges billed on the accounts. Collections of Finance Charge Receivables will include the amount of interchange, if any, and recoveries, if any, each allocable to any series for a monthly period.
      “Floating Allocation Percentage” means, for any date of determination, a percentage based on a fraction, the numerator of which is the aggregate Finance Charge Allocation Amounts for all series of notes for such date and the denominator of which is the greater of (a) the aggregate amount of Principal Receivables in the master trust at the end of the prior month and (b) the sum of the Invested Amounts for all outstanding master trust series of investor certificates on such date of determination. However, with respect to any month in which there is a new issuance of notes, an addition of accounts, or a removal of accounts where the receivables in such removed accounts approximately equal the initial Invested Amount of a series of master trust investor certificates that has been paid in full, the denominator described in clause (a) of the previous sentence will be, on and after such date, the aggregate amount of Principal Receivables in the master trust as of the beginning of the day on the most recently occurring event described above (after adjusting for the aggregate amount of Principal Receivables, if any, added to or removed from the master trust on such date).
      “Investor Default Amount” means, for any receivable, the product of (a) the Floating Allocation Percentage on the day the receivable becomes a Defaulted Receivable and (b) the Defaulted Amount.
      “Invested Amount” means for any date of determination:

•	for the collateral certificate, the sum of the nominal liquidation amounts for each series of notes outstanding as of such date; and

•	for all other series of master trust investor certificates, the initial outstanding principal amount of the investor certificates of that series, less the amount of principal paid to the related investor certificateholders and the amount of unreimbursed charge-offs for uncovered defaults and reallocations of collections of Principal Receivables.
      “Master Trust Cut-off Date” means the date prior to the issuance of the first series of investor certificates when the seller conveyed to the master trust all existing receivables.
      “Master Trust Portfolio” means the credit card accounts selected from the Bank Portfolio and included in the master trust as of the Master Trust Cut-Off Date and, with respect to additional accounts, as of the related date of their designation, based on the eligibility criteria set forth in the pooling and servicing agreement and which accounts have not been removed from the master trust.
      “Master Trust Termination Date” means the date earliest of:

(1)	the day after the distribution date on which the aggregate Invested Amount and Enhancement Invested Amount or collateral interest, if any, with respect to each series outstanding is zero;

(2)	June 1, 2025; or

(3)	if the receivables are sold, disposed of or liquidated following the occurrence of an event of insolvency or receivership of the seller, immediately following the sale, disposition or liquidation.
      “Monthly Principal Payment” means for any series of notes for any month, an amount, not less than zero, equal to (i) the aggregate amount targeted to be deposited in the principal funding account for such month, plus (ii) the aggregate Available Principal Amounts for such series reallocated to pay shortfalls of interest on senior notes or a portion of the Monthly Servicing Fee to the servicer, minus (iii) the aggregate amount of Finance Charge Amounts for such series to be deposited into the principal funding account, paid to noteholders or otherwise treated as Available Principal Amounts for such series.
      “Monthly Servicing Fee” means, for any distribution date, an amount equal to one-twelfth of the excess of:

(1)	the product of (i) 2.0% and (ii) the Servicing Base Amount for the collateral certificate for the month preceding that distribution date, over

(2)	the product of (i) 1.0% per annum and (ii) the Servicing Base Amount.
      “Pay Out Event” means the events described under “The Master Trust — Pay Out Events.”
      “Principal Allocation Amount” means, on any date during any month for any series of notes (exclusive of any notes within that series which will (1) be paid in full during that month or (2) have a nominal liquidation amount of zero during such month), an amount equal to the sum of (x) for any notes within that series in a period in which principal payments are targeted to be deposited in the principal funding account for such notes, the sum of the nominal liquidation amounts for such notes as of the close of business on the day prior to the commencement of that period for such notes, and (y) for all other outstanding notes within that series (i) the sum of the nominal liquidation amounts for such notes, each as of the close of business on the last day of the immediately preceding month, plus (ii) the aggregate amount of any increases in the nominal liquidation amount of such notes as a result of the issuance of any additional notes of that series.
      “Principal Allocation Percentage” means, for any date of determination, a percentage based on a fraction, the numerator of which is the aggregate Principal Allocation Amounts for such date and the denominator of which is the greater of (a) the total Principal Receivables in the master trust at the end of the prior month and (b) the sum of the Invested Amounts at the end of the prior month for all outstanding master trust series of investor certificates on such date of determination. However, this Principal Allocation Percentage will be adjusted for certain Invested Amount increases, as well as additions and certain removals of accounts, during the related month. In calculating the Principal Allocation Percentage, the Invested Amount is the sum of (i) for each series of notes which is not accumulating or paying principal, the Invested Amount at the end of the prior month and (ii) for each series of notes which is accumulating or paying principal, the Invested Amount prior to any reductions for accumulations or payments of principal.
      “Principal Receivables” mean the receivables which include all amounts charged by cardholders for merchandise, services and cash advances, but does not include Defaulted Receivables.
      “Required Principal Balance” means, for any date:

(1)	the initial Invested Amounts of each series of master trust investor certificates outstanding on that day (provided that under certain circumstances some series may be excluded from this calculation), minus

(2)	the aggregate principal amount on deposit in the special funding account on that day.

However, if the only series of master trust investor certificates outstanding are excluded series of master trust investor certificates and a Pay Out Event has occurred to any series of master trust investor certificates, the Required Principal Balance means:

(1)	the Invested Amounts of each excluded series as of the first date on which a Pay Out Event is deemed to have occurred; minus

(2)	the aggregate principal amount on deposit in the special funding account.
      “Required Seller Amount” means, for any date, an amount equal to the product of the Required Seller Percentage and the sum of:

(1)	the Invested Amount in each series of master trust investor certificates; and

(2)	the aggregate principal amount on deposit in the special funding account on that day.
      “Required Seller Percentage” means 4%. However, the seller, upon 30 days’ prior notice to the master trust trustee, each rating agency and certain providers of Series Enhancement, may reduce the Required Seller Percentage (but not below 2%), provided that (i) such reduction will not result in a ratings effect and (ii) the seller shall have delivered an officer’s certificate stating that, in the reasonable belief of such officer, such reduction will not, based upon facts known to such officer at the time of such certification, cause a Pay Out Event to occur.
      “Securities Intermediary” means any entity which is a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity and which is also a depository institution or trust company organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and having a credit rating from each rating agency in one of its generic credit rating categories which signifies investment grade.
      “Seller Amount” means at any time of determination:

(1)	an amount equal to the total amount of Principal Receivables and the principal amount on deposit in the special funding account and any principal funding account in the master trust at such time; minus

(2)	the aggregate Invested Amounts and Enhancement Invested Amounts, if any, for all outstanding series at such time.
      “Seller Certificate” means a certificate representing an interest in the Seller Interest.
      “Seller Interest” means the interest in the master trust not represented by the investor certificates issued and outstanding under the master trust or the rights, if any, of any credit enhancement providers to receive payments under the master trust.
      “Seller Percentage” means a percentage equal to 100% minus the aggregate investor percentages and, if applicable, the percentage interest of credit enhancement providers, for all series issued by the master trust that are then outstanding.
      “Series Enhancement” means, for any series or class of investor certificates, any credit enhancement, guaranteed rate agreements, maturity liquidity facility, tax protection agreement, interest rate cap agreement, interest rate swap agreement or other similar arrangement for the benefit of investor certificateholders of the series or class.
      “Servicer Default” means any of the following events:

(a)	failure by the servicer to make any payment, transfer or deposit, or to give instructions to the master trust trustee to make certain payments, transfers or deposits, on the date the servicer is required to do so under the pooling and servicing agreement or any series supplement which is not cured within a five Business Day grace period;

(b)	failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer which has a material adverse effect on the investor certificateholders of any series or class issue and outstanding under the master trust and which continues unremedied for a period of 60 days after written notice shall have been given to the servicer by the master trust trustee, or to the servicer and the master trust trustee by investor certificateholders evidencing not less than 10% of the aggregate unpaid principal amount of all certificates; or the servicer delegates its duties under the pooling and servicing agreement, and it continues unremedied for 15 days after written notice, shall have given to the servicer by the master trust trustee, or to the servicer and the master trust trustee by investor certificateholders evidencing not less than 10% of the aggregate unpaid principal amount of the investor certificates;

(c)	any representation, warranty or certification made by the servicer in the pooling and servicing agreement, or in any certificate delivered pursuant to the pooling and servicing agreement, proves to have been incorrect when made which has a material adverse effect on the investor certificateholders of any series issued and outstanding under the master trust, and which continues to be incorrect in any material respect for a period of 60 days after written notice, shall have been given to the servicer by the master trust trustee, or to the servicer and the master trust trustee by investor certificateholders evidencing not less than 10% of the aggregate unpaid principal amount of all investor certificates; or

(d)	the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer.
Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of five Business Days, or referred to under clause (b) or (c) for a period of 60 Business Days, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrence.
      “Servicer Interchange” means for any monthly period, the lesser of:
      (i) the Floating Allocation Percentage of interchange deposited in the collection account during the monthly period; and
      (ii) 1.0% of the Servicing Base Amount.
      “Servicing Base Amount” means, for any distribution date (i) the Weighted Average Floating Allocation Invested Amount for the monthly period preceding that distribution date, minus (ii) the product of the amount, if any, on deposit in the special funding account as of the last day of the monthly period preceding that distribution date and the Weighted Average Floating Allocation Invested Amount for that monthly period.
      “Shared Principal Collections” has the meaning described in “The Master Trust — Shared Principal Collections” in this prospectus.
      “Weighted Average Finance Charge Allocation Amount” means, for any month for any series of notes, the sum of the Finance Charge Allocation Amounts for such series as of the close of business on each day during such month divided by the actual number of days in such month.
      “Weighted Average Floating Allocation Invested Amount” means, for any month, the sum of the aggregate Finance Charge Allocation Amounts for all series of notes as of the close of business on each day during such month, divided by the actual number of days in such month.

National City Credit Card Master Note Trust
Issuing Entity
National City Bank
Sponsor, Depositor, Seller and Servicer
Series 2005-1 Asset Backed Notes
$525,000,000 Class A Floating Rate Asset Backed Notes
$36,000,000 Class B Floating Rate Asset Backed Notes
$39,000,000 Class C Floating Rate Asset Backed Notes

PROSPECTUS SUPPLEMENT

Underwriters of the Class A notes
JPMorgan
Credit Suisse First Boston
Morgan Stanley
NatCity Investments, Inc.
Underwriter of the Class B notes
JPMorgan
Underwriter of the Class C notes
JPMorgan

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus.